SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X] Preliminary Proxy Statement. [ ] Confidential, for Use of the Commission
                                     Only (as permitted by Rule
14a-6(e)(2)).
[   ] Definitive Proxy Statement.
[   ] Definitive Additional Materials.
[   ] Soliciting Material Pursuant to Rule 14a-12.

                                  LABONE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      [ ] No fee required.
      [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies: common stock, par value $0.01 per share

2)   Aggregate number of securities to which transaction applies:

     17,500,766 shares of common stock and 1,610,212 options to purchase common stock.

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): [X]

     The filing fee was determined based upon the sum of (A) 17,500,766 shares of common stock multiplied by $43.90 per share and (B) options to purchase 1,610,212 shares of common stock multiplied by $20.17 per share (which is the difference between $43.90 and the weighted average exercise price per share). In accordance with Exchange Act Rules 14a-6(a) and 0-11(c), the filing fee was determined by calculating a fee of $117.70 per $1,000,000.00 of the aggregate merger consideration of $800,761,603.44.

4)   Proposed maximum aggregate value of transaction: $800,761,603.44

5)   Total fee paid: $94,249.65
     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:
             -----------------------------------------------------
          2) Form, Schedule or Registration Statement No.:
             -----------------------------------------------------
          3) Filing Party:
             -----------------------------------------------------
          4) Date Filed:
             -----------------------------------------------------

                                          PRELIMINARY COPY-SUBJECT TO COMPLETION

                               [LABONE, INC. LOGO]

                                                                 _________, 2005

Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders of LabOne, Inc. ("LabOne") to be held on _________ ____, 2005 at _____ a.m., local time, at LabOne's corporate headquarters at 10101 Renner Boulevard, Lenexa, Kansas 66219.

     At the special meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of August 8, 2005, that we entered into with Quest Diagnostics Incorporated and its wholly-owned subsidiary, Fountain, Inc. Under the merger agreement, Quest Diagnostics will acquire LabOne by means of a merger of Fountain, Inc. with and into LabOne. As a result of the merger, each issued and outstanding share of LabOne common stock (other than dissenting shares) will be converted into the right to receive $43.90 in cash, without interest and less applicable tax withholding.

     The Board of Directors of LabOne has approved the merger agreement and determined that the merger is advisable and in the best interests of LabOne and its shareholders, and unanimously recommends that you vote "FOR" the approval of the merger agreement.

     Your vote is important. The affirmative vote of the holders of at least two-thirds of the outstanding shares of LabOne's common stock entitled to vote at the special meeting is required to approve the merger agreement. All of the directors and executive officers of LabOne, owning an aggregate of _____________ shares, or ________% of outstanding shares, have indicated that they intend to vote for approval of the merger agreement.

     Shareholders are urged to read carefully the accompanying proxy statement, which contains a detailed description of the merger and related matters. You may also obtain more information about LabOne from documents we have filed with the Securities and Exchange Commission.

     Whether or not you plan to attend the special meeting personally, please complete, sign and date the enclosed proxy card and mail it as soon as possible in the enclosed postage-paid envelope, or cast your vote via the Internet or telephone as soon as possible. If you attend the special meeting, you may vote in person if you wish, even if you have previously submitted your proxy. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares on all of your proxy cards. You should not send in the certificates for your shares of common stock until you receive specific instructions at a later date.

     We thank you for your prompt attention to this matter and appreciate your support.

                                    Sincerely,


                                    W. Thomas Grant, II
                                    Chairman of the Board, President
                                    and Chief Executive Officer






     The accompanying proxy statement is dated _____, 2005 and is first being mailed to LabOne shareholders on or about ____________, 2005.

                                  LABONE, INC.

                                 --------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       To be held _____________ ____, 2005

To the Shareholders of LabOne, Inc.:

     A Special Meeting of Shareholders of LabOne, Inc. ("LabOne") will be held at 10101 Renner Boulevard, Lenexa, Kansas on ___________ ____, 2005, at ______
a.m. local time, for the following purposes:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 8, 2005, by and among LabOne, Inc., Quest Diagnostics Incorporated and Fountain, Inc. pursuant to which, upon the merger becoming effective, each share of common stock, par value $0.01 per share, of LabOne (other than shares held in treasury by LabOne, shares owned by LabOne subsidiaries, shares owned by Quest Diagnostics, Inc., or Fountain, Inc. or by shareholders who are entitled to and properly demand dissenter's rights in compliance with all of the required procedures under Missouri law) will be converted into the right to receive $43.90 in cash, without interest;

     2. To consider and vote upon any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes for approval of the merger agreement at the special meeting; and

     3. To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

     The Board of Directors has fixed the close of business on ___________, 2005 as the record date for the determination of shareholders entitled to receive notice of and to vote at the special meeting and any postponements and adjournments thereof. A list of shareholders entitled to vote at the special meeting will be available for examination by LabOne's shareholders for any purpose germane to the special meeting (i) at the special meeting upon the request of a LabOne shareholder or (ii) for a period of ten (10) days prior to the special meeting during ordinary business hours at LabOne's principal executive offices at 10101 Renner Boulevard, Lenexa, Kansas 66219.

     Holders of LabOne's common stock entitled to vote on the proposal to approve the merger agreement who do not vote in favor thereof have the right to receive payment of the fair value of their shares upon compliance with the provisions of Section 351.455 of the General and Business Corporation Law of Missouri (the "MGBCL"), the full text of which is included as Appendix C to the proxy statement attached to this Notice of Special Meeting of Shareholders. For a summary of the dissenters' rights of LabOne's shareholders, see "THE MERGER -- Dissenters' Rights" in the proxy statement. Failure to comply strictly with the procedures set forth in Section 351.455 of the MGBCL will cause a shareholder to lose dissenters' rights.

     You are cordially invited to attend the special meeting. However, whether or not you plan to be personally present at the special meeting, please complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or vote via the Internet or telephone, as specified on the proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of approval of the merger agreement and in favor of any proposal to adjourn the special meeting, if necessary. If you fail to return your proxy card, do not vote via the Internet or telephone and do not attend the special meeting and vote in person, or fail to instruct your broker or bank how to vote your shares if your shares are held in "street name", it will have the same effect as a vote against the approval of the merger agreement, but will not affect the outcome of the vote regarding the adjournment of the special meeting, if necessary. No postage is necessary if mailed in the United States. If you are a shareholder of record and attend the meeting, you may revoke your proxy by voting in person.

                                    By Order of the Board of Directors,

                                    W. Thomas Grant, II
                                    Chairman of the Board, President
                                    and Chief Executive Officer
Lenexa, Kansas
_____________ ____, 2005

                                TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE MERGER..................................iii

SUMMARY TERM SHEET.....................................................viii
  The Companies........................................................viii
  The Special Meeting....................................................ix
  The Merger..............................................................x

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.................1

THE COMPANIES.............................................................2
  LabOne, Inc.............................................................2
  Quest Diagnostics Incorporated and Fountain, Inc........................2

THE SPECIAL MEETING.......................................................2
  Date, Time and Place of the Special Meeting.............................2
  Matters to Be Considered at the Special Meeting.........................2
  Record Date for the Special Meeting.....................................2
  Quorum..................................................................3
  Votes Required for Approval.............................................3
  Proxies.................................................................3
  Solicitation of Proxies.................................................4

THE MERGER................................................................5
  Background of the Merger................................................5
  Recommendation of LabOne's Board and Reasons for the Merger.............9
  Opinion of LabOne's Financial Advisor..................................12
  Interests of Certain Persons in the Merger.............................17
  Regulatory Approvals...................................................21
  Certain U.S. Federal Income Tax Consequences...........................21
  Dissenters' Rights.....................................................23
  Source of Funds........................................................24
  Delisting and Deregistration of Our Common Stock.......................24
  Anticipated Accounting Treatment.......................................24
  Effect on LabOne Convertible Debentures................................24

THE MERGER AGREEMENT.....................................................25
  Effective Time.........................................................25
  Merger Consideration...................................................25
  Conversion of Shares; Procedures for Exchange of Certificates..........25
  Treatment of Outstanding Stock Options.................................26
  Representations and Warranties.........................................27
  Conduct of Business Pending the Merger.................................28
  Indemnification and Insurance..........................................30
  No Solicitation by Us..................................................30
  Employee Benefits......................................................32
  Other Covenants........................................................33
  Conditions to the Completion of the Merger.............................34
  Termination............................................................35
  Termination Fees and Expenses..........................................36
  Amendment and Waiver...................................................37

MARKET PRICES AND DIVIDENDS..............................................38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........38

SHAREHOLDER PROPOSALS....................................................40

WHERE YOU CAN FIND MORE INFORMATION......................................40

Appendix A - Agreement and Plan of Merger

Appendix B - Opinion of J.P. Morgan

Appendix C - Section  351.455 of the Missouri  General and Business  Corporation
             Law

--------------------------------------------------------------------------------
                                  LABONE, INC.

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS

                               _____________, 2005

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     The following questions and answers are provided for your convenience and briefly address some commonly asked questions about the merger and the special meeting of LabOne shareholders. These questions and answers may not address all questions that may be important to you as a LabOne shareholder. Please also consult the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement, and the documents referred to in this proxy statement.

     Except as otherwise specifically noted in this proxy statement or as the context otherwise requires, "we," "our," "us" and similar words in this proxy statement refer to LabOne, Inc. and its subsidiaries. In addition, we sometimes refer to LabOne, Inc. as "LabOne" or the "Company". We refer to Quest Diagnostics Incorporated as "Quest Diagnostics" and to Fountain, Inc. as "Fountain."

     Q:    WHAT AM I BEING ASKED TO VOTE ON?

     A:    You are  being  asked  to vote  upon a proposal to  approve  a merger agreement that provides for the proposed acquisition of LabOne by Quest Diagnostics, and to grant the persons named as proxies discretionary authority to vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes to approve the merger agreement. The proposed acquisition would be accomplished through a merger of Fountain, a wholly-owned subsidiary of Quest Diagnostics, with and into LabOne.

      Q:    WHERE AND WHEN IS THE SPECIAL MEETING?

      A:    The  special meeting  will take  place at  LabOne's  corporate head-
quarters at 10101 Renner Boulevard, Lenexa, Kansas 66219, on ___________ ____, 2005, at ______ a.m. local time.

      Q:    WHAT WILL LABONE'S SHAREHOLDERS RECEIVE IN THE MERGER?

      A: As a result of the merger, our shareholders will receive $43.90 in cash, without interest and less any applicable tax withholding, for each share of LabOne common stock they own (other than dissenting shares). See "THE MERGER AGREEMENT - Merger Consideration."

      Q:    WHAT DO I NEED TO DO NOW?

      A: We urge you to read this proxy statement carefully and to consider how the merger affects you. Then just mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or vote via the Internet or telephone, so that your shares can be voted at the special meeting of our shareholders. If you hold your shares in "street name", follow the instructions from your broker on how to vote your shares. Please do not send in your stock certificates with your proxy.

      Q:    HOW DOES LABONE'S BOARD OF DIRECTORS RECOMMEND I VOTE?

      A: At a meeting held on August 5, 2005, LabOne's board of directors unanimously approved the merger agreement and declared the merger agreement and the merger advisable and in the best interests of LabOne and its shareholders. Our board of directors unanimously recommends that you vote "FOR" approval of the merger agreement and "FOR" approval of the proposal to grant discretionary authority to the persons named as proxies to vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. See "THE MERGER - Recommendation of LabOne's Board and Reasons for the Merger."

     Q:   What vote of shareholders is required to approve the merger agreement?

     A:   Approval  of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of LabOne's common stock entitled to vote at the special meeting.

     The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares represented in person or by proxy at the special meeting entitled to vote thereon.

     Q: HOW ARE VOTES COUNTED?

     A: For the proposal relating to the merger agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not count as votes cast on the proposal relating to the adoption of the merger agreement, but will count for the purpose of determining whether a quorum is present at the special meeting. As a result, if you ABSTAIN, it has the same effect as if you vote AGAINST the adoption of the merger agreement.

     For  the  proposal  to  adjourn  the  special  meeting,   if  necessary  or
appropriate, to solicit additional proxies, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not count as votes cast on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, but will count for the purpose of determining whether a quorum is present at the special meeting. As a result, if you ABSTAIN, it has the same effect as if you vote AGAINST adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

     If you sign your proxy card without indicating your vote, your votes will be voted "FOR" the adoption of the merger agreement, and "FOR" adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

     A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because the nominee has not yet received your instructions and lacks discretionary power to vote the shares. Broker non-votes will not count as votes cast on a proposal, but will count for purposes of determining whether a quorum is present at the special meeting.

     As a result, broker non-votes will have the same effect as a vote against the adoption of the merger agreement. Broker non-votes will not affect the outcome of the vote on the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

     Q:   WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

     A: Only shareholders of record as of the close of business on ____________, 2005 are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

     Q:   MAY I VOTE IN PERSON?

     A: Yes. If your shares are not held in "street name" through a broker or bank you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or voting via the Internet or telephone. If your shares are held in "street name," you must get a proxy from your broker or bank in order to attend the special meeting and vote those shares.

     Q:   MAY I VOTE VIA THE INTERNET OR TELEPHONE?

     A: Yes. If your shares are not held in "street name" through a broker or bank, you may submit a proxy authorizing the voting of your shares over the Internet at _____________ or telephonically by calling

_______________. Proxies submitted via the Internet or telephone must be received by ___ p.m. local time on _____, 2005. You must have the enclosed proxy card available, and follow the instructions on such proxy card, in order to submit a proxy via the Internet or telephone.

     Q:   HOW WILL MY PROXY BE VOTED?

     A: If proxies are properly dated, executed and returned, the shares they represent will be voted at the special meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted as follows:

     o    FOR the approval of the merger agreement;

     o FOR the grant of discretionary authority to the persons named as proxies to vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

     Q: WHAT HAPPENS IF I DO NOT RETURN MY PROXY CARD, DO NOT VOTE VIA THE INTERNET OR TELEPHONE AND DO NOT ATTEND THE SPECIAL MEETING AND VOTE IN PERSON?

     A: Approval of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, or vote via the Internet or telephone, or attend the special meeting and vote in person, or instruct your broker or bank how to vote your shares if your shares are held in "street name," it will have the same effect as if you voted against the merger. The approval of any proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the special meeting and entitled to vote thereon. If you do not vote your shares in person or by proxy, it will not affect the outcome of the vote on this matter.

      Q:  MAY I CHANGE MY VOTE AFTER I HAVE SUBMITTED MY PROXY?

     A: Yes. You may change your vote at any time before your proxy card is voted at the special meeting. If your shares are registered in your name, you can do this in one of four ways.

     o First, you can deliver to D. F. King & Co., Inc., a written notice bearing a date later than your previously submitted proxy stating that you would like to revoke your proxy.

     o Second, you can complete, execute and deliver to D. F. King & Co., Inc., a new, later dated proxy card for the same shares.

     o Third, you can log onto the Internet website specified on your proxy card in the same manner you would do to submit your proxy electronically or by calling the telephone number specified on your proxy card (in each case if you are eligible to do so) and follow the instructions on the proxy card.

     o Fourth, you can attend the special meeting and vote in person. Your attendance alone will not revoke your proxy.

     Any written notice of revocation or subsequent proxy should be delivered to
D. F. King & Co., Inc. or hand delivered to D. F. King & Co., Inc., 48 Wall Street, New York, New York 10005, at or before the taking of the vote at the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. See "THE SPECIAL MEETING - Proxies."

     Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

     A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted against approval of the merger agreement. Broker non-votes will have no effect on the proposal to grant the persons named as proxies discretionary authority to vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. See "THE SPECIAL MEETING - Proxies."

     Q: WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

     A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. If you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

     Q: WHAT HAPPENS IF I SELL MY SHARES OF LABONE COMMON STOCK BEFORE THE SPECIAL MEETING?

     A: The record date for the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you transfer your shares of LabOne common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the merger consideration.

     Q:  WILL THE MERGER BE TAXABLE TO ME?

     A: Generally, yes. The receipt of cash pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder in the merger and the shareholder's adjusted basis in the shares of LabOne common stock converted into cash in the merger. If the shares of LabOne common stock are held by a shareholder as capital assets, gain or loss recognized by such shareholder will be capital gain or loss, which will be long term capital gain or loss if the shareholder's holding period for the shares of LabOne common stock exceeds one year. Because individual circumstances may differ, you should consult your own tax advisor to determine the particular tax effects to you. See "THE MERGER - Certain U.S. Federal Income Tax Consequences."

     Q:   AM I ENTITLED TO DISSENTERS' RIGHTS?

     A: Yes. As a holder of LabOne common stock, you are entitled to dissenters' rights under the General and Business Corporation Law of Missouri in connection with the merger if you meet certain conditions. These conditions are described in this proxy statement under the caption "THE MERGER - Dissenters' Rights."

     Q:   SHOULD I SEND IN MY LABONE STOCK CERTIFICATES NOW?

     A: No. Shortly after the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration. If your shares are held in "street name" by your broker, you will receive instructions from your broker as to how to effect the surrender of your "street name" shares and receive the merger consideration for those shares. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

     Q:   WHO CAN HELP ANSWER MY QUESTIONS?

     A: If you would like additional copies, without charge, of this proxy statement or if you have more questions about the merger, including the procedures for voting your shares, you should contact:

                D. F. King & Co., Inc.
                48 Wall Street
                New York, New York 10005
                (212) 269-5550 - Banks and Brokers (collect calls)
                (888) 567-1626 - All others (toll-free)

                               SUMMARY TERM SHEET

     This summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you. For a more complete understanding of the merger and related transactions and the other information contained in this proxy statement, you should read carefully this entire proxy statement and the appendices to this proxy statement. A copy of the Agreement and Plan of Merger, dated as of August 8, 2005, by and among Quest Diagnostics, Fountain and LabOne is attached as Appendix A to this proxy statement. For instructions on obtaining more information concerning us, see "WHERE YOU CAN FIND MORE INFORMATION" on page 38.

The Companies

        LabOne, Inc. (see page   )
        LabOne, Inc.
        10101 Renner Boulevard
        Lenexa, Kansas 66219
        Telephone:  (913) 888-1770

Headquartered in the Greater Kansas City area, we are a diagnostic services provider. The services and information we provide include risk assessment information services for the insurance industry; diagnostic healthcare testing to physicians, hospitals, managed care organizations and employers; and drug testing services and related employee qualification products to employers and the government.

        Quest Diagnostics Incorporated and Fountain, Inc. (see page ) Quest Diagnostics Incorporated
        1290 Wall Street
        West Lyndhurst, New Jersey 07071
        Telephone: (210) 393-5000

Quest Diagnostics is a provider of diagnostic testing, information and services through its nation-wide network of laboratories and patient service centers. Quest Diagnostics provides interpretive consultation through its medical and scientific staff. Quest Diagnostics is also a provider of esoteric testing, including gene-based testing and testing for drugs of abuse, and anatomic pathology services and testing for clinical trials.

Fountain, a wholly-owned subsidiary of Quest Diagnostics, was organized under the laws of Missouri solely for the purpose of entering into the merger agreement with us and completing the merger and has not conducted any business operations.

The Special Meeting

     General (see page   )

     This proxy statement is furnished to our shareholders for use at the special meeting of shareholders called to consider and vote upon (1) the proposal to approve the merger agreement and (2) upon any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes to approve the merger agreement. The special meeting will be held at ______ a.m. local time on ___________, 2005 at our corporate headquarters at 10101 Renner Boulevard, Lenexa, Kansas 66219.

     Record Date and Quorum Requirement (see page )

     We have set the close of business on ___________, 2005 as the record date for determining those shareholders who are entitled to notice of and to vote at the special meeting. There were _______ shares of our common stock outstanding at the close of business on that date.

     A majority of the shares of our common stock issued and outstanding and entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for transacting business at the special meeting.

     Vote Required (see page )

     The approval of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting. If you do not return your proxy card, or vote via the Internet or telephone, or attend the special meeting and vote in person, or instruct your broker or bank how to vote your shares if your shares are held in "street name", it will have the same effect as if you voted against the merger agreement.

     The approval of any proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the special meeting and entitled to vote thereon. If you do not vote your shares, it will not affect the outcome of the vote on this matter.

The Merger

     The Merger (see page )

     The merger agreement provides for the acquisition by Quest Diagnostics of us through the merger of its wholly-owned subsidiary, Fountain, with and into us. After the merger, LabOne will be the surviving corporation and Quest Diagnostics will own all of our common stock.

     What You Will Receive in the Merger (see page )

     Unless you seek dissenters' rights, you will be entitled to receive $43.90 in cash, without interest and subject to applicable tax withholding, in exchange for each share of our common stock you own at the time of the merger.

     Expected Time for Completing the Merger (see page )

     We are working to complete the merger as soon as practicable, but we must first satisfy the conditions to the completion of the merger set forth in the merger agreement. We presently expect to complete the merger in the fourth quarter of 2005. However, we cannot provide you absolute assurance of when or if the merger will occur.

     The Board of Directors Recommends That You Vote For the Merger Agreement (see page )

     After careful consideration, our board of directors has unanimously approved the merger agreement and has determined that the merger agreement and merger are advisable and in the best interests of us and our shareholders. Our directors unanimously recommend that you vote "FOR" the approval of the merger agreement and "FOR" the approval to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes for approval of the merger agreement at the special meeting.

     Reasons for the Merger (see page )

     Our board of  directors  considered  a number of  factors in  reaching  its
     determination   to  approve  the  merger   agreement.   See  "THE  MERGER--
     Recommendation of LabOne's Board and Reasons for the Merger".

     Opinion of Financial Advisor (see page )

     In connection with the merger, we retained J.P. Morgan Securities Inc. (referred to herein as JPMorgan), as our financial advisor. In deciding to approve the merger, our board of directors considered the oral opinion of JPMorgan provided to the board of directors on August 5, 2005 (subsequently confirmed in writing on August 6, 2005) that, as of the date of the opinion and based upon and subject to the considerations described in its opinion and such other matters as JPMorgan considered relevant, the consideration to be received by the holders of common stock in the proposed merger was fair, from a financial point of view, to such holders.

     The full text of the written opinion of JPMorgan, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by JPMorgan in connection with the opinion, is attached to this proxy statement as Appendix B and incorporated in this document by reference. JPMorgan provided its opinion for the information and assistance of our board of directors in connection with its consideration of the transaction contemplated by the merger agreement. The JPMorgan opinion is not a recommendation as to how any holder of common stock should vote with respect to the merger or any other matter. Pursuant to the terms of our engagement letter with JPMorgan, we agreed to pay the fees described below under "THE MERGER -- Opinion of LabOne's Financial Advisor", part of which was due to JPMorgan upon delivery of JPMorgan's opinion and the balance of which is due upon closing of the transaction contemplated by the merger agreement.

     Interests of Our Directors and Executive Officers in the Merger (see page )

     When considering the recommendation by our board of directors in favor of the merger, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, your interests, including the following:

          o our directors and executive officers will have their unvested stock options accelerated and their vested and unvested stock options "cashed out" in connection with the merger, meaning that they will receive cash payments for each share underlying their options equal to the excess of $43.90 per share over the exercise price per share of their options, subject to any required withholding for taxes;

          o two of our executive officers will be entitled to cash severance payments under certain change of control severance agreements upon the effective time of the merger;

          o    five of our executive  officers have entered into new  employment
               arrangements   with  the   surviving   corporation   subject   to
               consummation of the merger; and

          o certain indemnification and liability insurance arrangements for our current and former directors and officers will be continued for six years following the effective time of the merger if the merger is completed.

     Our board of directors was aware of these interests and considered them, among other matters, in making its recommendation to our shareholders to approve the merger agreement.

     Market Prices and Dividends (see page )

     The closing price of a share of our common stock on August 5, 2005, which was the trading day immediately preceding our announcement that we had entered into the merger agreement, was $37.64 per share.

     We did not pay dividends on our common stock during 2005, 2004 or 2003.

     Treatment of Outstanding Stock Options (see page )

     At the effective time of the merger, each outstanding stock option will become fully vested and exercisable. All stock options will be cancelled at the effective time of the merger. The holder of each stock option will generally be entitled to receive, in full satisfaction of the rights of such holder with respect to such stock option, an amount for each share subject to the stock option equal to the excess of the merger consideration of $43.90 per share over the exercise price per share, less any withholding taxes. Holders of options pursuant to our 2001 Long-Term Incentive Plan will be required to complete a notice of exercise in order to receive the cash payable at the effective time of the merger. All amounts payable will be paid at or as soon as practicable following the effective time of the merger, without interest and subject to applicable tax withholding.

     Conditions to the Closing of the Merger (see page )

     Quest Diagnostics', Fountain's and our respective obligations to consummate the merger are subject to the satisfaction of the following conditions:

          o    approval  of  the  merger   agreement   and  the  merger  by  our
               shareholders;

          o the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act; and

          o the absence of any law, rule, injunction, judgment, decree or order prohibiting the merger.

     In addition, we are not obligated to effect the merger unless certain conditions have been satisfied or waived in writing, including the following:

          o the representations and warranties of Quest Diagnostics and Fountain set forth in the merger agreement that are qualified as to materiality must be true and correct, and those that are not so qualified must be true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger (except representations and warranties that by their terms speak as of a specified date); except where any failure of such representations and warranties to be true and correct, individually or in the aggregate, would not prohibit or materially delay the consummation of the merger or prevent Quest Diagnostics or Fountain from performing their obligations under the merger agreement;

          o Quest Diagnostics' and Fountain's representation and warranty that Quest Diagnostics will have sufficient funds as of the effective time of the merger to consummate the merger and to pay the merger consideration and amounts required to cash-out outstanding stock options must be true and correct as of the effective time of the merger; and

          o Quest Diagnostics and Fountain must have complied in all material respects with all of their covenants and agreements under the merger agreement to be complied with prior to the effective time of the merger.

     In addition, Quest Diagnostics and Fountain are not obligated to complete the merger unless certain conditions are satisfied or waived in writing, including the following:

          o the representations and warranties by us set forth in the merger agreement that are qualified as to materiality or material adverse effect must be true and correct, and those that are not so qualified must be true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger (except representations and warranties that by their terms speak as of a specified date); except where any failure of such representations and warranties to be true and correct, either individually or in the aggregate, would not have a material adverse effect;

          o we must have complied in all material respects with all of our covenants and agreements under the merger agreement to be complied with prior to the effective time of the merger; and

          o a demand for fair value of dissenting shares of our common stock must not have been perfected, asserted or demanded with respect to more than 10% of the aggregate number of our outstanding shares of common stock.

     No Solicitation by Us (see page )

     The merger agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding an acquisition proposal. Notwithstanding these restrictions, under certain limited circumstances, our board of directors may respond to an unsolicited written bona fide acquisition proposal and may terminate the merger agreement and enter into a definitive agreement with respect to a superior proposal.

     Termination of the Merger Agreement (see page )

     Quest Diagnostics and we can terminate the merger agreement under certain circumstances, even after the shareholders of LabOne have approved the merger agreement, including:

          o    by mutual written consent of Quest Diagnostics and us;

          o if the merger has not been completed by April 7, 2006, which date may be extended to August 8, 2006 under certain circumstances, by Quest Diagnostics, as long as the failure to complete the merger was not caused by the failure of Quest Diagnostics to fulfill any obligation under the merger agreement, or by us, as long as the failure to complete the merger was not caused by the failure of the Company to fulfill any obligation under the merger agreement;

          o by either Quest Diagnostics or us if there is any law or order prohibiting completion of the merger, and such order shall have become final and nonappealable;

          o by Quest Diagnostics, in the event of any breach by us of any representation, warranty or covenant that would cause any condition to Quest Diagnostics' obligation to complete the merger to not be satisfied, which breach is not cured in accordance with the merger agreement;

          o by us, in the event of any breach by Quest Diagnostics or Fountain of any representation, warranty or covenant that would cause any condition to our obligation to complete the merger to not be satisfied, which breach is not cured in accordance with the merger agreement;

          o by Quest Diagnostics if, at any time prior to the date of the special meeting, our board of directors shall have (i) effected a change in the company recommendation regarding the merger or (ii) approved or recommended, or proposed to approve or recommend, any competing transaction;

          o by Quest Diagnostics or us if, upon a vote taken at the special meeting or any postponement or adjournment of the special meeting, the merger agreement is not approved by the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote thereon; or

          o by us, at any time prior to obtaining shareholder approval of the merger agreement, in order to enter into a definitive agreement with respect to a superior proposal in accordance with the merger agreement.


     Termination Fees and Expenses (see page )

     The merger agreement requires that we pay Quest Diagnostics a $26.5 million termination fee if:

          1. (a) Quest Diagnostics terminates the merger agreement because our board of directors effects a change in the company recommendation regarding the merger prior to the date of the special meeting, and

               (b) we enter into a definitive agreement, within 12 months after such termination, relating to a competing transaction and such transaction is thereafter consummated; or

          2. (a) Quest Diagnostics or we terminate the merger agreement because, upon a vote taken at the special meeting or any postponement or adjournment of the special meeting, the merger agreement is not approved by the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote thereon,

               (b) prior to the vote by our shareholders on the merger agreement, a competing transaction is publicly announced and not withdrawn, or otherwise becomes publicly known after the date of the merger agreement, and

               (c) we enter into a definitive agreement, within 12 months after such termination, relating to a competing transaction and such transaction is thereafter consummated; or

          3. we terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal in accordance with the merger agreement; or

          4. Quest Diagnostics terminates the merger agreement because prior to the date of the special meeting our board of directors shall have approved or recommended, or proposed to approve or recommend, any competing transaction.

The merger agreement also requires that we reimburse Quest Diagnostics for reasonable out-of-pocket expenses, up to a maximum of $3.5 million, if: (a) Quest Diagnostics terminates the merger agreement as a result of any breach by us of any representation, warranty or covenant in the merger agreement that would cause any condition to Quest Diagnostics' obligation to complete the merger to not be satisfied, which breach is not cured in accordance with the merger agreement; or (b) Quest Diagnostics terminates the merger agreement because our board of directors shall have effected a change in the company recommendation regarding the merger prior to the date of the special meeting.

The termination fee payable pursuant to Item 1 above will be reduced by the amount of any expenses of Quest Diagnostics required to be reimbursed by us under the merger agreement.

Regulatory Approvals (see page   )

Completion of the merger is subject to expiration or termination of the waiting period under the HSR Act. The merger cannot proceed in the absence of expiration or early termination of the waiting period. LabOne and Quest Diagnostics filed notification and report forms under the HSR Act with the Federal Trade Commission, which we refer to as the FTC, and the Antitrust Division of the Department of Justice on August 19, 2005. At any time before or after completion of the merger, notwithstanding the expiration or early termination of the waiting period under the HSR Act, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of us or Quest Diagnostics. The consummation of the merger is subject to the condition that there be no law, rule, injunction, judgment, decree or order prohibiting the merger.

Except as noted above with respect to the required filings under the HSR Act and the filing of articles of merger in Missouri at or before the effective date of the merger, we are unaware of any material, federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Certain U.S. Federal Income Tax Consequences (see page   )

The receipt of cash by U.S. holders in exchange for shares of our common stock in the merger will generally be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, this means you will recognize taxable gain or loss equal to the difference, if any, between (1) the cash you receive in the merger and (2) your adjusted tax basis in your shares. See "THE MERGER - Certain Material U.S. Federal Income Tax Consequences" for a more detailed discussion of certain material U.S. federal income tax consequences of the merger. Tax matters are very complicated and the tax consequences of the merger to you depend on the facts of your own situation. You should consult your own tax advisor for a full understanding of the tax consequences of the transaction to you.

Dissenters' Rights (see page )

Shareholders of record are entitled to exercise dissenters' rights if they do not vote in favor of the merger agreement and if they comply with the procedures set forth in Section 351.455 of the General and Business Corporation Law of Missouri, which we refer to as the MGBCL. A copy of Section 351.455 of the MGBCL is attached to this proxy statement as Appendix C.

Employee Benefits (see page )

Under the merger agreement, Quest Diagnostics has agreed that, for a period of one year after the effective time of the merger, it will honor (without modification in a manner adverse to the participants therein) all of our and our subsidiaries' existing employee contracts, agreements, arrangements, policies, plans and commitments, excluding any requirement that contributions be paid in employer stock; provided that Quest Diagnostics may transfer some or all of our and our subsidiaries' employees to the applicable employee benefit arrangements of Quest Diagnostics and its subsidiaries during the one-year period, as long as the employees who are transferred receive benefits under the arrangements that are not less favorable than the benefits provided to similarly situated employees of Quest Diagnostics and its subsidiaries.

Where to Find More Information (see page )

If you have more questions about the merger or would like additional copies of this proxy statement, you should contact:

                  D. F. King & Co., Inc.
                  48 Wall Street
                  New York, New York 10005
                  (212) 269-5550 - Banks and Brokers (collect calls)
                  (888) 567-1626 - All others (toll-free)

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions.

     This proxy statement, and the documents to which we refer you in this proxy statement, may include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed to be forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, the payment or non-payment of dividends, capital structure and other financial items, (ii) statements of plans and objectives of our management or board of directors, including plans or objectives relating to our products or services, (iii) statements of future economic performance, and (iv) statements of assumptions underlying the statements described in (i), (ii) and
(iii). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "objective," "strategy," "goal" and words and terms of similar substance. Our forward-looking statements are based on management's current views about future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

     Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at which, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause our actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to: whether we are able to complete the merger; effects of the announcement and pendency of the merger on our business; whether we are fully successful in implementing our financial and operational initiatives; industry competition, conditions, performance and consolidation; legislative and/or regulatory developments; the effects of adverse general economic conditions, both within the U.S. and globally; any adverse economic or operational repercussions from terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts; changes in fuel prices; changes in labor costs; labor stoppages; the outcome of claims and litigation; natural events such as severe weather, floods and earthquakes; and other factors described in our filings with the Securities and Exchange Commission.

     We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this proxy statement. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements made in this proxy statement or elsewhere, whether as a result of new information, future events or otherwise.

     For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the filings and reports that we make with the Securities and Exchange Commission as described under "Where You Can Find More Information."

                                  THE COMPANIES

LabOne, Inc.

     Headquartered in the Greater Kansas City area, we are a diagnostic services provider. We provide: risk assessment information services for the insurance industry; diagnostic healthcare testing to physicians, hospitals, managed care organizations and employers; and drug testing services and related employee qualification products to employers and the government. Our principal executive offices are located at 10101 Renner Boulevard, Lenexa, Kansas 66219, and our telephone number is (913) 888-1770.

Quest Diagnostics Incorporated and Fountain, Inc.

     Quest Diagnostics is a provider of diagnostic testing, information and services through its nation-wide network of laboratories and patient service centers. Quest Diagnostics also is a provider of esoteric testing, including gene-based testing and testing for drugs of abuse, and anatomic pathology services and testing for clinical trials. Quest Diagnostics' principal executive offices are located at 1290 Wall Street West, Lyndhurst, New Jersey 07071, and its telephone number is (201) 393-5000.

     Fountain, a wholly-owned subsidiary of Quest Diagnostics, was organized under the laws of Missouri solely for the purpose of entering into the merger agreement with us and completing the merger and has not conducted any business operations.


                               THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

     This proxy statement is being furnished to shareholders in connection with the solicitation of proxies by our board of directors for use at the special meeting of shareholders to be held on ____________, 2005 at our corporate headquarters at 10101 Renner Boulevard, Lenexa, Kansas 66219, at ______, local time, and at any adjournments or postponements thereof.

     This proxy statement and the accompanying form of proxy are first being mailed by us to our shareholders on or about ____________, 2005.

Matters to Be Considered at the Special Meeting

     At the special meeting, our shareholders will be asked to vote on the following proposals:

          o    to approve the merger agreement,

          o to approve any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient votes at the time of the special meeting to approve the merger agreement, and

          o to conduct any other business that properly comes before the special meeting or any adjournments or postponements of the special meeting.

Record Date for the Special Meeting

     Our board of directors has fixed the close of business on _________ __, 2005 as the record date for determination of the shareholders entitled to notice of, and to vote at, the special meeting. On the record date, there were ______ shares of our common stock outstanding, held by approximately ______ holders of record. At the special meeting, each holder of our common stock will have one vote for each share of our common stock held.

Quorum

     If a majority of the shares of our common stock issued and outstanding and entitled to vote at the special meeting is represented either in person or by proxy at the special meeting, a quorum will be present at the special meeting. Shares represented in person or by proxy and for which the holder has abstained from voting will be counted as present at the special meeting for purposes of determining the presence or absence of a quorum.

     A broker who holds shares in nominee or "street name" for a customer who is the beneficial owner of those shares is prohibited from giving a proxy to vote those shares on the matters to be considered and voted upon at the special meeting without specific instructions from such customer with respect to such matters. These so-called "broker non-votes" will be counted as present at the special meeting for purposes of determining whether a quorum exists.

Votes Required for Approval

     Approval of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting. Abstentions and broker non-votes will have the same effect as votes against the proposal to approve the merger agreement.

     Approval of any proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the special meeting and entitled to vote on the proposal. Abstentions on this matter will have the effect of negative votes. Broker non-votes will not affect the outcome of the vote on this matter because these votes will not be considered present and entitled to vote for this purpose.

Recommendation of the Board of Directors

     Our directors unanimously recommend that you vote "FOR" approval of the merger agreement.

     Our directors unanimously recommend that you vote "FOR" approval of the grant of discretionary authority to the persons named as proxies to vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Proxies

     All shares of our common stock represented by properly executed proxies received before or at the special meeting will, unless revoked, be voted in accordance with the instructions indicated on those proxies. If you execute your proxy but make no specification, your proxy will be voted "FOR" approval of the merger agreement and "FOR" approval of the grant of discretionary authority to the persons named as proxies to vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. You are urged to complete and sign the proxy card enclosed with this proxy statement and mail it promptly in the enclosed postage prepaid envelope, or to vote via the Internet or telephone. If you do not return your proxy card, or vote via the Internet or telephone, or attend the special meeting and vote in person, or instruct your broker or bank how to vote your shares if your shares are held in "street name", it will have the same effect as if you voted against the merger agreement.

     We do not expect that any other matters will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters.

     If you are a holder of record, you may revoke your proxy at any time before it is voted by:

          o delivering to D. F. King & Co., Inc. a written notice bearing a date later than the proxy stating that you would like to revoke your proxy;

          o completing, executing and delivering to D. F. King & Co., Inc. a new, later dated proxy card for the same shares;

          o logging onto the Internet website specified on your proxy card in the same manner you would do to submit your proxy electronically or by calling the telephone number specified on your proxy card (in each case if you are eligible to do so) and following the instructions on the proxy card; or

          o    attending  the  special  meeting  and  voting  in  person.   Your
               attendance alone will not revoke your proxy.

     If your shares are held by a bank, broker or other nominee, you will need to contact such third party for instructions to revoke your proxy.

     Shareholders who do not vote in favor of the proposal to approve the merger agreement and who otherwise comply with applicable statutory procedures of the MGBCL summarized elsewhere in this proxy statement will be entitled to seek appraisal of the fair value of their common stock under Section 351.455 of the MGBCL. See "THE MERGER -- Dissenters' Rights."

Solicitation of Proxies

     We will bear the cost of soliciting proxies for the special meeting and of printing and mailing this proxy statement. In addition to solicitation by mail, our directors, officers and other employees, without additional compensation, may solicit proxies in person, or by telephone, telecopy or other means of electronic communication. We will request brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and we will, upon written request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing. We urge shareholders to mail completed proxies without delay or vote via the Internet or telephone, as specified on the proxy card.

     We have retained D. F. King & Co., Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the special meeting at an anticipated cost not to exceed $7,500, plus reimbursement of reasonable out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related items. In addition, we have agreed to indemnify
D. F. King & Co., Inc. against any losses arising out of that firm's proxy soliciting services on our behalf.

Stock Certificates

     Please do not send your common stock certificates with your proxy cards. Promptly after the merger is completed, the paying agent for the merger will send a transmittal letter to you with instructions for surrendering your stock certificates in exchange for the $43.90 per share cash payment, without interest and subject to applicable tax withholding.

                                   THE MERGER

     The discussion under the sections of this proxy statement entitled "The Merger" and "The Merger Agreement" summarizes certain terms of the merger. This summary may not contain all the information that is important to you. We strongly encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Appendix A to this proxy statement.

Background of the Merger

     On February 28, 2005, W. Thomas Grant II, our Chairman, President and Chief Executive Officer, was contacted by Surya N. Mohapatra, Ph.D., the Chairman, President and Chief Executive Officer of Quest Diagnostics. Dr. Mohapatra asked to meet with Mr. Grant when they both would be attending professional meetings in New York. At a dinner meeting on March 15, 2005, Dr. Mohapatra informed Mr. Grant that Quest Diagnostics was potentially interested in acquiring us and requested the opportunity to conduct due diligence to determine whether Quest Diagnostics would be interested in pursuing such a transaction. Mr. Grant responded that we were not seeking a sale, but that he would consult with his management team regarding the indication of interest. Mr. Grant informed Dr. Mohapatra later by telephone that a written indication of interest from Quest Diagnostics stating a potential price range and the form of consideration would be needed prior to taking Quest Diagnostics' request to our board of directors.

     Quest Diagnostics provided to us a written, non-binding indication of interest dated March 24, 2005 indicating its preliminary interest, subject to various conditions, in acquiring all of our outstanding stock for cash at a price in the range of $40 - $42 per share, and requesting an exclusivity period for a limited duration in order to conduct due diligence. After receiving the indication of interest, Mr. Grant discussed the indication of interest with members of management and our outside counsel and individually with our directors. Based upon these discussions, Mr. Grant called a meeting of the executive committee of the board of directors to discuss procedures for responding to the indication of interest, including retention of a financial adviser and the timing of a meeting of the full board of directors. Based on these discussions, management determined to consider retaining JPMorgan as financial adviser, based upon JPMorgan's experience in the industry and the existing relationship between us and an affiliate of JPMorgan as lead lender on our existing senior credit facility. Thereafter, we contacted JPMorgan to determine what the terms of their engagement would be if we retained them.

     On March 25, 2005, a meeting of the executive committee of the board of directors was held in Kansas City, Missouri. At the meeting, the executive committee determined that a meeting of the full board should be held promptly to consider the indication of interest and authorized our officers to retain JPMorgan to act as financial adviser to the board in evaluating the indication of interest from Quest Diagnostics.

     On March 31, 2005, a special meeting of the board of directors was held in Kansas City, Missouri. At that meeting, (a) members of management made presentations to the board regarding our business segments and financial performance, (b) representatives of JPMorgan made a presentation regarding, among other things, various financial analyses of us and Quest Diagnostics' indication of interest, and (c) our outside legal counsel, Stinson Morrison Hecker LLP, gave an oral presentation describing the fiduciary duties of the directors in responding to an acquisition proposal and other matters relating to a possible sale transaction. The directors discussed whether we should engage in discussions with Quest Diagnostics concerning a possible sale transaction, actively solicit third parties with respect to a possible sale transaction or continue to pursue our long-term strategy as an independent company. The board also discussed possible negotiating strategies designed to improve the proposed offering price. Prior to making any determinations, the directors decided to meet again on April 5, 2005, following the receipt of further requested information and analysis from management and from the outside legal and financial advisers. The next day, Stinson Morrison Hecker LLP distributed to the directors a detailed memorandum describing the fiduciary duties of the directors in responding to an acquisition proposal and other matters relating to a possible sale transaction.

     On April 5, 2005, a special meeting of our board of directors was held in Overland Park, Kansas. After presentations regarding our business by members of management, the directors continued their discussion of our possible response to the indication of interest by Quest Diagnostics. The directors determined that public disclosure of a potential sale transaction without a high degree of confidence that it would be consummated would not be in our best interests. In addition, Quest Diagnostics had conditioned its willingness to proceed with negotiations  on  maintaining  the  confidentiality  of those  negotiations  and entering into an exclusivity agreement for a limited period. Accordingly, the directors determined that the negotiations with Quest Diagnostics would remain confidential until they were either terminated or led to a definitive acquisition agreement with limited conditions to closing that would increase the likelihood of consummating the acquisition. However, in view of the need to protect our best interests by not having a premature public announcement or an auction in advance of signing, the board recognized the need to ensure that it could hold discussions with, and provide confidential information to, third parties subsequent to the execution of any definitive acquisition agreement where it could reasonably be expected that such discussions would lead to a superior offer. Similarly, the board recognized the need for any definitive acquisition agreement with Quest Diagnostics to include a so-called "fiduciary-out" that would give us the right to terminate that agreement if we entered into a definitive acquisition agreement with a third party for a superior offer in consideration of paying Quest Diagnostics a reasonable termination fee that would not be preclusive of such third party interest. The board also recognized the need for any exclusivity agreement to include a form of fiduciary out. The board unanimously authorized Mr. Grant to contact Dr. Mohapatra and inform him that we would be willing to enter into an exclusivity agreement with Quest Diagnostics for a limited duration, with a full fiduciary-out, if Quest Diagnostics was willing to pursue a transaction at a price of not less than $44 per share, assuming satisfactory due diligence was completed, and with adequate confidentiality protections for us and provisions limiting the risk to us of delay and non-consummation of any possible transaction.

     On April 13, 2005, Mr. Grant, John W. McCarty, our Chief Financial Officer, and Michael J. Asselta, our Chief Operating Officer, met with Dr. Mohapatra and other members of senior management of Quest Diagnostics in Overland Park Kansas. During this meeting, we described each of our business segments and the potential benefits to customers and cost savings which could potentially be produced by combining the two companies. At the onset of the meeting, the parties executed a Confidentiality Agreement which included customary standstill provisions that prohibited attempts to acquire our stock or assets, or to conduct a proxy contest, without approval of our board.

     On April 15, 2005, we sent a draft of an Exclusive Negotiating Agreement to Quest Diagnostics that required Quest Diagnostics to provide its non-binding assent to certain terms of any acquisition, including a price per share of not less than $44 and specified conditions to closing. On April 21, 2005, a representative of Quest Diagnostics contacted Joseph C. Benage, our General Counsel, to inform us that Quest Diagnostics would not give its non-binding assent to the terms attached to the Exclusive Negotiating Agreement at that stage of the parties' discussion, but would proceed with negotiations and due diligence without an exclusivity agreement.

     On April 22, 2005, Quest Diagnostics provided a letter to us stating that it believed it could reach the price level of $44 per share, subject to due diligence, and provided a generalized response to our view on potential contractual terms and conditions. We then determined that we would allow Quest Diagnostics to conduct due diligence that excluded certain sensitive information, and that a second level of due diligence providing access to such information would be permitted only after we were comfortable with Quest Diagnostics' views on price, the more significant contractual terms and conditions as well as termination rights.

     Beginning on May 4, 2005 and continuing until May 24, 2005, representatives of Quest Diagnostics and its financial and legal advisers conducted due diligence regarding us at the offices of Stinson Morrison Hecker LLP, in Kansas City, Missouri.

     On May 19, 2005, Quest Diagnostics and we began discussing an agreement that we had with one of our managed care customers. Quest Diagnostics expressed
concern  that  the  agreement   might  be  interpreted  to  require
that Quest Diagnostics become subject to the same terms as those applicable to us upon acquisition of us. Although we had doubts as to Quest Diagnostics' interpretation, discussions were subsequently held between us and the managed care company to resolve the issue either through a negotiated settlement or binding arbitration.

     On May 20, 2005, Quest Diagnostics provided to us a first draft of a merger agreement. From May 20, 2005 until June 9, 2005, Quest Diagnostics and we engaged in discussions with respect to the provisions in the draft relating to conditions to closing, regulatory approvals and termination of the agreement.

     On May 21, 2005, Dr. Mohapatra and a member of senior management of Quest Diagnostics met in Kansas City, Missouri individually with members of our senior management to discuss our service offerings, management philosophies, and potential employment with Quest Diagnostics should a transaction be consummated. Term sheets setting forth the proposed terms of their employment with Quest Diagnostics were distributed to Mr. Grant, Mr. Asselta, Gregg R. Sadler, our Executive Vice President and President -- Insurance Services Division, and L. Patrick James, M.D., our Executive Vice President -- Laboratory and Pathology Services. Dr. Mohapatra also discussed the status of the transaction with Messrs. Grant, Asselta, McCarty and Benage.

     On June 6, 2005, the executive committee of the board of directors met at our headquarters in Lenexa, Kansas to discuss the status of negotiations of the provisions of the merger agreement relating to conditions to closing, regulatory approvals and termination rights under the agreement. On June 7, 2005, we sent to Quest Diagnostics our requested revisions to the specified provisions of Quest Diagnostics' May 20, 2005 draft of the merger agreement.

     On June 8, 2005, Quest Diagnostics informed us that it was unwilling to proceed with an acquisition of us until it had completed the second level of due diligence to its satisfaction and unless, among other things, the interpretation of the managed care contract described above was resolved to its satisfaction.

     On June 10, 2005, a special meeting of our board of directors was held via teleconference. The directors discussed the dispute with the managed care company and Quest Diagnostics' position that it would not proceed with a transaction with us unless the interpretation of that agreement was satisfactorily resolved. Management reported that it appeared that a quick resolution of the dispute was unlikely and that any formal dispute resolution under the managed care contract could take up to six months or longer. The board determined that formal discussions with Quest Diagnostics regarding a sale should cease due to management's view that a quick resolution appeared unlikely.

     On July 6, 2005, Mr. Grant discussed with the members of the executive committee the terms of a settlement offer received from the managed care company that would require the payment of a settlement amount by us. Mr. Grant communicated management's view that we should not pay the settlement amount unless the payment was made in the context of completing a transaction for the sale of LabOne. After discussion, the executive committee members authorized Mr. Grant to communicate the settlement offer to Quest Diagnostics and determine how we could be protected from making the settlement payment if a possible sale transaction with Quest Diagnostics was not consummated.

     On July 7, 2005, Mr. Grant called Dr. Mohapatra and they discussed the status of the negotiations with the managed care company and how a settlement with the managed care company might be structured in the context of a possible sale transaction between Quest Diagnostics and us. Mr. Grant communicated the results of these discussions to the members of our board of directors, and Quest Diagnostics and we then recommenced negotiations of a possible sale transaction. Between July 8, 2005 and July 11, 2005, Mr. Grant had additional conversations with members of senior management of Quest Diagnostics, including Dr. Mohapatra, regarding how a settlement might be structured in the context of a possible sale transaction.

     On July 11, 2005, we contacted the managed care company concerning its settlement offer and thereafter continued discussions with the managed care company.

     On July 11, 2005, we engaged Fried, Frank, Harris, Shriver & Jacobson, LLP, which had previously been engaged as outside legal counsel with respect to antitrust matters, as special outside legal counsel to assist in any future merger negotiations.

     On July 12, 2005, we provided Quest Diagnostics with our requested revisions to Quest Diagnostics' May 20, 2005 draft of the merger agreement. On July 13 and 14, 2005, representatives of Quest Diagnostics and us and our respective outside legal counsels met in the New York offices of Shearman and Sterling LLP, outside legal counsel to Quest Diagnostics, to negotiate the terms of the merger agreement. During the meeting on July 13, 2005, representatives of our senior management discussed with representatives of Quest Diagnostics' senior management the concept of possibly adjusting the purchase price per share based on the amount of the settlement payment to the managed care company. Thereafter, until the substantive terms of the definitive merger agreement were completed on August 5, 2005, the representatives of the parties continued to negotiate the terms of the merger agreement by telephone and through written communications, and several drafts of the merger agreement were exchanged.

     Beginning   on  July  12,  2005  and   continuing   until  July  15,  2005,
representatives of Quest Diagnostics conducted additional due diligence regarding us at the offices of Stinson Morrison Hecker LLP in Kansas City, Missouri.

     On July 14, 2005, the parties reached an understanding on the bases upon which the second level of due diligence would be permitted.

     On July 19, 2005, a special meeting of our board of directors was held via teleconference. Management described to the directors the status of negotiations with Quest Diagnostics and the status of the negotiations with the managed care company. A representative of JPMorgan then joined the meeting and reviewed with directors, among other things, the recent performance of our stock price and other relevant matters concerning valuation of our stock.

     On July 25 and 26, 2005, our representatives met with representatives of the managed care company to negotiate a settlement of the dispute. Thereafter the parties continued their negotiations by telephone and through written correspondence until a final resolution was reached on August 5, 2005.

      On July 31, 2005, a special meeting of the board of directors was held in Mission Hills, Kansas. Fried, Frank, Harris, Shriver & Jacobson LLP provided an additional review of the directors' fiduciary duties in connection with a possible transaction with Quest Diagnostics as well as a review of the proposed merger agreement. Representatives of JPMorgan made a presentation regarding, among other matters, the economics of the proposed transaction and their valuation analysis of our stock. The representatives concluded that subject to reviewing the terms of the final merger agreement and changes in market conditions prior to final board approval, JPMorgan would be in a position to issue an opinion, based upon and subject to the considerations described in its opinion and other matters as JPMorgan considered relevant, that the consideration to be received by the holders of common stock in the proposed merger was fair, from a financial point of view, to such holders. Management reviewed with the directors the recent performance of our businesses and the bases for their recommendation to approve the proposed transaction.

     During the week of August 1, 2005, the representatives of the parties continued to negotiate the terms of the merger agreement, including the purchase price per share, the amount of the termination fee and reimbursed expenses and the terms and conditions pursuant to which those amounts would be paid. Ultimately, and subject to the approval of each party's board of directors, the parties agreed upon a purchase price of $43.90, a termination fee of $26.5 million and an expense cap of $3.5 million.

     During the week of August 1, 2005, Quest Diagnostics reached agreement on the terms of their employment by the surviving corporation with Messrs. Grant, Asselta, Sadler and James and with Philip A. Spencer, our Executive Vice President -- Healthcare Marketing. Also during the week of August 1, 2005, Quest Diagnostics continued its due diligence review of us.

     On August 5, 2005, a special meeting of our board of directors was held via teleconference. The directors reviewed the changes made to the merger agreement since the prior meeting of the directors. JPMorgan presented a summary of its financial analyses relating to the proposed merger and responded to questions posed by our board of directors. In connection with the deliberation by our board of directors, JPMorgan provided its oral opinion (subsequently confirmed in writing) that, as of the date of the opinion and based upon and subject to the considerations described in JPMorgan's written opinion and such other matters as JPMorgan considered relevant, the consideration to be received by the holders of common stock in the proposed merger was fair, from a financial point of view, to such holders. The directors reviewed information regarding the compensation to be received and employment arrangements to be entered into by the executive officers in connection with the merger. Following further discussion, the directors, among other things, unanimously approved the merger agreement, determined that the merger agreement and the merger were advisable and in the best interests of us and our shareholders, directed that the merger agreement be submitted for approval of our shareholders and recommended that our shareholders vote in favor of the approval of the merger agreement. JPMorgan confirmed its opinion in writing on August 6, 2005.

     On August 6, 2005, the board of directors of Quest Diagnostics unanimously approved the merger agreement.

     The merger agreement was signed by the parties effective August 8, 2005, and before the commencement of trading on Nasdaq on August 8, 2005, Quest Diagnostics and we issued a joint press release announcing the execution of the merger agreement.

Recommendation of LabOne's Board and Reasons for the Merger

     Our board of directors believes the terms of the merger agreement are advisable and in the best interests of us and our shareholders. Accordingly, at the meeting of our board of directors on August 5, 2005, our directors unanimously approved the merger agreement. The directors unanimously recommend that our shareholders vote "FOR" approval of the merger agreement.

     In the course of reaching its determination, our board of directors consulted with legal counsel with respect to its legal duties and the terms of the merger agreement. In addition, our board of directors consulted with its financial advisor with respect to the financial aspects and fairness of the transaction from a financial point of view, and with senior management regarding, among other things, financial aspects, operational matters and strategic alternatives. The terms of the merger agreement are the result of arm's length negotiations.

     In reaching its determination that the merger is advisable to, and in the best interests of, our shareholders, our board of directors considered a number of factors, including, without limitation, the following:

          o    the   presentations   and  views   expressed  by  our  management
               regarding, among other things: (1) our financial condition, results of operations, cash flows, business and prospects; (2) the likelihood of achieving maximum long-term value on a stand-alone basis; (3) the strategic alternatives available to us and the associated advantages and disadvantages; and (4) the recommendation by our management to approve the merger agreement;

          o the range of potential values if we remained independent and the execution and other risks inherent in remaining independent and achieving our strategic plan, including business, market and competitive risks, pricing pressures due to, among other things, consolidation in the life insurance industry and risks that our risk assessment business would be valued at lower multiples than our other faster-growing businesses;

          o the premium of the merger consideration of $43.90 per share to the closing price per share on the trading day immediately preceding our announcement of the merger agreement, $37.64, the average closing price per share price of our common stock for the previous one month, $39.39, the previous three months, $39.10, the previous six months, $36.94, and the previous twelve months, $33.65, as well as being greater than the trailing 52-week high, $40.75;

          o the fact that the merger consideration to be paid is cash which provides certainty of value and immediate liquidity to our shareholders;

          o the financial presentation of JPMorgan, and its oral opinion issued to the board of directors on August 5, 2005 (which was confirmed in writing on August 6, 2005) that based upon and subject to the considerations described in its written opinion and such other matters as JPMorgan considered relevant, the consideration to be received by the holders of common stock in the merger was fair, from a financial point of view, to such holders as described more fully below under "--Opinion of LabOne's Financial Advisor";

          o the terms and conditions of the merger agreement, including the parties' representations, warranties and covenants, the conditions to their respective obligations and the limited ability of the parties to terminate the merger agreement;

          o the likelihood that the merger would be consummated, in light of the experience, reputation and financial capability of Quest Diagnostics, the absence of any financing condition to the obligation of Quest Diagnostics to complete the merger, and the likelihood of obtaining required regulatory approvals;

          o the likelihood that a superior offer from another potential purchaser would be made was insufficient to justify seeking alternative proposals from any potential purchasers and risking not proceeding with the favorable transaction with Quest Diagnostics as well as risking the potential loss of customers and employees without a high degree of assurance that a transaction would be consummated;

          o provisions in the merger agreement permitting our board of directors, in the exercise of its duties to us and our shareholders under applicable Missouri law, to furnish information and data, and enter into discussions and negotiations, in connection with a competing proposal that constitutes or may be reasonably expected to lead to a superior proposal (as defined in the merger agreement), subject to conditions specified in the merger agreement;

          o provisions in the merger agreement permitting our board of directors, in the exercise of its duties to us and our shareholders under applicable Missouri law, to terminate the merger agreement in favor of a superior proposal or to provide the board of directors' recommendation in favor of a competing transaction, taking into account that following such termination or recommendation, we must pay Quest Diagnostics a fee of $26.5 million which is within a range of termination fees that is customary for transactions of this type and size and is not expected to preclude a third party from making a competing transaction;

          o the fact that the merger agreement would be subject to approval by the holders of at least two-thirds of our outstanding shares of our common stock; and

          o the ability of shareholders who may not support the merger to obtain "fair value" for their shares if they properly perfect and exercise their dissenters' rights under Section 351.455 of the MGBCL, which provides shareholders with the opportunity to exercise appraisal rights and to seek a judicial determination as to the fair value of their shares of common stock (see "--Dissenters' Rights" for information on how to exercise your appraisal rights).

     In the course of its deliberations, our board of directors also considered a variety of potentially countervailing factors in its deliberations concerning the merger, including the following:

          o the fact that we will no longer exist as an independent public company and our shareholders will forgo any future increase in our value that might result from our possible growth;

          o the risks and contingencies related to the announcement and pendency of the merger, including the impact of the merger on our employees, customers and our relationships with third parties;

          o the conditions to Quest Diagnostics' obligation to complete the merger and the right of Quest Diagnostics to terminate the merger agreement in certain circumstances;

          o the risk that the merger might not receive necessary regulatory approvals and clearances to complete the merger or that governmental authorities could attempt to condition the merger on one or more of the parties' compliance with certain burdensome terms or conditions beyond those which Quest Diagnostics is required to undertake under the merger agreement; o the fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to Quest Diagnostics a termination fee of $26.5 million, if the merger agreement is terminated under certain circumstances, which, in addition to being costly, might have the effect of discouraging other parties from proposing an alternative transaction that might be more advantageous to our shareholders than the merger;

          o the fact that the merger consideration consists solely of cash and will therefore be taxable to our shareholders for U.S. federal income tax purposes;

          o the interests that certain of our directors and executive officers may have with respect to the merger, in addition to their interests as our shareholders generally, as described in "THE MERGER -- Interests of Certain Persons in the Merger;"

          o the fact that, pursuant to the merger agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the merger or termination of the merger agreement, which may delay or prevent us from pursuing business opportunities that may arise or preclude actions that would be advisable if we were to remain an independent company;

          o if the merger does not close, our officers and other employees will have expended extensive efforts attempting to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction; and

          o we will have incurred substantial transaction costs in connection with the transaction and such costs will negatively impact our operating results.

     Our board of directors concluded that these potential countervailing factors did not outweigh the benefits of the merger to us and our shareholders and that such factors were satisfactorily addressed by the amount of the merger consideration and the terms and conditions of the merger agreement.

     As part of our board of directors' consideration of the transaction, our board of directors was aware of, discussed with management and its financial advisor and considered the amount of cash held by us. As of June 30, 2005, we had cash, cash equivalents and short-term investments of approximately $24.3 million.

     The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our board of directors but is believed to address the material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of the board may have given different weight to different factors.

Opinion of LabOne's Financial Advisor

     Pursuant to an engagement letter dated April 5, 2005, LabOne retained JPMorgan as its financial advisor in connection with the proposed transaction and to render an opinion to the board of directors of LabOne as to the fairness, from a financial point of view, of the consideration to be received by the holders of LabOne common stock in the proposed merger. JPMorgan was selected by the board of directors based on JPMorgan's qualifications, reputation and substantial experience with transactions similar to the merger, as well as JPMorgan's familiarity with LabOne. JPMorgan rendered its oral opinion to the board of directors on August 5, 2005 (as subsequently confirmed in writing on August 6, 2005), that, as of that date, the consideration to be received by the holders of common stock in the proposed merger was fair, from a financial point of view, to those holders.

     The full text of the written opinion delivered by JPMorgan to the board of directors, dated August 6, 2005, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the scope of the review undertaken by JPMorgan in rendering its opinion, is attached as Appendix B to this document and is incorporated herein by reference. JPMorgan's opinion is directed to the board of directors of LabOne and addresses the fairness, from a financial point of view, to the holders of common stock of the consideration to be received by those holders in the merger. JPMorgan's opinion does not constitute a recommendation to any shareholders as to how to vote with respect to the proposed transaction. The shareholders are urged to read such opinion in its entirety. JPMorgan's opinion did not address the merits of the underlying decision by LabOne to engage in the merger. This summary is qualified in its entirety by reference to the full text of such opinion.

     In arriving at its opinion, JPMorgan:

          o    reviewed a draft dated August 5, 2005 of the merger agreement;

          o    reviewed  certain  publicly   available  business  and  financial
               information concerning LabOne and the industries in which it operates;

          o compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for such companies;

          o compared the financial and operating performance of LabOne with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of the LabOne common stock and certain publicly traded securities of such other companies;

          o    reviewed  certain  internal   financial  analyses  and  forecasts
               prepared by the  management  of LabOne  relating to its business;
               and

          o    performed   such  other   financial   studies  and  analyses  and
               considered such other information as JPMorgan deemed appropriate for the purposes of the JPMorgan opinion.

     JPMorgan also held discussions with certain members of the management of LabOne with respect to certain aspects of the merger, and the past and current business operations of LabOne, the financial condition and future prospects and operations of LabOne, and other matters JPMorgan believed necessary or appropriate to JPMorgan's inquiry.

     In giving its opinion, JPMorgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with JPMorgan by LabOne or otherwise reviewed by or for JPMorgan. JPMorgan did not conduct any valuation or appraisal of any assets or liabilities, nor did JPMorgan evaluate the solvency of LabOne or Quest Diagnostics under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to JPMorgan, JPMorgan assumed that such analyses and forecasts were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of LabOne to which the analyses or forecasts relate. JPMorgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. JPMorgan also assumed that the merger and other transactions contemplated by the merger agreement would be consummated as described in the merger agreement, and that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to JPMorgan. JPMorgan relied, as to all legal matters relevant to rendering its opinion, upon the advice of its legal counsel. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on LabOne.

     JPMorgan's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, August 5, 2005. Subsequent developments may affect the JPMorgan opinion and JPMorgan does not have any obligation to update, revise, or reaffirm its opinion. JPMorgan's opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of common stock in the proposed merger and JPMorgan expressed no opinion as to the fairness of the merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of LabOne or as to the underlying decision by LabOne to engage in the merger.

     JPMorgan noted that it was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of LabOne or any other alternative transaction. Consequently, JPMorgan assumed that the terms of the merger are the most beneficial terms from LabOne's perspective that could under the circumstances be negotiated among the parties to the transaction and JPMorgan does not express any opinion as to whether any alternative transaction might produce consideration for LabOne's shareholders in an amount in excess of that contemplated in the merger.

     The following is a brief summary of the material financial analyses performed by JPMorgan in connection with providing its opinion to the board of directors on August 5, 2005, as subsequently confirmed in writing on August 6, 2005. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand the financial analyses, the tables should be read together with the text of each summary. Considering the data set forth in the table without considering the narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

     Historical Stock Price Analysis

     JPMorgan reviewed the historical daily closing trading prices of the common stock for the 52 weeks ending August 4, 2005 and reviewed the average, lowest and highest values among this data set. The analysis indicated that the average, highest and lowest trading prices of the common stock for the 52 weeks ending August 4, 2005, were $33.62, $40.75 and $26.91, respectively. The price of the common stock as of August 4, 2005, was $38.41, which was 94.3% of the 52 week high of $40.75. The analysis indicated that the consideration to be received by the holders of common stock in the proposed merger represented:

          o a premium of 14.3% based on the closing price of the common stock on August 4, 2005 of $38.41;

          o a premium of 11.2% based on the 1-month average closing price as of August 4, 2005 of $39.47;

          o a premium of 12.2% based on the 3-month average closing price as of August 4, 2005 of $39.13;

          o a premium of 18.9% based on the 6-month average closing price as of August 4, 2005 of $36.94; and

          o a premium of 30.6% based on the 1-year average closing price as of August 4, 2005 of $33.62.

     Comparison of Trading Multiples

     Using public SEC filings, company press releases, selected publicly available Wall Street equity research and brokerage firm estimates, and other publicly available information, JPMorgan compared financial information, financial ratios and public market valuation multiples for LabOne to corresponding measures for three publicly traded clinical laboratory testing companies. The companies reviewed in connection with this analysis were Quest Diagnostics, Laboratory Corporation of America Holdings and Bio-Reference Laboratories Inc.

     Although none of the selected companies is directly comparable to LabOne, the companies were chosen because they are publicly traded companies with businesses and operations that, for purposes of the analysis, may be considered similar to certain operations of LabOne. The financial ratios and valuation multiples of LabOne and the selected companies were calculated using the closing prices of the common stock of LabOne and the selected companies on August 4, 2005.

     JPMorgan calculated the enterprise values of LabOne and the selected companies as multiples of the estimated earnings before interest, taxes, depreciation and amortization (excluding minority interest) ("EBITDA") for the 2005 and 2006 calendar years for LabOne and the selected companies. The enterprise value of each company was calculated by JPMorgan as fully-diluted market capitalization of each company as of August 4, 2005 plus total debt less total cash and cash equivalents of each respective company as of the most recent relevant public SEC filing date for each company. JPMorgan also calculated the ratio of the stock price as of August 4, 2005 to the estimated earnings per share for each company for the 2005 and 2006 calendar years estimated and published by Wall Street equity research and brokerage firms. The following table presents the summary results of this analysis:

            Enterprise                       Enterprise
            Value/2005E                      Value/2006E
              EBITDA      Price/2005E EPS      EBITDA      Price/2006E EPS
Median         9.5x            17.8x            8.7x            16.1x
Mean           10.1x           19.5x            8.8x            16.2x
High           11.5x           23.4x            9.0x            16.9x
Low            9.3x            17.4x            8.5x            15.5x

     In conducting its analysis, JPMorgan considered two sets of distinct financial projection cases for LabOne that were prepared by LabOne's management, referred to as Case A and Case B. Case B, which was LabOne's existing five-year plan, assumed higher estimated annual revenue growth rates for the projected years compared to Case A. Case B also assumed higher annual profits and margins than those used in Case A with higher capital expenditures and net working capital requirements. Following a review of LabOne's anticipated second quarter results and discussions with representatives of JPMorgan, management concluded that the growth assumptions in Case B may be optimistic in view of the recent historical financial performance of the risk assessment business and therefore prepared Case A as an additional case reflecting the possible continuation of trends implicit in such performance.

     Based on this analysis and based on management's projected financial Case A, JPMorgan selected a range of multiples of:

          o    enterprise value to estimated 2005 EBITDA of 9.0x to 10.5x;

          o    enterprise value to estimated 2006 EBITDA of 8.0x to 9.0x;

          o stock price to estimated 2005 earnings per share of 17.0x to 21.0x; and

          o stock price to estimated 2006 earnings per share of 15.0x to 19.0x.

     This range of multiples implied a range of equity value per share under Case A of $25.50 to $38.00 for LabOne (rounded to the nearest $0.25), based on management estimates of 2005 EBITDA and 2006 EBITDA of $74.6 million and $77.5 million, respectively, and of 2005 earnings per share and 2006 earnings per share of $1.72 and $1.69, respectively, and based on the fully diluted shares of LabOne common stock outstanding, including the common share equivalent of outstanding options calculated using the treasury method. For purposes of this analysis, since LabOne's convertible debt is not qualified for conversion into shares at the range of implied equity values per share outlined above, JPMorgan included the face value of the convertible debt as part of LabOne's total debt.

     Based on the above analysis and based on management's projected financial Case B, JPMorgan also selected a range of multiples of:

          o    enterprise value to estimated 2005 EBITDA of 9.5x to 11.0x;

          o    enterprise value to estimated 2006 EBITDA of 8.5x to 9.5x;

          o current stock price to estimated 2005 earnings per share of 18.0x to 22.0x; and

          o current stock price to estimated earnings per share of 16.0x to 20.0x.

     This range of multiples implied a range of equity value per share under Case B of $31.00 to $40.00 for LabOne (rounded to the nearest $0.25), based on management estimates of 2005 EBITDA and 2006 EBITDA of $74.6 million and $86.6 million, respectively, and of 2005 earnings per share and 2006 earnings per share of $1.72 and $2.00, respectively, and based on the fully diluted shares of LabOne common stock outstanding, including the common share equivalent of outstanding options calculated using the treasury method. For purposes of this analysis, since LabOne's convertible debt is not uniformly qualified for conversion into shares within the range of implied equity values per share outlined above, JPMorgan included the face value of the convertible debt as part of LabOne's total debt for the range of implied equity values per share that was less than the conversion price of the convertible debt. For the range of implied equity values per share that was equal to or greater than the conversion price, JPMorgan included the face value of the convertible debt as part of LabOne's total debt and included the common share equivalent of the residual value of the convertible debt above its face value as part of LabOne's fully diluted shares outstanding.

     Selected Historical Transactions Multiples Analysis

     Using publicly available information, JPMorgan examined the following transactions involving US clinical laboratory testing companies:

      Date                   Acquiror                        Target
  Transaction
   Announced
March 30, 2005     Laboratory Corp. of America     Esoterix, Inc.
                   Holdings
December 14,       Laboratory Corp. of America     US Pathology Labs, Inc.
2004               Holdings
December 9, 2002   Welsh Carson Anderson & Stowe   AmeriPath, Inc.
November 11,       Laboratory Corp. of America     Dianon Systems, Inc.
2002               Holdings
April 2, 2002      Quest Diagnostics               UniLab Corporation
February 7, 2002   Quest Diagnostics               American Medical
                                                   Laboratories, Inc.
June 28, 2001      Dianon Systems, Inc.            UroCor, Inc.
May 9, 2002        Laboratory Corp. of America     Dynacare Inc.
                   Holdings
March 27, 2001     Laboratory Corp. of America     US Pathology Labs, Inc.
                   Holdings

     Based on public SEC filings, publicly available Wall Street equity research and brokerage firm reports, publicly available company press releases and other publicly available information, JPMorgan calculated the implied enterprise values of the target companies in the transactions as multiples of the latest 12 month EBITDA (excluding minority interests) for the target companies in the selected transactions.

     The following table presents the summary results of this analysis:

                           Enterprise
                           Value/
                           LTM EBITDA
                 Median    12.5x
                 High      21.0x
                 Low       7.6x

     Based on this analysis, JPMorgan selected a range of multiples of estimated EBITDA of the last 12 months of 12.5x to 14.5x for LabOne, which implied a range of equity value per share of $39.75 and $47.00 (rounded to the nearest $0.25) for LabOne based on last 12 month EBITDA for LabOne of $67.7 million as of June 30, 2005 and based on the fully diluted shares of LabOne common stock outstanding, including the common share equivalent of outstanding options calculated using the treasury method. For purposes of this analysis, since LabOne's convertible debt is qualified for conversion into shares at the range of implied equity values per share outlined above, JPMorgan included the value of the common share equivalent of the convertible debt, including the value of additional shares to be issued as a result of an increase in the convertible debt's conversion rate resulting from the proposed merger, as part of LabOne's total debt.

     None of the companies or the selected transactions used in the above analysis is identical to LabOne or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and the selected transactions and other factors that may have affected the selected transactions and/or affect the merger.

     Discounted Cash Flow Analysis

     JPMorgan calculated a range of discounted cash flows for LabOne using projections based on management forecasts and calculated a range of implied equity values per common share based on the sum of (i) the present value of projected, standalone, after-tax, unlevered free cash flows of LabOne after minority interests for fiscal periods from 2004 through fiscal year 2014 and
(ii) the present value of the projected terminal value, based on an annual perpetuity revenue growth rate. JPMorgan calculated a range of values for LabOne by utilizing a cost of capital range of 9.75% to 10.25% and perpetuity revenue growth rate ranging from 3.25% to 3.75%. JPMorgan applied these ranges to both of the projected financial cases prepared by LabOne's management.

     Based on the foregoing calculations and based on management's financial projection Case A, JPMorgan derived a range of illustrative values on an equity value per share basis, as of August 8, 2005, of $24.50 to $28.25 (rounded to the nearest $0.25) per share of common stock, based on the fully diluted shares of LabOne common stock outstanding, including the common share equivalent of outstanding options calculated using the treasury method. For purposes of this analysis, since LabOne's convertible debt is not qualified for conversion into shares at the range of implied equity values per share outlined above, JPMorgan included the face value of the convertible debt as part of LabOne's total debt.

     Also based on the above calculations and based on management's financial projection Case B, JPMorgan derived a range of illustrative values on an equity value per share basis, as of August 8, 2005, of $44.00 to $50.00 (rounded to the nearest $0.25) per share of common stock, based on the fully diluted shares of LabOne common stock outstanding, including the common share equivalent of outstanding options calculated using the treasury method. For purposes of this analysis, since LabOne's convertible debt is qualified for conversion into shares at the range of implied equity values per share outlined above, JPMorgan included the face value of the convertible debt as part of LabOne's total debt and included the common share equivalent of the residual value of the convertible debt above its face value as part of LabOne's fully diluted shares outstanding.

     Pursuant to an engagement letter dated April 5, 2005, between LabOne and JPMorgan, JPMorgan has acted as financial advisor to LabOne with respect to the proposed merger and LabOne will pay to JPMorgan a fee equal to 0.70% of the consideration payable to the shareholders of LabOne in the merger. The fee is payable in installments as follows: (i) an initial installment of $1 million was due upon delivery of the JPMorgan opinion and (ii) the balance shall be payable upon closing of the merger. LabOne will also indemnify JPMorgan for certain liabilities arising out of JPMorgan's engagement and reimburse JPMorgan for its reasonable expenses incurred up to a maximum of $50,000, unless otherwise agreed to by LabOne. JPMorgan and its affiliates have from time to time provided investment banking and commercial banking services to LabOne, including acting as bookrunning lead managing underwriter in connection with LabOne's offering of its convertible debt securities in 2004. JPMorgan's affiliate, JPMorgan Chase Bank, National Association, acts as administrative agent with respect to LabOne's revolving credit facility and is a lender to Quest Diagnostics. In the ordinary course of our businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of LabOne or Quest Diagnostics for JPMorgan's own account or for the accounts of customers and, accordingly, JPMorgan may at any time hold long or short positions in such securities.

Interests of Certain Persons in the Merger

     In considering the recommendation of our board of directors regarding the merger, our shareholders should be aware that the directors and executive officers identified below have interests in the merger that differ from those of other shareholders, as described below. Our board of directors was aware of these interests and considered them, among other matters, in making its recommendation to approve the merger agreement. Our shareholders should take these benefits into account in deciding whether to vote for approval of the merger agreement.

     Acceleration of Stock Options. At the effective time of the merger, each outstanding stock option will become fully vested and exercisable. All stock options will be cancelled at the effective time of the merger. The holder of each stock option will generally be entitled to receive, in full satisfaction of the rights of such holder with respect to such stock options, an amount in cash equal to the excess, if any, of the merger consideration of $43.90 per share over the exercise price per share of our common stock subject to such stock option, multiplied by the number of shares of our common stock subject to such stock option, less any withholding taxes. See "THE MERGER AGREEMENT - Treatment of Outstanding Stock Options."

     The following table summarizes the vested and unvested options held by our executive officers and directors as of ____________, and the value of these options based on the difference between the merger consideration and the exercise price of those options:

                     Shares        Shares
                    Subject to    Subject to   Value of      Value of        Total
                    Outstanding   Exercisable   Vested       Unvested        Value
 Name                Options       Options    Options (1)   Options (1)   Of Options
 ----               -----------   ----------  ------------  ------------  -----------
 Michael J. Asselta    175,000       69,000   $ 1,295,250   $ 2,071,000   $3,366,250
 Joseph C. Benage      133,517       81,517     2,543,450       712,360    3,255,810
 Jill L. Force           2,929          550         7,458        21,115       28,573
 W. Thomas Grant,      428,875      274,955     6,511,042     2,767,760    9,278,802
 II
 Troy L. Hartman        76,950       16,950       297,263     1,283,094    1,580,357
 L. Patrick James       35,000        7,000       104,590       418,360      522,950
 Lawrence N.             1,632            0             0         9,135        9,135
 Kugelman
 John P. Mascotte        7,270        3,441        76,037        55,612      131,649
 Kent J. McAllister     35,000            0             0       474,600      474,600
 John W. McCarty       155,269       71,269     1,344,918     1,455,000    2,799,918
 Gregg R. Sadler       124,769       74,769     1,828,724       920,000    2,748,724
 James R. Seward         9,005        5,788       154,087        41,230      195,317
 Philip A. Spencer      55,000       11,000       150,450       601,800      752,250
 John E. Walker          9,695        6,478       167,714        41,230      208,945
                    -----------   ----------  ------------  ------------  -----------
       TOTALS        1,249,911      622,717   $14,480,982   $10,872,297   $25,353,279
                    ===========   ==========  ============  ============  ===========

(1) The value of each option equals the amount by which the merger consideration of $43.90 per share exceeds the exercise price per share, multiplied by the number of shares of our common stock subject to the option.

     Future Employment. Certain of our employees have entered into employment agreements with us on behalf of Quest Diagnostics which are contingent upon the approval of and the consummation of the merger. Each of those employment agreements was executed in connection with the merger agreement and will become effective only upon the closing of the merger and the execution by such executive officer of a non-competition, non-solicitation, non-disclosure and confidentiality agreement with Quest Diagnostics.

     W. Thomas Grant, II Employment Agreement. Mr. Grant will serve as the Senior Vice President of the surviving corporation in the merger, reporting to the Chairman and Chief Executive Officer of Quest Diagnostics. Mr. Grant relinquished his right to approximately $1,360,000 of cash severance compensation to which he would be entitled under his current employment agreement by virtue of the merger in consideration of his new employment agreement.

     Michael J. Asselta Employment Agreement. Mr. Asselta will serve as the Executive Director, Merger Integration of the surviving corporation, reporting to the regional vice president of Quest Diagnostics. Mr. Asselta relinquished his right to approximately $778,000 of cash severance compensation to which he would be entitled under his current employment agreement by virtue of the merger in consideration of his new employment agreement.

     Philip A. Spencer Employment Agreement. Mr. Spencer will serve as Vice President, Sales of the surviving corporation, reporting to the Senior Vice President of the surviving corporation. Mr. Spencer relinquished his right to approximately $335,000 of cash severance compensation to which he would be entitled under his current employment agreement by virtue of the merger in consideration of his new employment agreement.

     Gregg R. Sadler Employment Agreement. Mr. Sadler will serve as the Vice President, Insurance Services Group of the surviving corporation, reporting to the Senior Vice President of the surviving corporation. Mr. Sadler relinquished his right to approximately $700,000 of cash severance compensation to which he would be entitled by virtue of the merger under his current employment agreement in consideration of his new employment agreement.

     L. Patrick James, M.D. Employment Agreement. Dr. James will serve as the Senior Managing Director of the surviving corporation, reporting to the regional vice president of Quest Diagnostics. Dr. James relinquished his right to approximately $300,000 of cash severance compensation to which he would be entitled by virtue of the merger under his current employment agreement in consideration of his new employment agreement.

     The following table summarizes the salary, signing bonus, annual bonus and equity compensation that may be received by these executive officers pursuant to their new employment agreements.

                                                             Number of
                                                  Maximum   options that  Value of
                                                  Annual       may be     Shares of
                            Base     Signing      Bonus for   granted in  Restricted
Officer                    Salary    Bonus (1)    2006 (2)     2006 (3)   Stock (4)

W. Thomas Grant, II       $ 365,000  $ 150,000    $403,000    70,000     $250,000
Michael J. Asselta          240,000    125,000     240,000    30,000      200,000
Philip A. Spencer           185,000    110,000     136,000    18,000      180,000
Gregg R. Sadler             210,000    125,000     157,500    12,000      200,000
L.  Patrick  James, M.D     310,000     75,000     170,500    10,000       75,000
-------------

(1) The respective signing bonus is to be paid as soon as practicable after the effective date of the respective new employment agreement upon consummation of the merger.
(2) Each employee will be eligible under his new employment agreement for a special annual performance bonus for each of fiscal years 2006, 2007 and 2008, in the amount of $38,000 for Mr. Grant, 25% of base salary for Mr. Asselta, $25,000 for 2006, $18,900 for 2007 and $12,800 for 2008 for Mr. Spencer, 25% of
base salary for Mr. Sadler, and 15% of base salary for Dr. James, based upon the achievement of performance metrics (as determined by Quest Diagnostics) relating to the effective integration and growth of the business for which the employee is responsible. For each employment period during the respective new employment agreement, the respective employee will be eligible for an annual bonus under the Quest Diagnostics Senior Management Incentive Plan not to exceed 100% of base salary for Mr. Grant, 75% of base salary for Mr. Asselta, 60% of base salary for Mr. Spencer, 50% of base salary for Mr. Sadler, and 40% of base salary for Dr. James. In addition, Mr. Asselta is entitled to receive an additional bonus of $25,000 for each additional six-month extension period of Mr. Asselta's initial employment term under his new employment agreement, up to and including four extension periods.
(3) Under the respective new employment agreements, the surviving corporation agrees to recommend to the Compensation Committee of the Board of Directors of Quest Diagnostics for fiscal year 2006 that it approve and grant to the respective employee an option to purchase the specified number of shares of Quest Diagnostics. The terms and conditions of the stock option shall be as set forth in the Quest Diagnostics Employee Long Term Incentive Plan and a stock option agreement to be entered into between Quest Diagnostics and the employee.
(4) Under the respective new employment agreements, the surviving corporation agrees to recommend to the Compensation Committee of the Board of Directors of Quest Diagnostics for fiscal year 2006 that it approve and grant to the respective employee restricted stock of Quest Diagnostics having a fair market value equal to the specified amount. The terms and conditions of the restricted stock shall be as set forth in the Quest Diagnostics Employee Long Term Incentive Plan and a restricted stock agreement to be entered into between Quest Diagnostics and the employee.

     The terms of the new employment agreements are: three years from its effective date for Messrs. Grant, Spencer, Sadler and James, and two years from its effective date for Mr. Asselta. If the employment of any of Messrs. Grant, Spencer, Sadler or James under his new employment agreement is terminated due to the employee's death or disability, or by the surviving corporation without cause, the surviving corporation will be required to pay to the employee his earned and unpaid base salary plus a lump sum payment equal to $438,520 in the case of Mr. Grant, $325,000 in the case of Mr. Spencer, $676,878 in the case of Mr. Sadler and $300,000 in the case of Dr. James, less in each case the amount of his signing bonus and any special annual performance bonuses, if any, and the value of any restricted stock awarded to him and vested at the termination.

     With respect to Mr. Asselta, if his employment is terminated under his new employment agreement due to his death or disability, or by the surviving corporation without cause, the surviving corporation will be required to pay Mr. Asselta his earned and unpaid base salary plus a lump sum payment equal to $662,359, less the amount of his signing bonus, any additional bonuses for any six-month extension, and any special annual performance bonuses, if any, and the value of any restricted stock awarded to Mr. Asselta and vested at the termination. Mr. Asselta may voluntarily resign upon sixty days notice following the second anniversary of his new employment agreement. In the event of such a resignation, Mr. Asselta will be entitled to the same severance compensation as described above with respect to termination due to Mr. Asselta's death or disability, or by the surviving corporation without cause. If his employment is terminated under his new employment agreement for cause, he will be entitled to the same severance compensation as described above less any actual damages suffered by the surviving corporation as a result of the behavior constituting cause, with certain exceptions.

     In the event of any change of control of Quest Diagnostics following the merger, Messrs. Grant, Spencer and Sadler will have certain rights under Quest Diagnostics' executive severance plan. Upon the expiration of the term of the employee's new employment agreement, the employee will become an "at-will" employee, although in the case of Messrs. Grant, Spencer and Sadler if he is terminated from employment thereafter, he will also have certain rights under Quest Diagnostics' executive severance plan.

     Severance Payments. Under the terms of their employment agreements,  Joseph
C. Benage, our Executive Vice President, General Counsel and Secretary, and John
W. McCarty, our Executive Vice President and Chief Financial Officer, will be entitled to certain cash severance payments as a result of the merger. If the merger is consummated before November 17, 2005, Mr. Benage will be entitled to $861,816. If the merger is consummated on or after November 17, 2005 and prior to January 1, 2006, he will be entitled to receive $871,136. Mr. McCarty will receive $963,108 if the closing of the merger occurs at any time during 2005. Due to the operation of the formula for determining the amount of severance payments under their employment agreements, the amount of the severance payments payable to Messrs. Benage and McCarty will change if the merger is consummated in 2006.

     Indemnification and Insurance. Under the merger agreement, Quest Diagnostics agrees that (a) the existing rights to indemnification of all of our directors and officers under our articles of incorporation or bylaws shall survive the merger and continue for a period of six years, (b) indemnification agreements between us and our directors and executive officers shall remain in full force and effect in accordance with their terms following the merger, (c) subject to certain conditions, Quest Diagnostics will maintain in effect for six years from the effective time of the merger directors' and officers' liability insurance with respect to matters existing or occurring prior to the effective time of the merger and (d) subject to certain conditions, Quest Diagnostics will provide indemnification for a period of six years to persons who, at or prior to the effective time, were officers or directors of us or any of our subsidiaries or served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. See "MERGER AGREEMENT - Indemnification and Insurance."

     Copies of the new employment agreements with Messrs. Grant, Asselta, Spencer, Sadler and James were filed as Exhibits 10.9 - 10.13 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2005. See "WHERE YOU CAN FIND MORE INFORMATION."

Regulatory Approvals

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission, which we refer to as the FTC, the merger cannot be completed until we and Quest Diagnostics file a notification and report form under the HSR Act and the applicable waiting period has expired or been terminated. We and Quest Diagnostics filed notification and report forms under the HSR Act with the FTC and the Antitrust Division of the Department of Justice on August 19, 2005. At any time before or after completion of the merger, notwithstanding the expiration or early termination of the waiting period under the HSR Act, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of us or Quest Diagnostics. At any time before or after the completion of the merger, and notwithstanding the expiration or early termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of us or Quest Diagnostics. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     While there can be no assurance that the merger will not be challenged by a governmental authority or private party on antitrust grounds, we and Quest Diagnostics believe that the merger can be effected in compliance with federal and state antitrust laws. Under the terms of the merger agreement, Quest Diagnostics has agreed to use its reasonable best efforts to eliminate, avoid or resolve any objection raised by any antitrust governmental authority, any suit challenging the merger under any antitrust or competition law or any other impediment to the merger under any anti-trust or competition law, so as to allow the parties to consummate the merger as promptly as practicable, subject to the limitations described in the next paragraph.

     Under the merger agreement, Quest Diagnostics agreed to commit to and effect as promptly as practicable, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of such of its and its affiliates' assets or operations, and/or of the assets or operations to be acquired by it pursuant to the merger, as is required to be sold, divested or disposed of, including entering into any agreements required to be entered into by any governmental authority in connection therewith, in order to obtain any required regulatory approval or to avoid the commencement of any suit or proceeding seeking or to avoid entry of any decree, order, judgment, injunction, temporary restraining order or other order that would have the effect of materially delaying or prohibiting the consummation of the merger. Quest Diagnostics, however, is not required to hold separate, sell, divest or dispose of any assets or operations owned by it or its affiliates or by us or our affiliates, which individually or collectively produced aggregate revenues in calendar year 2004 in excess of the 2.5% of our consolidated revenues for 2004 (which amount is equal to $11.7 million), or hold separate, sell, divest or dispose of any full service laboratory.

Certain U.S. Federal Income Tax Consequences

     The following is a discussion of certain U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of shares of our common stock. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), existing, proposed and temporary regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis.

     For purposes of this discussion, we use the term "U.S. holder" to mean a U.S. citizen or resident alien individual as defined in the Code, a corporation or entity taxable as a corporation, created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia, an estate the income from which is includable in its gross income for U.S. federal income tax purposes without regard to its source, or a trust if either (A) both (1) a U.S. court is able to exercise primary supervision over the administration of the trust and (2) one or more U.S. persons have the authority to control all of the substantial decisions of the trust or (B) it has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. A non-U.S. holder is any holder that is not a U.S. holder.

     This discussion assumes that you hold the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, or that may apply to you if you are subject to special treatment under the U.S. federal income tax laws (including, for example, regulated investment companies, persons who mark-to-market our common stock, S corporations, partnerships or other pass-through entities, dealers and certain traders in securities and currencies, financial institutions, insurance companies, tax-exempt entities, U.S. expatriates, holders that are not U.S. holders, investors who received our common stock upon conversion of securities or exercise of warrants or other rights to acquire common stock, persons who hold our common stock as part of a synthetic security, straddle, hedge, constructive sale, or a conversion or other integrated transaction, persons that have a functional currency other than the U.S. dollar, persons who are subject to the alternative minimum tax, investors in a pass-through or similar entity, persons who receive our common stock through the exercise of employee stock options or otherwise as compensation, or if you do not hold our common stock as a capital asset).

THIS U.S. FEDERAL INCOME TAX DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT ADDRESS ALL TAX CONSIDERATIONS THAT MAY BE SIGNIFICANT TO YOU. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

     The receipt of cash in the merger by U.S. holders of shares of our common stock generally will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local and foreign tax laws). In general, for U.S. federal income tax purposes, a U.S. holder of shares of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (1) the merger consideration received in exchange for such shares and (2) the U.S. holder's adjusted tax basis in such shares. If the holding period in our shares surrendered is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. The deductibility of a capital loss recognized on the exchange is subject to limitations. If you acquired different blocks of our stock at different times or different prices, you must determine your tax basis and holding period separately with respect to each block of our stock.

     There are limitations on the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a non-corporate stockholder's ordinary income only up to a maximum annual amount of $3,000, and non-corporate stockholders may carry forward unused capital losses. A corporate stockholder can deduct capital losses only to the extent of capital gains; unused capital losses may be carried back three years and forward five years.

     Receipt of the merger consideration may also be a taxable transaction under applicable state, local and foreign tax laws.

     Backup withholding at a rate of 28% will apply to all cash received by a shareholder under the merger, unless the shareholder provides a taxpayer identification number (social security number, in the case of individuals, or employer identification number, in the case of other shareholders), certifies that such a number is correct, and otherwise complies with the backup withholding tax rules. Each of our shareholders should complete and sign the Substitute Form W-9 included as part of the letter of transmittal and return it to the paying agent in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against your U.S. federal income tax liability, if any, provided that you furnish the required information to the Internal Revenue Service in a timely manner. In addition, certain foreign persons such as certain nonresident aliens may establish an exemption from, or a reduced rate of, backup withholding by delivering the proper version of Form W-8.

     Because individual circumstances may differ, you are encouraged to consult your own tax advisor as to the particular tax consequences of the merger to you, including the application and effect of state, local, foreign and other tax laws.

Dissenters' Rights

     Under Missouri law, holders of shares of our common stock are entitled to dissenters' rights in connection with the merger. Any holder of shares of our common stock at the time of the merger who does not vote in favor of the merger may elect to receive payment of the fair value of the shares in cash in accordance with Section 351.455 of the General and Business Corporation Law of Missouri if the merger is consummated. However, Quest Diagnostics may elect not to consummate the merger if a demand for fair value of dissenting shares of our common stock has been perfected, asserted or demanded with respect to more than 10% of the aggregate number of our outstanding shares of common stock.

     Any shareholder contemplating the exercise of the right to dissent should review carefully the provisions of Section 351.455 set forth in Appendix C to this proxy statement. A summary of the principal steps to be taken if the right to dissent is to be exercised is set forth below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the full text of Section 351.455.

EACH STEP MUST BE TAKEN IN STRICT  COMPLIANCE WITH THE APPLICABLE  PROVISIONS OF
SECTION 351.455 IN ORDER FOR HOLDERS OF SHARES OF OUR COMMON STOCK TO PERFECT DISSENTERS' RIGHTS.

     Under Missouri statutory law, a shareholder who dissents from the merger may, in certain circumstances and subject to certain limitations (as described below), demand the fair value of his or her shares. A shareholder's failure to vote against the proposal to approve the merger agreement will not, by itself, constitute a waiver or forfeiture by such shareholder of his or her dissenter's rights. However, in order to receive the fair value of those shares, the dissenting shareholder must take certain steps to perfect his or her dissenter's rights. In particular, the dissenting shareholder:

          o must file with us, prior to or at the special meeting of shareholders, a written objection to the merger (if the shares were held by the shareholder as of the record date for the special meeting);

          o    must not vote in favor of the merger;

          o within 20 days after the merger is effected, make a written demand on the surviving corporation for payment of the fair value of his or her shares as of the day prior to the special meeting; and

          o must state, in such written demand, the number and class of the shares held by the dissenting shareholder.

     Shareholders will not receive any notice with respect to the expiration of the 20 day period. Any shareholder failing to make a written demand within the 20 day period shall be conclusively presumed to have consented to the merger and shall be bound by the terms thereof. A vote against the merger does not constitute a demand as required under the statute. If, within 30 days after the effective date of the merger, the fair value of the dissenting shareholder's shares is agreed upon between the dissenting shareholder and the surviving corporation, payment for such shares must be made by the surviving corporation within 90 days after the effective date of the merger, upon the surrender of the dissenting shareholder's stock certificates representing his or her shares. Upon payment of the agreed value, the dissenting shareholder ceases to have any interest in the shares or in the surviving corporation.

     If, within 30 days after the effective date of the merger, there is no such agreement as to the fair value of the dissenting shareholder's shares between the dissenting shareholder and the surviving corporation, then the dissenting shareholder may, within 60 days after the expiration of the 30 day period, file a petition in any court of competent jurisdiction specified in Section 351.455 asking for a finding and determination of the fair value of his or her shares as of the day prior to the special meeting of shareholders. The dissenting shareholder will be entitled to judgment against the surviving corporation for an amount equal to the fair value of his or her shares measured as of the day prior to the special meeting, together with interest thereon to the date of the judgment.

     The judgment will only be payable upon and simultaneously with the surrender to the surviving corporation of the stock certificates representing the shares owned by the dissenting shareholder. Upon payment of the judgment, the shareholder will cease to have any interest in the shares or in the surviving corporation. Further, unless the dissenting shareholder files the petition with the court within the 60-day time limit described above, that shareholder and all persons claiming under that shareholder shall be conclusively presumed to have approved or ratified the merger and shall be bound by the terms thereof. The right of a dissenting shareholder to be paid the fair value of his or her shares as provided above ceases if and when we abandon the merger.

Source of Funds

     The  obligation  of Quest  Diagnostics  to  consummate  the  merger  is not conditioned upon Quest Diagnostics obtaining financing. Approximately $934 million will be required to pay the aggregate merger consideration for shares of our common stock, to cash out outstanding stock options and to pay amounts to be paid with respect to our debentures. Quest Diagnostics has informed us that it presently expects to fund the cash requirements for the merger from a combination of available cash, borrowings under its existing credit facility and the issuance of new debt securities.

Delisting and Deregistration of Our Common Stock

     If the merger is completed, our common stock will cease to be quoted on the Nasdaq National Market, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended.

Anticipated Accounting Treatment

     Quest Diagnostics has informed us that it intends to account for the merger under the "purchase" method of accounting for financial accounting purposes.

Effect on LabOne Convertible Debentures

     Upon consummation of the merger, the holders of the Company's 3.5% Convertible Senior Debentures in the aggregate principal amount of $103.5 million will have the right to receive such principal amount, plus a specified premium as a result of an increase of the conversion rate of the debentures, in an aggregate cash amount of approximately $132 million. In accordance with the terms of the indenture for the debentures, upon consummation of the merger, (a) the debentures may be converted, the right to receive cash and stock upon conversion will be changed into the right to receive cash, and the conversion rate will be increased as provided in the indenture for the debentures and (b) holders of debentures will have the right to require us to repurchase their debentures upon the terms and conditions set forth in the indenture for the debentures.


                              THE MERGER AGREEMENT

     The following discussion summarizes certain provisions of the merger agreement. This summary may not contain all the information about the merger agreement that is important to you. We strongly encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Appendix A to this proxy statement.

Effective Time

     We will file articles of merger with the Secretary of State of the State of Missouri as soon as practicable on or after the closing date, which will not be later than the fifth business day after satisfaction or waiver of the conditions to the closing of the merger as set forth in Article VIII of the merger agreement. The merger will become effective upon the issuance of a certificate of merger by the Secretary of State of the State of Missouri.

Merger Consideration

     Each share of our common stock issued and outstanding immediately prior to the merger, at the effective time of the merger, will automatically be cancelled and will be converted into the right to receive $43.90 in cash, per share, without interest and subject to applicable tax withholding. After the merger is effective, each holder of a certificate representing any of these shares of our common stock who does not exercise dissenters' rights will no longer have any rights with respect to the shares, except for the right to receive the merger consideration. Each share of our common stock held by us and any shares held by Quest Diagnostics or Fountain at the time of the merger will be cancelled without any payment.

     Holders of shares of our common stock are entitled to assert dissenters' rights instead of receiving the merger consideration. For a description of these dissenters' rights, please refer to "THE MERGER - Dissenters' Rights."

No Further Ownership Rights

     After the effective time of the merger, each of our outstanding stock certificates held by you will represent only the right to receive the merger consideration. The merger consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate.

Conversion of Shares; Procedures for Exchange of Certificates

     Your right to receive $43.90 per share in cash, without interest and subject to applicable tax withholding, will occur automatically upon completion of the merger. Prior to the effective time of the merger, Fountain will designate a bank or trust company to act as paying agent under the merger agreement. Immediately after the effective time of the merger, Quest Diagnostics will deposit with the paying agent cash in an amount sufficient to enable the paying agent to pay the aggregate merger consideration to the holders of shares of our common stock.

     Promptly after the effective time of the merger, but in no event later than three business days thereafter, Fountain will cause to be mailed to each record holder of shares a letter of transmittal and instructions for use in surrendering certificates in exchange for the merger consideration. No shareholder should surrender any certificates until the shareholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a stock certificate for cancellation to the paying agent, together with a letter of transmittal, duly completed and validly executed, the holder of such certificate will be entitled to receive the merger consideration into which the number of shares of common stock previously represented by such stock certificate(s) shall have been converted pursuant to the merger agreement, without any interest thereon. The certificates so surrendered will be cancelled.

     In the event of a transfer of ownership of shares of common stock which is not registered in our transfer records, payment may be made with respect to such shares to the transferee if the stock certificate representing such shares is presented to the paying agent, accompanied by all documents reasonably required by the paying agent to evidence such transfer and to evidence that any applicable stock transfer taxes relating to such transfer have been paid.

     If your stock certificate has been lost, stolen or destroyed, the paying agent will deliver to you the applicable merger consideration for the shares represented by that certificate if:

          o you make an affidavit claiming such certificate has been lost, stolen or destroyed; and

          o if required by the surviving corporation, you post a bond in form and substance and with surety reasonably satisfactory to the surviving corporation.

     Shareholders should not send their certificates now and should send them only pursuant to instructions set forth in the letters of transmittal to be mailed to shareholders promptly after the effective time of the merger. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in this proxy statement and such letters of transmittal.

     At the effective time of the merger, our share transfer books will be closed, and there will be no further registration of transfers of outstanding shares of our common stock. If, after the effective time of the merger, certificates are presented to the surviving corporation or the paying agent for transfer or any other reason, they will be cancelled and exchanged for the merger consideration.

     None of the paying agent, Fountain or the surviving corporation will be liable to any person for any shares or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. At any time after the nine month anniversary of the effective time of the merger, the surviving corporation may request the paying agent to deliver to it any funds made available to the paying agent which have not been disbursed to holders of our common stock. Any shareholders who have not complied with the above described procedures to receive payment of the merger consideration during such nine month period may thereafter look only to the surviving corporation and Quest Diagnostics for payment of the merger consideration to which they are entitled.

Treatment of Outstanding Stock Options

     At the effective time of the merger, each outstanding stock option will become fully vested and exercisable. All stock options will be cancelled at the effective time of the merger. The holder of each stock option will generally be entitled to receive, in full satisfaction of the rights of such holder with respect to such stock option, an amount for each share subject to the stock option equal to the excess of the merger consideration of $43.90 per share over the exercise price per share, less any applicable tax withholding. Holders of options under our 2001 Long-Term Incentive Plan will be required to complete a notice of exercise in order to receive the cash payable at the effective time of the merger. All amounts payable will be paid at or as soon as practicable following the effective time of the merger, without interest. As of August 8, 2005 there were outstanding options to purchase 1,610,812 shares of our common stock with an exercise price per share that is less than $43.90, the per share merger consideration.

Representations and Warranties

     The merger agreement contains various representations and warranties by us as of specific dates. The statements embodied in those representations and warranties were made only for purposes of the merger agreement among Quest Diagnostics, Fountain and us, and are subject to important qualifications and limitations agreed upon by such parties in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties may be subject to standards of materiality different from those generally applicable to shareholders and may have been made for the purpose of allocating risk between us and Quest Diagnostics rather than establishing the matters addressed in the representations and warranties as matters of fact. All of the representations and warranties will expire at the effective time of the merger. These representations and warranties relate to, among other things:

          o corporate organization and existence, good standing and corporate power to operate our businesses;

          o    our articles of incorporation and our bylaws;

          o    our capitalization;

          o the authority and power to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

          o the absence of certain violations of or conflicts with our organizational documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

          o required consents and approvals of governmental entities in connection with the merger;

          o    compliance with laws and permits;

          o    reports and financial statements filed with the SEC;

          o our internal control over financial reporting and disclosure controls and procedures;

          o the absence of certain changes or events since March 31, 2005, concerning us and our subsidiaries, including the absence of a material adverse effect (as defined under "Conditions to the Completion of the Merger" below);

          o pending or threatened litigation and outstanding court orders against us;

          o    our compensation arrangements and benefit plans;

          o    employment and labor matters;

          o    the accuracy of information in this proxy statement;

          o    real property owned and leased by us;

          o    our intellectual property;

          o    tax matters;

          o    environmental matters;

          o the inapplicability of our rights agreement to the merger agreement and the merger;

          o    certain listed contracts;

          o    our insurance policies;

          o    transactions with our affiliates;

          o    our customers and suppliers;

          o    the absence of undisclosed broker's fees; and

          o    our receipt of a fairness opinion from JPMorgan.

     The merger agreement also contains representations and warranties by Quest Diagnostics and Fountain that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

          o corporate organization and existence, good standing and corporate power to operate its businesses;

          o the authority and power to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

          o the absence of any violation of or conflict with their organizational documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

          o required consents and approvals of governmental entities as a result of the merger;

          o the accuracy and completeness of information they have supplied for inclusion in this proxy statement;

          o the sufficiency as of the effective time of the merger of available funds to pay the merger consideration and amounts required to cash-out stock options;

          o    the absence of undisclosed broker's fees; and

          o non-ownership of our capital stock by Quest Diagnostics and Fountain.

Conduct of Business Pending the Merger

     Under the merger agreement, we have agreed that prior to the effective time of the merger, subject to certain exceptions, unless we obtain Quest Diagnostics' prior written agreement (which agreement shall not be unreasonably withheld or delayed), we will conduct our business in all material respects in the ordinary course and consistent with past practice, and use our reasonable best efforts to preserve substantially intact our business organization, to keep available the services of our current officers, employees and consultants, and to preserve our current relationships with customers, suppliers and other persons with which we have significant business relations. In addition, we have also agreed that until the effective time of the merger, unless expressly contemplated or set forth in the merger agreement (and the disclosure schedule incorporated therein) or with Quest Diagnostics' prior written consent (which consent shall not be unreasonably withheld or delayed), we will not, among other things, do or propose to do any of the following:

          o amend or otherwise change our articles of incorporation or bylaws;

          o issue, sell, grant or encumber any shares or options of our capital stock, or any other ownership interest in us (except for the issuance of shares of common stock upon exercise of outstanding stock options or upon conversion of the debentures);

          o    sell, pledge or encumber any of our assets;

          o authorize, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to our capital stock;

          o reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of our capital stock, other than in connection with the exercise of employee stock options or the purchase of stock from the minority shareholders of one of our subsidiaries;

          o acquire any business, corporation, partnership, other business organization or any division thereof;

          o incur, repay, assume or guarantee any indebtedness for borrowed money or issue any debt securities in excess of specified amounts and in the ordinary course of business consistent with past practice;

          o enter into any contract or agreement that requires payments in excess of specified amounts;

          o make or authorize any capital expenditures with respect to 2005 outside of our 2005 capital expenditures budget in excess of specified amounts, and make or authorize any capital expenditures with respect to 2006 in excess of specified amounts;

          o increase the compensation or benefits of our directors, officers or employees, except increases in the ordinary course of business and consistent with past practice of salaries or wages of employees who are not officers or directors;

          o grant any severance or termination pay to any of our directors, officers, or employees;

          o enter into any employment or severance agreement (other than employment offer letters which do not provide for severance on termination provisions) with any of our directors, officers or employees;

          o establish, adopt or amend any collective bargaining, bonus, compensation or stock option or other benefit plan for our directors, officers or employees;

          o change any of our accounting principles, policies or procedures, other than as required by GAAP or applicable law;

          o make, revoke or change any tax election or method of tax accounting, settle any material tax liability, consent to any material tax claim or assessment, or waive the statute of limitations for any material tax claim or assessment;

          o pay, discharge or satisfy any claim, liability or obligation, other than in the ordinary course of business and consistent with past practice;

          o amend or modify in any material respect or consent to the termination of any listed contract, other than in the ordinary course of business and consistent with past practice;

          o    settle any material litigation;

          o sell, transfer, or grant any license or sublicense with respect to any of our material intellectual property other than in the ordinary course of business and consistent with past practice; or

          o    announce  an  intention,   enter  into  any  formal  or  informal
               agreement, or otherwise make a commitment, to do any of the foregoing.

Indemnification and Insurance

     Under the merger agreement, Quest Diagnostics agrees that the existing rights to indemnification of all of our directors or officers under our articles of incorporation or bylaws shall survive the merger for a period of six years. In addition, indemnification agreements between us and our directors and executive officers shall remain in full force and effect in accordance with their terms following the merger.

     Quest Diagnostics also agrees to maintain in effect for six years from the effective time of the merger directors' and officers' liability insurance with respect to matters existing or occurring prior to the effective time of the merger. Quest Diagnostics may substitute policies of at least the same coverage containing terms and conditions that are not, in the aggregate, less favorable to any beneficiary thereof. Quest Diagnostics, however, shall not be required to pay more than an amount equal to 300% of current annual premiums paid by us for such insurance. If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds such maximum amount, Quest Diagnostics is required to maintain or procure, for such six-year period, the most advantageous policies of directors' and officers' insurance obtainable for a premium equal to that maximum amount.

     In addition, under the merger agreement, Quest Diagnostics is required for six years from and after the effective time of the merger, to indemnify and hold harmless (and release from any liability to the surviving corporation or any of their respective subsidiaries) the persons who, at or prior to the effective time of the merger, were officers or directors of us or any of our subsidiaries or served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including reimbursement for reasonable fees and expenses incurred in advance of the final disposition of any action, suit or proceeding), losses, claims, damages, judgments, fines and amounts paid in settlement to the fullest extent permitted by the MGBCL as of the date of the merger agreement (assuming the MGBCL were applicable).

No Solicitation by Us

     Subject  to the  exceptions  described  below,  we have  agreed to  certain restrictions on our ability to solicit, negotiate and enter into acquisition transactions with third parties. We have agreed that we will not, and agreed that we will instruct and use our reasonable best efforts to cause our and our subsidiaries' directors, officers, employees, agents, advisors and other representatives (including any investment banker, attorney or accountant retained by us or any subsidiary) not to, directly or indirectly:

          o solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action to knowingly facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to our shareholders) that constitutes, or may reasonably be expected to lead to, any competing transaction,

          o enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a competing transaction,

          o agree to, approve, endorse or recommend any competing transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any competing transaction, or

          o authorize or permit any of the officers, directors or employees of us or any subsidiary, or any investment banker, financial advisor, attorney, accountant or other representative retained by us or any subsidiary, to take any such action.

      Subject to the exceptions described below, we have also agreed not to withdraw or modify, or propose to withdraw or modify, in a manner adverse to Quest Diagnostics or Fountain, the approval or recommendation of the merger agreement or the merger by our board of directors.

      Notwithstanding these agreements, prior to obtaining shareholder approval of the merger agreement, we may, in response to an unsolicited, written, bona fide proposal or offer regarding a competing transaction, (a) furnish information to the third party making the proposal or offer, and enter into and conduct discussions and negotiations with such third party, regarding the proposal or offer, and (b) release the third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party to the extent reasonably necessary to permit the third party to make and pursue the proposal or offer, if, prior to doing so, our board of directors shall have:

          o determined, in its good faith judgment (after having received the advice of its financial advisor and outside legal counsel (who may be our regularly engaged independent legal counsel)), that the proposal or offer constitutes or may be reasonably expected to lead to a superior proposal,

          o determined, in its good faith judgment after consultation with independent legal counsel (that may be our regularly engaged independent legal counsel), that a failure to furnish such information, enter into such discussions and negotiations or release or waive such provisions would be inconsistent with its fiduciary duties to us or our shareholders under applicable law,

          o provided prior written notice to Quest Diagnostics of our intent to furnish information to, or enter into discussions with, the third party, and

          o obtained from the third party an executed confidentiality agreement on terms no less favorable to us in all material respects than those contained in the confidentiality agreement with Quest Diagnostics, with certain exceptions.

     In addition, if our board of directors determines, in its good faith judgment (after having received the advice of its financial advisor and outside legal counsel (who may be our regularly engaged independent legal counsel)), that an unsolicited, written, bona fide offer from a third party constitutes a superior proposal, then we may terminate the merger agreement and enter into an agreement with the third party with respect to the superior proposal, if:

          o prior to doing so, our board of directors shall have determined in its good faith judgment after consultation with independent legal counsel (who may be our regularly engaged independent legal counsel), that a failure to take any such action would be inconsistent with its fiduciary duties to us or our shareholders under applicable law;

          o prior to entering into an agreement for a superior proposal, we notify Quest Diagnostics in writing at least three business days prior to doing so, of our intention to enter into the agreement, specifying its material terms and identifying the person making the superior proposal, and Quest Diagnostics does not make, within three business days of receipt of the written notification, an offer that our board of directors determines in good faith (after having received the advice of its financial advisor and outside legal counsel (who may be our regularly engaged independent legal counsel)) is at least as favorable from a financial point of view to our shareholders as the superior proposal; and

o we pay a $26.5 million termination fee to Quest Diagnostics simultaneous with termination of the merger agreement.

     In addition, subject to termination fee requirements described under "--Termination Fees and Expenses", our board of directors may change its recommendation regarding the merger agreement and the merger if it determines, in its good faith judgment after consultation with independent legal counsel (who may be our regularly engaged independent legal counsel), that to do otherwise would be inconsistent with its fiduciary duties to us or our shareholders under applicable law.

     A "competing transaction" is defined in the merger agreement as any of the following: (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving us; (ii) any sale, lease, exchange, transfer or other disposition of all of our consolidated assets, or a portion thereof having an aggregate value equal to 15% or more of our market capitalization or generating 15% or more of our consolidated revenue for the fiscal year ended December 31, 2004; (iii) any sale, exchange, transfer or other disposition of 15% or more of any class of our equity securities; or (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of our equity securities.

     A "superior proposal" is defined in the merger agreement as an unsolicited written bona fide offer made by a third party to consummate any competing transaction (i) that is on terms that our board of directors determines in its good faith judgment (after consultation with its financial advisor and after taking into account all the terms and conditions of the contemplated transaction) are more favorable to our shareholders (in their capacity as shareholders) from a financial point of view than the merger agreement (taking into account any alterations to that merger agreement agreed to in writing by Quest Diagnostics in response thereto in accordance with the merger agreement),
(ii) that is not conditioned upon receipt of requisite financing or for which financing, to the extent required, is then committed and (iii) that our board of directors determines in its good faith (after consultation with its financial advisor and outside legal counsel (who may be our regularly engaged independent legal counsel)) is reasonably capable of being consummated; except that for purposes of this definition the reference to "15%" in clauses (ii), (iii) and
(iv) of the definition of competing transaction shall be deemed to be a reference to "50%."

Employee Benefits

     Under the merger agreement, Quest Diagnostics has agreed that, for a period of one year after the merger, it will honor (without modification in a manner adverse to the participants therein) all of our and our subsidiaries' existing employee contracts, agreements, arrangements, policies, plans and commitments, excluding any requirement that contributions be paid in employer stock; provided that Quest Diagnostics may transfer some or all of our and our subsidiaries' employees to the applicable employee benefit arrangements of Quest Diagnostics and its subsidiaries during the one-year period, as long as the employees who are transferred receive benefits under the arrangements that are not less favorable than the benefits provided to similarly situated employees of Quest Diagnostics and its subsidiaries.

     Under the merger agreement, our and our subsidiaries' employees will receive credit for service accrued prior to the merger (a) for purposes of eligibility to participate and vesting (but not for benefit accruals) under the employee benefit arrangements of Quest Diagnostics and its subsidiaries that may be extended to the employees, except as may cause a duplication of benefits, and
(b) for purposes of determining the level of benefits under any vacation or severance plan following the merger established or maintained by Quest Diagnostics or any of its subsidiaries that is extended to the employees. Quest Diagnostics and its subsidiaries have agreed to waive any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of Quest Diagnostics and its subsidiaries and to recognize, for purposes of annual deductible, co-payment and out-of-pocket limits under its medical and dental plans, deductible, co-payment and out-of-pocket expenses paid by our and our subsidiaries' employees in the respective plan year in which the merger occurs. The merger agreement provides that following the merger, all of our and our subsidiaries' employees shall be entitled to all unused vacation time accrued as of the effective time of the merger.

Other Covenants

     The merger agreement contains a number of other covenants, including covenants:

          o requiring us to hold a special meeting and to use our reasonable best efforts to obtain shareholder approval of the merger agreement, subject to the provisions of the merger agreement;

          o    governing   the   parties'   obligations   with  respect  to  the
               preparation   and  filing  with  the   Securities   and  Exchange
               Commission of this proxy statement;

          o requiring us to provide Quest Diagnostics and Fountain with reasonable access during normal business hours to our and our subsidiaries' officers, employees, agents, properties, offices, plants and other facilities, books and records, subject to certain exceptions;

          o requiring the parties to give prompt notice of matters that reasonably could be expected to cause any representation or warranty contained in the merger agreement to be untrue or inaccurate in any material respect, of any failure of any party to comply with any covenant under the merger agreement and of any other material development relating to us or our subsidiaries;

          o requiring the parties to use their reasonable best efforts to obtain all consents or approvals required from third parties other than governmental authorities in order to consummate the merger as promptly as practicable;

          o requiring Quest Diagnostics to cause Fountain to perform its obligations under the merger agreement and to consummate the merger and to unconditionally guarantee the full and complete performance by Fountain and the surviving corporation of their obligations under the merger agreement; and

          o requiring the parties to use their reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to the merger agreement or the merger.

Conditions to the Completion of the Merger

     Our, Quest Diagnostics' and Fountain's respective obligations to consummate the merger are subject to the satisfaction of the following conditions:

          o    approval  of  the  merger   agreement  by  our   shareholders  in
               accordance with Missouri law and our articles of incorporation;

          o the expiration or termination of the waiting period under the HSR Act; and

          o the absence of any law, rule, injunction, judgment, decree or order prohibiting the merger.

     In addition, we are not obligated to effect the merger unless the following conditions have been satisfied or waived in writing:

          o the representations and warranties of Quest Diagnostics and Fountain set forth in the merger agreement that are qualified as to materiality must be true and correct, and those that are not so qualified must be true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date); except where any failure of such representations and warranties to be true and correct, individually or in the aggregate, would not prohibit or materially delay the consummation of the merger or prevent Quest Diagnostics or Fountain from performing their obligations under the merger agreement;

          o Quest Diagnostics' and Fountain's representation and warranty that Quest Diagnostics will have sufficient funds as of the effective time of the merger to consummate the merger and to pay the merger consideration and amounts required to cash-out outstanding stock options must be true and correct as of the effective time of the merger;

          o Quest Diagnostics and Fountain must have complied in all material respects with all of their covenants and agreements under the merger agreement to be complied with prior to the effective time of the merger; and

          o Quest Diagnostics and Fountain must have delivered to us a certificate dated as of the closing date of the merger and signed by a duly authorized officer certifying that the conditions in the three preceding bullet points have been satisfied.

     In addition, Quest Diagnostics and Fountain are not obligated to complete the merger unless the following conditions are satisfied or waived in writing:

          o the representations and warranties by us set forth in the merger agreement that are qualified as to materiality or material adverse effect must be true and correct, and those that are not so qualified must be true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date); except where any failure of such representations and warranties to be true and correct, either individually or in the aggregate, would not have a material adverse effect;

          o we must have complied in all material respects with all of our covenants and agreements under the merger agreement to be complied with prior to the effective time of the merger;

          o we must have delivered to Quest Diagnostics and Fountain a certificate dated as of the closing date of the merger and signed by a duly authorized officer certifying that the conditions in the two preceding bullet points have been satisfied; and

          o a demand for fair value of dissenting shares of our common stock must not have been perfected, asserted or demanded with respect to more than 10% of the aggregate number of our outstanding shares of common stock.

      The merger agreement provides that a "material adverse effect" means any event, circumstance or change that, individually or in the aggregate with all other events, circumstances or changes, has, or is reasonably likely to (i) have a materially adverse effect on our business, condition (financial or otherwise) or results of operations, or (ii) prevent or materially delay our ability to consummate the transactions contemplated by the merger agreement; except that the definition of "material adverse effect" shall not include any event, circumstance, change or effect resulting from or relating to (A) changes in general U.S. economic conditions or changes in the general economic conditions in the geographic areas in which we operate, so long as in any such case we are not materially disproportionately affected relative to other entities that operate in such geographic areas, (B) changes affecting the industries within which we operate, so long as in any such case we are not materially disproportionately affected relative to other industry participants, (C) changes in any applicable law, (D) the execution or public announcement of the merger agreement or the transactions contemplated hereby, (E) actions expressly required to be taken us pursuant to the terms of the merger agreement, or (F) any act of terrorism or war (whether or not threatened, pending or declared).

Termination

     Quest Diagnostics and we can terminate the merger agreement under certain circumstances, including:

          o    by mutual written consent of Quest Diagnostics and us;

          o by either Quest Diagnostics or us, if the merger has not been completed by April 7, 2006 for any reason, except that if (1) the merger is not completed by April 7, 2006 because all applicable waiting periods under the HSR Act have not expired or been terminated or because an order (other than a final and nonappealable order) has been entered by a governmental authority which enjoins completion of the merger, and (2) all other conditions to the merger have been satisfied, the permitted termination date may be extended until August 8, 2006 by either Quest Diagnostics or us, as long as the failure to complete the merger was not caused by the failure of Quest Diagnostics or us, as the case may be, to fulfill any obligation under the merger agreement.

          o by either Quest Diagnostics or us if any governmental authority shall have enacted, issued, promulgated, enforced or entered any law or order prohibiting completion of the merger, and such order shall have become final and nonappealable;

          o by Quest Diagnostics, in the event of any breach by us of any representation, warranty or covenant that would cause any condition to Quest Diagnostics' obligation to complete the merger to not be satisfied, which breach, if capable of cure, shall not have been cured within ten business days of receipt by us of written notice from Quest Diagnostics specifying such breach;

          o by us, in the event of any breach by Quest Diagnostics or Fountain of any representation, warranty or covenant that would cause any condition to our obligation to complete the merger to not be satisfied, which breach, if capable of cure, shall not have been cured within ten business days of receipt by Quest Diagnostics or Fountain, as applicable, of written notice from us specifying such breach;

          o by Quest Diagnostics if, at any time prior to the date of our special meeting, our board of directors shall have (i) effected a change in its recommendation (as defined below) or (ii) approved or recommended, or proposed to approve or recommend, any competing transaction;

          o by Quest Diagnostics or us if, upon a vote taken at the special meeting or any postponement or adjournment of the meeting, the merger agreement is not approved by the holders of at least two-thirds of outstanding shares of our common stock entitled to vote thereon; or

          o by us, at any time prior to obtaining shareholder approval of the merger agreement, in order to enter into a definitive agreement with respect to a superior proposal in accordance with the merger agreement and payment of a termination fee of $26.5 million.

     As defined in the merger agreement, a change in company recommendation means that either our board of directors or any committee of our board of directors shall have withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Quest Diagnostics or Fountain, the approval or recommendation by our board of directors or any such committee of the merger agreement or the merger.

     In the event of the termination of the merger agreement by Quest Diagnostics or us, the merger agreement shall become void, and there shall be no liability on the part of any party or their respective officers, directors, employees, agents, advisors or other representatives, except that (a) the confidentiality agreement, the termination provisions in the merger agreement and the general provisions in Article X of the merger agreement shall survive termination and (b) termination shall not relieve any party from liability or damages arising out of any intentional or willful breach of any covenant in the merger agreement prior to termination.

Termination Fees and Expenses.

     Except as described below, the merger agreement provides that regardless of whether the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such costs and expenses.

     The merger agreement requires that we pay Quest Diagnostics a $26.5 million termination fee if:

          1. (a) Quest Diagnostics terminates the merger agreement because our board of directors shall have effected a change in the company recommendation prior to the date of the special meeting, and

               (b) we enter into a definitive agreement, within 12 months after such termination, relating to a competing transaction and such transaction is thereafter consummated; or

          2. (a) Quest Diagnostics or we terminate the merger agreement because, upon a vote taken at the special meeting or any postponement or adjournment of the special meeting, the merger agreement is not approved by the holders of at least two-thirds of outstanding shares of our common stock entitled to vote thereon,

               (b) prior to the vote by our shareholders on the merger agreement, a competing transaction shall have been publicly announced and not withdrawn, or shall have otherwise become publicly known after the date of the merger agreement, and

               (c) we enter into a definitive agreement, within 12 months after such termination, relating to a competing transaction and such transaction is thereafter consummated; or

          3. we terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal in accordance with the merger agreement; or

          4. Quest Diagnostics terminates the merger agreement because prior to the date of the special meeting our board of directors shall have approved or recommended, or proposed to approve or recommend, any competing transaction.

     The merger agreement also requires that we reimburse Quest Diagnostics for reasonable out-of-pocket expenses, up to a maximum of $3.5 million, incurred by it or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement or related to the merger if:

          A. Quest Diagnostics terminates the merger agreement as a result of any breach by us of any representation, warranty or covenant in the merger agreement that would cause any condition to Quest Diagnostics' obligation to complete the merger to not be satisfied, which breach, if capable of cure, shall not have been cured within ten business days of receipt by us of written notice from Quest Diagnostics specifying such breach; or

          B. Quest Diagnostics terminates the merger agreement because our board of directors shall have effected a change in the company recommendation prior to the date of the special meeting.

     The termination fee payable pursuant to Item 1 above will be reduced by the amount of any expenses of Quest Diagnostics required to be reimbursed by us under the merger agreement.

     The merger agreement provides that payment of fees and expenses as required in the merger agreement shall not be in lieu of any damages incurred in the event of a willful breach or intentional breach of any covenant in the merger agreement prior to such termination.

Amendment and Waiver

     Any provision of the merger agreement may be amended, modified or waived in writing by the parties to the agreement, by action taken by or authorized by each party's board of directors, provided that only amendments allowed under applicable law are permitted after the merger agreement is approved by the shareholders.

                           MARKET PRICES AND DIVIDENDS

     Our common stock is listed on the Nasdaq National Market under the symbol "LABS." On August 5, 2005, the last trading day before our announcement that we had signed the merger agreement, the last reported sale price per share of our common stock on the Nasdaq National Market was $37.64. On __________, 2005, there were approximately ________ holders of record of our common stock.

     The following table sets forth the high and low prices for our common stock for the periods indicated, as reported by the Nasdaq National Market.


                                          High           Low
                                          ----           ---
2003      First Quarter..............  $   20.86     $   17.38
          Second Quarter.............  $   22.55     $   17.79
          Third Quarter..............  $   25.24     $   19.91
          Fourth Quarter.............  $   32.50     $   21.04

2004      First Quarter..............  $   36.24     $   27.42
          Second Quarter.............  $   34.14     $   27.87
          Third Quarter..............  $   32.47     $   26.27
          Fourth Quarter.............  $   33.00     $   28.81

2005      First Quarter..............  $   36.63     $   30.98
          Second Quarter ............  $   40.20     $   33.54
          Third Quarter .............  $             $
           (through ________, 2005)


We did not pay dividends on our common stock during 2005, 2004 or 2003. Additionally, our senior credit facility includes a covenant restricting the payment of dividends on our common stock.



                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     Principal Shareholders. The following table lists any person who, to our knowledge, was the beneficial owner, as of August 1, 2005, of more than 5% of our outstanding shares of common stock.

                                          Shares       Percentage of Outstanding
                                       Beneficially          Common Stock
Beneficial Owner                           Owned          Beneficially Owned
----------------                           -----          ------------------
AXA Financial, Inc.                    1,385,740(1)              8.1%
1920 Avenue of the Americas
New York, NY 10104

T. Rowe Price Associates, Inc.         1,260,154(2)              7.3%
100 E. Pratt Street
Baltimore, MD 21202

St. Denis J. Villere & Company,        1,070,108(3)              6.2%
L.L.C.
Suite 808
210 Baronne Street
New Orleans, LA 70112-1727

---------------------------------
(1) According to the Schedule 13G filed by the reporting person on February 14, 2005, the reporting person has sole voting power with respect to 792,700 shares, shared voting power with respect to 490,800 and sole dispositive power with respect to all 1,385,740 shares. The Schedule 13G also stated that the shares are held by the reporting person's subsidiaries Alliance Capital Management L.P. and AXA Equitable Life Insurance Company, with Alliance Capital Management L.P. having sole voting power with respect to 652,740 shares, shared voting power with respect to 490,800 shares and sole dispositive power with respect to 1,245,780 shares, and AXA Equitable Life Insurance Company having sole voting and dispositive power with respect to 139,960 shares. The Schedule 13G was filed jointly by AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, and AXA.

(2) According to the Schedule 13G filed by the reporting person on February 14, 2005, the reporting person has sole voting power with respect to 197,582 shares and sole dispositive power with respect to all 1,260,154 shares. The reporting person indicates that (i) these securities are owned by various individual and institutional investors to which the reporting person serves as investment adviser with power to direct investments and/or sole power to vote the securities and (ii) for purposes of the reporting requirements of the Securities Exchange Act of 1934, the reporting person is deemed to be a beneficial owner of such securities; however, the reporting person expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) According to the Schedule 13G filed by the reporting person on February 28, 2005, the reporting person has sole voting and dispositive power with respect to 3,700 shares and shared voting and dispositive power with respect to 1,066,408 shares.

     Management. The following table sets forth information as of August 1, 2005 regarding the shares of our common stock beneficially owned by each director, our chief executive officer and our four other most highly compensated executive officers with total cash compensation exceeding $100,000 during our last completed fiscal year, and all directors and executive officers as a group.

                                        Shares        Percentage of Outstanding
                                     Beneficially            Common Stock
Beneficial Owner                        Owned(1),(2)    Beneficially Owned(3)
----------------                        ------          ------------------
W. Thomas Grant, II                   398,640(4),(5)       2.28%

John W. McCarty                       78,138               *

Michael J. Asselta                    72,603(4)            *

L. Patrick James                      7,398(4)             *

Joseph C. Benage                      83,434(4)            *

James R. Seward                       43,144               *

Jill L. Force                         2,136                *

John E. Walker                        28,248(6)            *

John P. Mascotte                      5,358                *

Lawrence N. Kugelman                  326                  *

All directors and executive           841,417              4.81%
officers as a group (14 persons)
-----------------------------------
* Less than 1% of outstanding shares.

1. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.

2. Includes the following numbers of shares which such persons have the right to acquire within 60 days after August 1, 2005 pursuant to options granted under LabOne's Long-Term Incentive and Bonus Replacement Plans: W. Thomas Grant II, 274,955 shares; Michael J. Asselta, 69,000 shares; John W. McCarty, 71,269 shares; Joseph C. Benage, 81,517 shares; L. Patrick James, 7,000 shares; James
R. Seward, 5,788 shares; Jill L. Force, 550 shares; John E. Walker, 6,478 shares; John P. Mascotte, 4,053 shares; and all directors and executive officers as a group, 623,329 shares.

3. For purposes of determining this percentage, the outstanding shares of LabOne include shares which such persons have the right to acquire as of or within 60 days after August 1, 2005.

4. Includes the following numbers of shares held as of August 1, 2005 in individually directed accounts of the named persons under LabOne's 401(k) profit-sharing plan, as to which each of such persons has sole investment power only: W. Thomas Grant II, 27,881 shares; Michael J. Asselta, 3,603; Joseph C. Benage 935 shares; L. Patrick James, 398 shares; and all directors and executive officers as a group, 41,278 shares.

5. Includes 63,462 shares held in a family trust for which W. Thomas Grant II serves as co-trustee and in that capacity shares voting and investment powers, 13,763 shares owned by a son of W. Thomas Grant II who lives in the home, and 4,007 shares owned by the wife of W. Thomas Grant II, as to which he disclaims beneficial ownership.

6. Includes 20,482 shares owned by a revocable trust for Mr. Walker's wife, as to which he disclaims beneficial ownership.


                              SHAREHOLDER PROPOSALS

     We will not hold an annual meeting of shareholders in 2006 if the merger is completed. However, if the merger is not completed by then, we will hold our 2006 annual meeting.

     If we hold our 2006 annual meeting, shareholder nominations of persons for election as directors or other proposals may be brought before the 2006 annual meeting of shareholders only by shareholders entitled to vote at such meeting who give timely written notice thereof in compliance with Article VI of our by-laws, which notice must be delivered to our Secretary on the earlier of (a) 90 days prior to the date of such meeting or (b) if we do not provide at least 100 days' prior notice or public announcement of the date of such meeting, the shareholder notice must be delivered to the Secretary not more than ten days following the mailing date of the notice or public announcement of the date of the meeting.

     If we hold our 2006 annual meeting, to be considered for inclusion in the proxy statement and proxy for the 2006 annual meeting of shareholders, any shareholder proposal must be received at our corporate office by December 20, 2005.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The annual reports include our audited financial statements and the quarterly reports include our unaudited financial statements. You may read and copy any reports, statements or other information that we file at the SEC's public reference room, which is located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Shareholders may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such materials are also available from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of such materials may also be accessed through the SEC's Internet web site at http://www.sec.gov. Once the merger is completed, we will no longer be subject to the reporting requirements of the Securities Exchange Act of 1934.

     You should rely only on the information contained in this proxy statement to vote your shares of our common stock at the special meeting. Neither us, Quest Diagnostics nor Fountain has authorized anyone to provide you with information that is different from what is contained in this proxy statement.

     This proxy statement is dated ________, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date (except as otherwise expressly provided herein), and mailing of this proxy statement to shareholders will not create any implication to the contrary.

     All information contained in this proxy statement relating to Quest Diagnostics and Fountain, Inc. has been provided by Quest Diagnostics.

     If you would like additional copies, without charge, of this proxy statement or if you have more questions about the merger, including the procedures for voting your shares, you should contact:

                  D. F. King & Co., Inc.
                  48 Wall Street
                  New York, New York 10005
                  (212) 269-5550 - Banks and Brokers (collect calls)
                  (888) 567-1626 - All others (toll-free)

                                                                      Appendix A

================================================================================




                          AGREEMENT AND PLAN OF MERGER

                                      among

                         QUEST DIAGNOSTICS INCORPORATED,

                                 FOUNTAIN, INC.

                                       and

                                  LABONE, INC.



                           Dated as of August 8, 2005



================================================================================

                                Table of Contents


                                                                            Page



                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01 Definitions.....................................................1

                                   ARTICLE II
                                   THE MERGER

SECTION 2.01 The Merger......................................................7
SECTION 2.02 Effective Time; Closing.........................................7
SECTION 2.03 Effect of the Merger............................................7
SECTION 2.04 Articles of Incorporation; Bylaws...............................7
SECTION 2.05 Directors and Officers..........................................7

                                   ARTICLE III
                            CONVERSION OF SECURITIES

SECTION 3.01 Conversion of Securities........................................8
SECTION 3.02 Employee Stock Options..........................................8
SECTION 3.03 Dissent Rights..................................................9
SECTION 3.04 Surrender of Shares; Stock Transfer Books.......................9
SECTION 3.05 Withholding Rights.............................................11

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01 Organization and Qualification; Subsidiaries...................11
SECTION 4.02 Articles of Incorporation and Bylaws...........................11
SECTION 4.03 Capitalization.................................................12
SECTION 4.04 Authority Relative to this Agreement...........................13
SECTION 4.05 No Conflict; Required Filings and Consents.....................14
SECTION 4.06 Permits; Compliance............................................15
SECTION 4.07 SEC Filings; Financial Statements..............................16
SECTION 4.08 Absence of Certain Changes or Events...........................18
SECTION 4.09 Absence of Litigation..........................................18
SECTION 4.10 Employee Benefit Plans.........................................18
SECTION 4.11 Labor and Employment Matters...................................20
SECTION 4.12 Information Supplied...........................................20
SECTION 4.13 Real Property; Title to Assets.................................21
SECTION 4.14 Intellectual Property..........................................22
SECTION 4.15 Taxes..........................................................22
SECTION 4.16 Environmental Matters..........................................23

SECTION 4.17 Rights Agreement...............................................24
SECTION 4.18 Listed Contracts...............................................24
SECTION 4.19 Insurance......................................................25
SECTION 4.20 Interested Party Transactions..................................26
SECTION 4.21 Customers and Suppliers........................................26
SECTION 4.22 Brokers........................................................26
SECTION 4.23 Opinion of Financial Advisor...................................26

                                    ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

SECTION 5.01 Corporate Organization.........................................27
SECTION 5.02 Authority Relative to This Agreement...........................27
SECTION 5.03 No Conflict; Required Filings and Consents.....................27
SECTION 5.04 Information Supplied...........................................28
SECTION 5.05 Financing......................................................28
SECTION 5.06 Brokers........................................................28
SECTION 5.07 Ownership of Shares............................................28

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01 Conduct of Business by the Company Pending the Merger..........28

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

SECTION 7.01 Company Shareholders Meeting...................................31
SECTION 7.02 Proxy Statement................................................31
SECTION 7.03 Access to Information; Confidentiality.........................32
SECTION 7.04 No Solicitation of Transactions................................32
SECTION 7.05 Employee Benefits Matters......................................35
SECTION 7.06 Directors' and Officers' Indemnification and Insurance.........36
SECTION 7.07 Notification of Certain Matters................................37
SECTION 7.08 Further Action; Reasonable Efforts.............................37
SECTION 7.09 Obligations of Purchaser.......................................39
SECTION 7.10 Public Announcements...........................................39

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

SECTION 8.01 Conditions to the Obligations of Parent, Purchaser and the
             Company........................................................40
SECTION 8.02 Conditions to the Obligations of the Company...................40
SECTION 8.03 Conditions to the Obligations of Parent and Purchaser..........41

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01 Termination....................................................41
SECTION 9.02 Effect of Termination..........................................42
SECTION 9.03 Fees and Expenses..............................................42
SECTION 9.04 Amendment and Waiver...........................................43

                                    ARTICLE X
                               GENERAL PROVISIONS

SECTION 10.01 Non-Survival of Representations and Warranties................44
SECTION 10.02 Notices.......................................................44
SECTION 10.03 Severability..................................................45
SECTION 10.04 Entire Agreement; Assignment..................................45
SECTION 10.05 Parties in Interest...........................................45
SECTION 10.06 Specific Performance..........................................45
SECTION 10.07 Governing Law; Jurisdiction...................................46
SECTION 10.08 Waiver of Jury Trial..........................................46
SECTION 10.09 Headings......................................................46
SECTION 10.10 Counterparts..................................................46

            AGREEMENT AND PLAN OF MERGER, dated as of August 8, 2005 (this "Agreement"), among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation ("Parent"), FOUNTAIN, INC., a Missouri corporation and a wholly owned subsidiary of Parent ("Purchaser"), and LABONE, INC., a Missouri corporation (the "Company").

            WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General and Business Corporation Law of the State of Missouri (the "MGBCL"), Parent, Purchaser and the Company desire to effect a business combination transaction pursuant to which Purchaser will merge with and into the Company (the "Merger");

            WHEREAS, the board of directors of the Company (the "Company Board") has approved this Agreement and resolved to direct the submission of this Agreement to a vote at a meeting of its shareholders;

            WHEREAS, the respective boards of directors of each of Parent and Purchaser deem it in the best interests of their respective stockholders and shareholders, as the case may be, for Purchaser to be merged with and into the Company upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company, together with each associated Right (as hereinafter defined) under the Rights Agreement (as hereinafter defined) (a "Share") not owned by Parent, Purchaser, the Company or a Subsidiary shall be converted into the right to receive the Merger Consideration (as hereinafter defined); and

            WHEREAS, certain employees of the Company have executed and delivered employment agreements with the Company, and which shall become effective upon consummation of the Merger.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01      Definitions.  (a)  For purposes of this Agreement:
                  -----------

            "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

            "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or Sunday) on which banks are not required or authorized to close in The City of New York or Kansas City, Missouri.

            "Cincinnati Facility" means the laboratory facility that is located at 6700 Steger Road, Cincinnati, Ohio.

            "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

            "Company Stock Option Plans" means the 2001 Long-Term Incentive Plan, as amended, the 1997 Long-Term Incentive Plan, as amended, and the 1987 Long-Term Incentive Plan, as amended.

            "Competing Transaction" means any of the following: (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company; (ii) any sale, lease, exchange, transfer or other disposition of all of the consolidated assets of the Company and the Subsidiaries, taken as a whole, or a portion thereof having an aggregate value equal to 15% or more of the market capitalization of the Company or generating 15% or more of the consolidated revenue of the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2004; (iii) any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of the Company; or (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of the Company.

            "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

            "Disclosure Schedule" shall mean the disclosure schedule delivered by the Company to Parent at the time of the execution of this Agreement.

            "Environmental Laws" means any United States federal, state, or local statute, rule or regulation relating to Hazardous Substances or the protection of the environment, including the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Expenses" means all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, financial advisors, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation of the documents related to the Merger, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

            "Fee" means an amount equal to $26,500,000.

            "Hazardous Substances" means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; and (v) any other contaminant, substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

            "Healthcare Business Segment" means clinical laboratories, healthcare services and the substance abuse testing business segment of the Company and its Subsidiaries.

            "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

            "Indebtedness" means, with respect to any person, (a) all indebtedness of such person, whether or not contingent, for borrowed money, (b) all obligations of such person for the deferred purchase price of property (other than in the ordinary course of such person's business),
      (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities, (g) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses
      (a) through (g) above guaranteed directly or indirectly in any manner by such person and (i) all Indebtedness referred to in clauses (a) through
      (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness.

            "knowledge of the Company" or "Company's knowledge" means the actual knowledge of the individuals listed on Schedule 1.01(a) hereto.

            "Law" means any United States or non-United States federal, national, supranational, state, provincial, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of a Governmental Authority.

            "Material Adverse Effect" means any event, circumstance or change that, individually or in the aggregate with all other events, circumstances or changes, has, or is reasonably likely to (i) have a materially adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, or (ii) prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that the definition of "Material Adverse Effect" shall not include any event, circumstance, change or effect resulting from or relating to (A) changes in general United States economic conditions or changes in the general economic conditions in the geographic areas in which the Company or any Subsidiary operates, so long as in any such case the Company and its Subsidiaries, taken as a whole, are not materially disproportionately affected relative to other entities that operate in such geographic areas, (B) changes affecting the industries within which the Company and the Subsidiaries operate, so long as in any such case the Company and its Subsidiaries, taken as a whole, are not materially disproportionately affected relative to other industry participants, (C) changes in any applicable Law, (D) the execution or public announcement of this Agreement or the transactions contemplated hereby, (E) actions expressly required to be taken by the Company pursuant to the terms of this Agreement, or (F) any act of terrorism or war (whether or not threatened, pending or declared).

            "Ohio Minority Holders" means Vincent DeRisio, Marie Zurieck, Joanne Griffith, Rick Margraf and Kenneth W. Clarke.

            "Order" means any executive order, injunction, judgment, decree or other order of a Governmental Authority.

            "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Specified Amount" means an amount equal to or in excess of two and one-half percent (2.5%) of the consolidated revenues of the Company for its fiscal year ended December 31, 2004.

            "State Farm Master Agreement" means the Revised Master Agreement for Outsourcing Services between State Farm and the Company, dated October 27, 2000.

            "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly through one or more intermediaries.

            "Superior Proposal" means an unsolicited written bona fide offer made by a third party to consummate any Competing Transaction (i) that is on terms that the Company Board determines in its good faith judgment (after consultation with its financial advisor and after taking into account all the terms and conditions of the contemplated transaction) are more favorable to the Company's shareholders (in their capacity as shareholders) from a financial point of view than this Agreement (taking into account any alterations to this Agreement agreed to in writing by Purchaser in response thereto in accordance with Section 7.04), (ii) that is not conditioned upon receipt of requisite financing or for which financing, to the extent required, is then committed and (iii) that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel (who may be the Company's regularly engaged independent legal counsel)) is reasonably capable of being consummated; provided, however, that for purposes of this definition the reference to "15%" in clauses (ii), (iii) and (iv) of the definition of Competing Transaction shall be deemed to be a reference to "50%."

            "Tax Return" shall mean any return, report, declaration, election, estimate, claim for refund, information return, statement, form or other document filed or required to be filed with any Governmental Authority, in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax, and including any schedule or attachment thereto and any amendment thereof.

            "Taxes" shall mean (a) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, severance, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges, and (b) any liability for the payment of any Tax (i) as a result of being a member of a consolidated, combined, unitary or affiliated group that includes any other person, (ii) by reason of any obligation to indemnify or otherwise assume or succeed to the liability of any other person for Taxes, including, without limitation, a tax sharing, tax indemnity or similar agreement and (iii) by reason of transferee or successor liability, whether imposed by Law, contractual arrangement or otherwise.

            (b) The following terms have the meaning set forth in the Sections set forth below:

      Defined Term                                        Location of Definition
      ------------                                        ----------------------

      "Action"......................................           ss. 4.09
      "Agreement"...................................           Preamble
      "Balance Sheet"...............................           ss. 4.07(c)
      "Certificates"................................           ss. 3.04(b)
      "Change in the Company Recommendation"........           ss. 7.04(c)
      "CLIA"........................................           ss. 4.06(d)

      Defined Term                                        Location of Definition
      ------------                                        ----------------------

      "Closing".....................................           ss. 2.02
      "Company".....................................           Preamble
      "Company Board"...............................           Preamble
      "Company Employees"...........................           ss. 7.05(a)
      "Company Preferred Stock".....................           ss. 4.03(a)
      "Company Shareholders Meeting"................           ss. 7.01
      "Company Stock Awards"........................           ss. 4.03(a)
      "Confidentiality Agreement"...................           ss. 7.03(b)
      "Credit Agreement"............................           ss. 4.03(d)
      "Debentures"..................................           ss. 4.03(b)
      "Disclosure Schedule".........................           ss. 4.01(b)
      "Dissent Shares"..............................           ss. 3.03(a)
      "DOJ".........................................           ss. 7.08(b)
      "Effective Time"..............................           ss. 2.02
      "Enforceability Exceptions"...................           ss. 4.04(a)
      "Environmental Permits".......................           ss. 4.16
      "ERISA".......................................           ss. 4.10(a)
      "FTC".........................................           ss. 7.08(b)
      "GAAP"........................................           ss. 4.07(b)
      "Governmental Authority"......................           ss. 4.05(b)
      "HSR Filing"..................................           ss. 7.08(b)
      "Indemnifiable Claim".........................           ss. 7.06(c)
      "Indemnitees".................................           ss. 7.06(c)
      "Intellectual Property".......................           ss. 4.14(b)
      "IRS".........................................           ss. 4.10(a)
      "Lease Documents".............................           ss. 4.13(b)
      "Liens".......................................           ss. 4.17(a)
      "Listed Contracts"............................           ss. 4.18(a)
      "Management Letters"..........................           ss. 4.07(d)
      "Merger"......................................           Recitals
      "Merger Consideration"........................           ss. 3.01(a)
      "MGBCL".......................................           Recitals
      "Multiemployer Plan"..........................           ss. 4.10(b)
      "Multiple Employer Plan"......................           ss. 4.10(b)
      "Outside Date"................................           ss. 9.01(b)
      "Parent"......................................           Preamble
      "Paying Agent"................................           ss. 3.04(a)
      "Plans".......................................           ss. 4.10(a)
      "Pre-Closing Service".........................           ss. 7.05(a)
      "Proxy Statement".............................           ss. 4.05(b)
      "Purchaser"...................................           Preamble
      "Requisite Shareholder Approval"..............           ss. 4.04(c)
      "Rights"......................................           ss. 4.03(b)
      "Rights Agreement"............................           ss. 4.03(b)
      "SEC Reports".................................           ss. 4.07(a)

      Defined Term                                        Location of Definition
      ------------                                        ----------------------

      "Share".......................................           Recitals
      "Stock Option"................................           ss. 3.02
      "Subsidiary"..................................           ss. 4.01(a)
      "Surviving Corporation".......................           ss. 2.01
      "Third Party".................................           ss. 7.04(b)

                                   ARTICLE II
                                   THE MERGER

          SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the MGBCL, at the Effective Time (as defined in Section 2.02), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

          SECTION 2.02 Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VIII, but in no event later than five business days after all such conditions have been satisfied or waived, the parties hereto shall cause the Merger to be consummated by filing articles of merger complying with the requirements of the MGBCL with the Secretary of State of the State of Missouri. The Merger shall become effective at the time of the issuance of the certificate of merger by the Secretary of State of the State of Missouri (the "Effective Time"). Immediately prior to the filing of the articles of merger, a closing ("Closing") shall be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII.

          SECTION 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the MGBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

          SECTION 2.04 Articles of Incorporation; Bylaws. (a) At the Effective Time, and subject to Section 7.06(a), the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Law and such Articles of Incorporation.

          (b) At the Effective Time, and subject to Section 7.06(a), the Bylaws of the Company shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

          SECTION 2.05 Directors and Officers. At the Effective Time, the directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving

Corporation, each to hold office in accordance with the MGBCL, the Articles of Incorporation and the Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE III
                            CONVERSION OF SECURITIES

          SECTION 3.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of any of the following securities:

               (a) Each Share issued and outstanding immediately prior to the Effective Time (other than the Shares cancelled in accordance with Section 3.01(b) and Dissent Shares (as hereinafter defined), if any) shall be cancelled and shall be converted automatically into the right to receive from the Surviving Corporation $43.90 per share in cash, without interest (the "Merger Consideration"), payable to the holder thereof upon surrender, in the manner provided in Section 3.04 of the certificate or certificates which immediately prior to the Effective Time evidenced such Shares.

               (b) Each Share that is held by the Company as treasury stock or by any of its Subsidiaries and any Shares owned by Parent or Purchaser immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefor.

               (c) Each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          SECTION 3.02 Employee Stock Options. The Company shall (i) use its reasonable best efforts to, effective as of the Effective Time, terminate the Company Stock Option Plans, as amended through the date of this Agreement, (ii) use its reasonable best efforts to cause, effective at or prior to the Effective Time, each outstanding option to purchase Shares (each, a "Stock Option") granted under the 1987 Long-Term Incentive Plan that is outstanding and unexercised prior to the Effective Time, to either (A) be exercised or terminated prior to the Effective Time or (B) be cancelled as of the Effective

Time to the extent in effect immediately prior to the Effective Time (subject to the obligations of the Surviving Corporation in the immediately following sentence), (iii) cause each Stock Option that is outstanding and unexercised prior to the Effective Time under the 1997 Long-Term Incentive Plan to become fully vested and exercisable prior to the Effective Time and be cancelled as of the Effective Time to the extent in effect immediately prior to the Effective Time (subject to the obligations of the Surviving Corporation in the immediately following sentence) and (iv) cause each Stock Option that is outstanding and unexercised prior to the Effective Time under the 2001 Long-Term Incentive Plan to become fully vested and exercisable prior to the Effective Time and either
(A) be exercised or terminated prior to the Effective Time or (B) be cancelled as of the Effective Time to the extent in effect immediately prior to the Effective Time (subject to the obligations of the Surviving Corporation in the immediately following sentence). Each holder of a Stock Option that is outstanding and unexercised immediately prior to the Effective Time and that has an exercise price per share that is less than the per share Merger Consideration applicable to the Shares issuable to the holder of such Stock Option upon exercise shall be entitled (subject to the provisions of the last sentence of this Section 3.02) to be paid by the Surviving Corporation immediately after the Effective Time, in exchange for the cancellation of such Stock Option, an amount in cash, with respect to each Share subject to the Stock Option, equal to the excess of the applicable per share Merger Consideration payable with respect to such Share over the applicable per share exercise price of such Stock Option. Any payments made pursuant to this Section 3.02 shall be subject to all applicable federal, state and local Tax withholding requirements.

          SECTION 3.03 Dissent Rights. (a) Notwithstanding any provision of this Agreement to the contrary, to the extent permitted by the MGBCL, Shares that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such Shares pursuant to, and who complies in all respects with, Section
351.455 of the MGBCL (collectively, the "Dissent Shares") shall not be converted into, or represent the right to receive, the Merger Consideration. Such shareholders shall be entitled to payment of the fair value of such Dissent Shares in accordance with and subject to Section 351.455 of the MGBCL; provided, however, that if any holder of Dissent Shares shall have failed to perfect or effectively shall have withdrawn or lost their right to be paid fair value under
Section 351.455 of the MGBCL, then the right of such holder to be paid fair value for such Dissent Shares shall cease and such Dissent Shares shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender of the certificate or certificates that formerly evidenced such Shares, in the manner provided in Section 3.04.

          (b) The Company shall give Parent (i) prompt notice of any demands for payment of the fair value of any Shares received by the Company, withdrawals of such demands, and any other related instruments served pursuant to the MGBCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment of fair value under the MGBCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for payment of fair value or offer to settle or settle any such demands.

          SECTION 3.04 Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company reasonably satisfactory to the Company to act as agent (the "Paying Agent") for the holders of Shares to receive the funds to which holders of Shares shall become entitled pursuant to Section 3.01(a). Immediately after the Effective Time, Parent shall, or shall cause Purchaser to, transfer such funds to the Paying Agent by wire transfer of immediately available funds. Such funds shall be invested by the Paying Agent as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's

Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion. Any net profit resulting from, or interest income produced by, such investments shall be payable to Parent.

          (b) Promptly after the Effective Time, but in no event later than three business days thereafter, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 3.01(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates, to the Paying Agent and which shall be in such form and with such additional provisions as the Surviving Corporation may reasonably specify) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If the payment equal to the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate formerly evidencing Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of Purchaser that such Taxes either have been paid or are not applicable. If any holder of Shares is unable to surrender such holder's Certificates because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and, if required by the Surviving Corporation, indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation.

          (c) At any time following the nine-month anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds that had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar Law.

          (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Law.

          SECTION 3.05 Withholding Rights. Each of Parent, Purchaser, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amount as it is required to deduct and withhold with respect to the making of such payment under the Code or any Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

                                  ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            As an inducement to Parent and Purchaser to enter into this Agreement, except as set forth in the Disclosure Schedule or specifically disclosed in the SEC Reports filed prior to the date of this Agreement, the Company hereby represents and warrants to Parent and Purchaser as follows:

          SECTION 4.01 Organization and Qualification; Subsidiaries. (a) The Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each subsidiary of the Company (each a "Subsidiary") is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not have a Material Adverse Effect. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Material Adverse Effect.

          (b) A true and complete list of all the Subsidiaries, together with the jurisdiction of organization of each Subsidiary, the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 4.01(b) of the Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          SECTION 4.02 Articles of Incorporation and Bylaws. The Company has heretofore furnished to Parent a complete and correct copy of the Articles of Incorporation and the Bylaws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary. Such Articles of Incorporation, Bylaws or equivalent organizational documents, as amended to date, are in full force and effect. Neither the Company nor any

Subsidiary is in violation of any of the provisions of its Articles of Incorporation, Bylaws or equivalent organizational documents.

          SECTION 4.03 Capitalization. (a) The authorized capital stock of the Company consists of 40,000,000 Shares and 3,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). As of the date of this Agreement, (i) 17,489,058 Shares are issued and outstanding (excluding Shares held in the treasury of the Company), all of which are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii) 538,671 Shares are held in the treasury of the Company,
(iii) no Shares are held by the Subsidiaries and (iv) 1,621,920 Shares are reserved for future issuance pursuant to outstanding Company Stock Options and other purchase rights (the "Company Stock Awards") granted pursuant to the Company Stock Option Plans. As of the date of this Agreement, no shares of Company Preferred Stock are issued and outstanding. Section 4.03(a)(i) of the Disclosure Schedule sets forth the following information with respect to each Company Stock Award outstanding on the date of this Agreement: (i) the name of the Company Stock Award recipient; (ii) the particular plan pursuant to which such Company Stock Award was granted; (iii) the number of Shares subject to such Company Stock Award; (iv) the exercise or purchase price of such Company Stock Award; (v) the date on which such Company Stock Award was granted; (vi) the applicable vesting schedule; and (vii) the date on which such Company Stock Award expires. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

          (b) Except (i) as set forth in Section 4.03(a) of this Agreement, (ii) for the rights (the "Rights") issued pursuant to the Rights Agreement, dated as of February 11, 2000, as amended by Amendment No. 1 to Rights Agreement, dated as of August 31, 2001, and Amendment No. 2 to Rights Agreement, dated as of April 20, 2005 (as so amended, and as further amended from time to time, the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as rights agent, in respect of which no Distribution Date (as defined in the Rights Agreement) has occurred, (iii) for the 3.50% Convertible Senior Debentures Due 2034 (the "Debentures") issued pursuant to the Indenture, dated as of June 25, 2004, between the Company and Wells Fargo Bank, National Association, as trustee and (iv) for the 1,398 shares of voting common stock, par value $0.01, of LabOne of Ohio, Inc., a Delaware corporation, owned by the Ohio Minority Holders, there are no (A) subscriptions, calls, contracts, options, warrants or other rights, agreements, arrangements, understandings, restrictions or commitments of any character to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, other equity interests in or debt securities of, the Company or any Subsidiary, (B) securities of the Company or securities convertible, exchangeable or exercisable for shares of capital stock or voting securities of the Company, or (C) equity equivalents, stock appreciation rights, phantom stock, ownership interests in the Company or any Subsidiary or similar rights. All Shares subject to issuance as set forth in Section 4.03(a) of this Agreement, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. Except for the Debentures, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding securities of the Company or any Subsidiary, to vote or to dispose of any Shares or any capital stock of any Subsidiary or to make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person. None of the Company or any Subsidiary is a party to any shareholders' agreement, voting trust agreement or registration rights agreement relating to any equity securities of the Company or any Subsidiary or any other Contract relating to disposition, voting or dividends with respect to any equity securities of the Company or of any Subsidiary, other than the registration rights agreement entered into in connection with the Debentures. No dividends on the Shares have been declared or have accrued since December 31, 2004. All of the Shares have been issued by the Company in compliance with applicable federal securities Laws.

          (c) Each outstanding share of capital stock (or other equity interest) of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and other than the shares of LabOne of Ohio, Inc. owned by the Ohio Minority Holders, each such share is owned by the Company or another Subsidiary free and clear of all options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting, dividend or transfer rights, charges and other encumbrances or liens of any nature whatsoever.

          (d) The only principal amount of outstanding indebtedness for borrowed money of the Company and the Subsidiaries (not including intercompany amounts, capital leases, purchase price obligations with respect to acquisitions or the Debentures) is (i) $9,000,000 in aggregate principal amount of City of Lenexa, Kansas Taxable Industrial Revenue Bonds due September 1, 2009, (ii) borrowings that would be permitted under Section 6.01(e) of this Agreement if incurred after the date hereof and (iii) CDN$1,000,000 (one-million Canadian dollars) outstanding as of the date hereof under the Company's $175,000,000 Amended and Restated Credit Agreement, dated as of August 11, 2004, among the Company, the lenders named therein and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent (the "Credit Agreement").

          SECTION 4.04 Authority Relative to this Agreement. (a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Requisite Shareholder Approval, to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company or its holders of Shares are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, (i) obtaining the Requisite Shareholder Approval and (ii) filing and recording appropriate merger documents as required by the MGBCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (collectively, the "Enforceability Exceptions"). The Company Board has unanimously approved this Agreement and no restrictions on business combinations set forth in the MGBCL shall apply to the Merger.

          (b) The Company Board, at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement and the Merger contemplated by this Agreement and directing the submission of this Agreement to a vote at a meeting of shareholders of the Company, (ii) determining that the terms of the Merger are fair to and in the best interests of the Company and its shareholders and (iii) subject to the terms of this Agreement, recommending that the Company's shareholders approve this Agreement. Such resolutions are the only resolutions necessary in order for the Merger to comply with Article Ten and Article Twelve of the Company's Articles of Incorporation. In addition, based upon the representations made in Section 5.07 hereof, the Company Board has taken all action necessary to render (A) Section 351.407 of the MGBCL and (B)
Section 351.459 of the MGBCL inapplicable to this Agreement, the Merger, and to Parent and Purchaser to the extent of this Agreement, or the Merger. No other state takeover statute or regulation is applicable to Company with respect to this Agreement or the Merger.

          (c) The only vote of holders of any class or series of capital stock of the Company necessary to approve this Agreement and the Merger is the approval of this Agreement by the holders of two-thirds or more of the outstanding Shares (the "Requisite Shareholder Approval").

          SECTION 4.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger by the Company will not, (i) conflict with or violate the Articles or the Bylaws or the articles of incorporation or bylaws (or any equivalent organizational documents) of any Subsidiary, (ii) assuming that all consents, approvals and other authorizations described in Section 4.05(b) of this Agreement have been obtained and that all filings and other actions described in Section 4.05(b) of this Agreement have been made or taken, conflict with or violate any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) except with respect to the Debentures, result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except with respect to clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation by the Company of the Merger will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States or non-United States supranational, national, federal, state, provincial, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a

"Governmental Authority"), except for (i) applicable requirements, if any, of the Exchange Act or state securities Laws, (ii) the pre-merger notification requirements of the HSR Act, (iii) the filing with the SEC of a proxy statement relating to the approval of this Agreement by the Company's shareholders (as amended or supplemented from time to time, the "Proxy Statement"), (iv) any required filing with, and any approvals required under, the rules and regulations of the NASDAQ National Market, (v) the filing and recordation of appropriate merger documents as required by the MGBCL, and (vi) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect.

          SECTION 4.06 Permits; Compliance. (a) The Company and each Subsidiary is in compliance with all Laws applicable to the Company or any Subsidiary or by which its or any of their respective properties or assets are bound, except for any such failure to be in compliance which would not have a Material Adverse Effect. The Company and the Subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises from any Governmental Authority required to own, lease and operate their respective properties or conduct their respective businesses as now being conducted, except for any such permit, license, authorization, exemption, order, consent, approval or franchise the absence of which would not have a Material Adverse Effect.

          (b) None of the Company or any Subsidiary or any individual who is currently an executive officer, director or, to the knowledge of the Company, employee of the Company or any Subsidiary (i) has been convicted of, or to the knowledge of the Company, charged with a Medicare, Medicaid or state health program-related offense, (ii) since December 31, 2002, has been convicted of, or to the knowledge of the Company, investigated for or charged with a violation of Law related to fraud, theft, embezzlement, financial misconduct or obstruction of an investigation, (iii) has been excluded or suspended from participation in Medicare, Medicaid or any federal or state health program, or (iv) since December 31, 2002, has been subject to any Order of, or any criminal or civil fine or penalty imposed by, any Governmental Authority with respect to any such Medicare, Medicaid or any other federal or state health care program.

          (c) The Company has made available to Parent prior to the date of this Agreement true and complete copies of (i) all material surveys, reports, notices, inquiries, subpoenas and other correspondence related to any certification, licensure or other inspections directly or indirectly impacting the Healthcare Business Segment, and summaries of all proficiency test results relating to the Healthcare Business Segment for the period from December 31, 2002 (or, if later than such date, in the case of a Subsidiary, from the date such entity became a Subsidiary) through the date hereof, (ii) all material written inquiries, notices, requests for records, subpoenas and correspondence received by the Company or any Subsidiary related to utilization, reimbursement or other material audits or investigations relating to the Healthcare Business Segment for the period from December 31, 2002 (or, if later than such date, in the case of a Subsidiary, from the date such entity became a Subsidiary) through the date hereof, (iii) filings made by the Company or any Subsidiary pursuant to
Section 1887 of the Social Security Act (42 U.S.C. Section 1395nn), and (iv) all current licenses or certifications of the Company or any Subsidiary under the Clinical Laboratory Improvement Act of 1988 and the regulations promulgated thereunder ("CLIA").

          (d) Except as would not be material to the Company and the Subsidiaries, taken as a whole, (i) none of the Company nor any Subsidiary has engaged in any activities that are prohibited under or would violate Medicare and Medicaid statutes, 42 U.S.C. Sections 1320a 7a and 7b, or the regulations promulgated pursuant to such statutes, or comparable state or local Law or rules of professional conduct, (ii) the Company and the Subsidiaries have timely and accurately filed all requisite claims and other reports required to be filed in connection with all applicable state and federal Medicare and Medicaid programs due on or before the date of this Agreement, (iii) there is no arrangement providing for any rebates, kickbacks or other forms of compensation that is unlawful to be paid to any person or entity in return for the referral of business or for the arrangement for recommendation of such referrals, and (iv) none of the Company nor any Subsidiary has any financial arrangement which renders any of its billings unlawful pursuant to any Law.

          (e) To the knowledge of the Company, all agreements of the Company and the Subsidiaries with third party healthcare payors were entered into by the Company or a Subsidiary, as the case may be, in the ordinary course of business. The Company and the Subsidiaries are in compliance with each of their respective third party healthcare payor agreements, and the Company and the Subsidiaries have properly charged and billed in accordance with the terms of their respective third party healthcare payor agreements, including, where applicable, billing and collection of all deductibles and co-payments, except for any such failure to comply or to properly charge and bill that would not have a Material Adverse Effect.

          (f) Neither the Company nor any Subsidiary has since December 31, 2002 (or, if later than such date, in the case of a Subsidiary, from the date such entity became a Subsidiary) received written notice from any Governmental Authority that it has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Authority, professional review organization, accrediting organization or certifying agency for the purpose of any alleged improper activity on the part of such entity, other than routine audits or inquiries and other than those that would not have a Material Adverse Effect.

          SECTION 4.07 SEC Filings; Financial Statements. (a) The Company has filed or otherwise transmitted all forms, reports, statements, schedules, registration statements and other documents required to be filed by it with the SEC since December 31, 2002 (such forms, reports, statements, schedules, registration statements and other documents being collectively, the "SEC Reports"). Each SEC Report (i) at the time it was filed or, if amended, as of the date of such amendment, complied in all material respects and was prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, each in effect on the date so filed, and
(ii) did not, at the time it was filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in such statements or the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (including, in each case, in any notes thereto, and subject, in the case of unaudited statements, to normal period-end adjustments).

          (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as of December 31, 2004, including the notes thereto (the "Balance Sheet"), neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), in each case that is required by GAAP to be set forth in a consolidated balance sheet of the Company or disclosed in the notes thereto, except for liabilities and obligations (including purchasing obligations) (i) incurred in the ordinary course of business since December 31, 2004, or (ii) that would not be material to the Company and its Subsidiaries taken as a whole.

          (d) Section 4.07(d) of the Disclosure Schedule lists all "management letters" and other similar letters relating to the Company's or any of its Subsidiaries' internal controls and accounting practices that have been received by the Company from its independent accountants since January 1, 2002 (the "Management Letters"). True and complete copies of all Management Letters have been made available to Parent.

          (e) The Company conducted an assessment of its internal control over financial reporting as of December 31, 2004 pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and found it to be effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and, since such time, to the knowledge of the persons listed on Schedule 1.01(a) hereto, the Company has obtained no knowledge of any material weaknesses or significant deficiencies in internal control over financial reporting. The management of the Company has (x) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities and such controls are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and (y) disclosed on a timely basis, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (f) Since December 31, 2002, neither the Company, any Subsidiary nor, to the Company's knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls or any complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices. To the knowledge of the Company, no attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company. Since December 31, 2002, there have been no internal investigations regarding accounting or financial reporting discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

          SECTION 4.08 Absence of Certain Changes or Events. Since March 31, 2005, except as expressly contemplated by this Agreement, (a) the Company and the Subsidiaries have conducted their businesses in all material respects only in the ordinary course of business and in a manner consistent with past practice, and (b) there has not been any Material Adverse Effect, and none of the Company or any Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of the covenants set forth in
Section 6.01(a), (c), (d), (e), (g), (h) or (j) hereto.

          SECTION 4.09 Absence of Litigation. There is no material litigation, suit, claim, action, proceeding or, to the knowledge of the Company, investigation (an "Action") pending or, to the knowledge of the Company, threatened in writing against the Company or any Subsidiary, by or before any Governmental Authority. Neither the Company nor any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any continuing order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would have a Material Adverse Effect.

          SECTION 4.10 Employee Benefit Plans. (a) Section 4.10(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of, or any current or former consultant to, the Company or any Subsidiary, (ii) each employee benefit plan for which the Company or any Subsidiary could incur material liability under
Section 4069 of ERISA in the event such plan has been or were to be terminated,
(iii) any material plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any material contracts, arrangements or understandings between the Company or any Subsidiary, on the one hand, and any employee of the Company or any Subsidiary, on the other hand, relating to employee benefits or to the sale of the Company or any Subsidiary (collectively, the "Plans"). Each Plan is in writing and the Company has made available to Parent a true and complete copy of each Plan and has made available to Parent a true and complete copy of each of the following, if any, prepared in connection with each such
Plan: (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared financial statement in connection with each such Plan. Neither the Company nor any Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by applicable Law, including ERISA or the Code, or as contemplated by this Agreement.

          (b) None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

          (c) Each Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and the Subsidiaries have performed in all material respects the obligations to be performed by them under, and are not in any material respect in default under or in violation of, any Plan.

          (d) For each Plan that is intended to be qualified under Section 401(a) or Section 401(k) of the Code, the IRS has issued a favorable "GUST" determination letter (taking into account the changes in the qualification requirements made by the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, the Tax Reform Act of 1997, the IRS Restructuring and Reform Act of 1998 and the Community Renewal Relief Act of 2000) that has not been revoked, and no events have occurred that would have or that would reasonably be expected to have a Material Adverse Effect on the qualified status of such Plans or a loss of the tax-exempt status of the related trust. The Company has timely adopted all amendments to the Company's 401(k) Plan required by the Code (and the applicable rulings and final regulations thereunder), ERISA or other applicable law, including, without limitation, amendments required by the Economic Growth and Tax Relief Reconciliation Act of 2001 and Section 401(a)(9) of the Code and the applicable rulings and final regulations thereunder. To the knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

          (e) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Company nor any Subsidiary has incurred any material liability under, arising out of or by operation of Title IV of ERISA, including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and to the knowledge of the Company no fact or event exists that could give rise to any such liability.

          (f) All contributions, premiums or payments required to be made prior to the date hereof with respect to any Plan have been made in all material respects on or before their due dates. No deduction with respect to any Plan for income Tax purposes has been challenged or disallowed by any Governmental Authority and no fact or event exists which could reasonably give rise to any such challenge or disallowance, except for any failure that would not have a Material Adverse Effect.

          (g) Except as provided in Section 3.02, (i) neither the execution of this Agreement, shareholder approval of the principal terms of this Agreement nor the consummation of the transactions contemplated hereby will (A) entitle any employees of the Company or any Subsidiary to severance pay or any increase in severance pay upon any termination of employment after the date hereof, or
(B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any of the Plans and (ii) none of the Plans in effect on the date of this Agreement would result separately or in the aggregate (including as a result of this Agreement or the transactions contemplated hereby) in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

          (h) The Company and each Subsidiary has timely given any and all notices and taken any other actions required with respect to the Worker Adjustment and Retraining Notification Act of 1988, as amended, or other similar Laws of any state or other jurisdiction.

          SECTION 4.11 Labor and Employment Matters. There are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary, on the one hand, and any of their respective employees, on the other hand, which controversies would have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees. There are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary. There is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary. All individuals classified by the Company or any Subsidiary as independent contractors have been properly classified as non-employees for purposes of applicable Laws, except as would not be material to the Company and its Subsidiaries taken as a whole.

          SECTION 4.12 Information Supplied. The Proxy Statement that will be mailed to shareholders of the Company in connection with the Company Shareholders Meeting (as defined in Section 7.01) shall not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed or otherwise disseminated to shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which shall have become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent, Purchaser or any of Parent's or Purchaser's representatives for inclusion in the foregoing documents. The Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

          SECTION 4.13 Real Property; Title to Assets. (a) Section 4.13(a) of the Disclosure Schedule lists each parcel of real property owned by the Company or any Subsidiary and the location of such real property. Each parcel of real property owned by the Company or any Subsidiary (i) is owned free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any lease, license, occupancy agreement, easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer (collectively, "Liens"), other than (A) Liens for current Taxes and assessments not yet due for which adequate reserves have been established in accordance with GAAP, (B) inchoate Liens imposed for construction work in progress, including mechanics' liens, workers' or repairmen's liens, (C) Liens securing obligations under the Credit Agreement, or
(D) Liens that do not adversely affect in any material respect the use or operation of the applicable property owned by the Company or such Subsidiary, and (ii) is neither subject to any Order to be sold nor is being condemned, expropriated or otherwise taken by any Governmental Authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed, except as would not have materially adversely affected the value or use of the applicable property owned by the Company or such Subsidiary.

          (b) Section 4.13(b) of the Disclosure Schedule lists each parcel of real property currently leased or subleased by the Company or any Subsidiary that involves consideration in excess of $100,000 per calendar year or $500,000 in the aggregate for the remaining term of such lease or sublease (without renewal of such lease or sublease), and the location of such real property, with the name of the lessor and the date of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by the Company or any Subsidiary in connection therewith and each amendment to any of the foregoing (collectively, the "Lease Documents"). True, correct and complete copies of all Lease Documents have been made available to Parent. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default or event of default) by the Company or any Subsidiary or, to the Company's knowledge, by the other party to such lease or sublease, or person in the chain of title to such leased premises, and, to the knowledge of the Company, neither tenant nor landlord has exercised any right to terminate such leases and subleases as a result of a default under such leases and subleases by either tenant or landlord.

          (c) Except as would not materially adversely affect the value or use of the applicable property owned by the Company or such Subsidiary, (i) there are no contractual or legal restrictions that preclude or restrict the ability to use any real property owned by the Company or any Subsidiary or leased by the Company or any Subsidiary pursuant to a sale-leaseback transaction for the purposes for which it is currently being used, and (ii) there are no latent defects or adverse physical conditions affecting the real property owned by the Company or any Subsidiary, and improvements thereon, owned by the Company or any Subsidiary or leased by the Company or any Subsidiary pursuant to a sale-leaseback transaction.

          SECTION 4.14 Intellectual Property. (a) Section 4.14(a) of the Disclosure Schedule sets forth a true and complete list of all patents, patent application, copyright registrations and applications, trademark registrations and applications and domain name registrations that are owned by the Company and/or the Subsidiaries as of the date of this Agreement. The Company and/or the Subsidiaries exclusively own each such item free and clear of encumbrances, and, to the knowledge of the Company, each is subsisting, valid and enforceable, and is not subject to any outstanding judgment, order or license adversely affecting in any material respect the Company's and/or the Subsidiaries' use thereof in the ordinary course of the Company's and/or the Subsidiaries' respective businesses or its/their rights thereto.

          (b) The Company and the Subsidiaries own or have the rights to use all patents, inventions, copyrights, software, trademarks, service marks, domain names, trade dress, trade secrets and all other intellectual property rights of any kind or nature ("Intellectual Property") used in their business as currently conducted, which rights shall survive the execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, except as would not have a Material Adverse Effect. To the knowledge of the Company, such Intellectual Property is not being infringed by any third party. To the knowledge of the Company, neither the conduct of the Company nor any of the Subsidiaries infringes Intellectual Property of any third party.

          (c) The Company and the Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their trade secrets and other confidential Intellectual Property. To the Company's knowledge, there has been no misappropriation of any trade secret or other confidential information of the Company or the Subsidiaries.

          SECTION 4.15 Taxes. Except as would not have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have timely filed (or have had filed on their behalf) all Tax Returns they were required to file, and have paid all Taxes that have become due and payable, except such Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in the relevant financial statements in accordance with GAAP; (ii) all such Tax Returns are true, accurate and complete; (iii) adequate reserves have been provided in the relevant financial statements as required by GAAP for all Taxes not yet due and payable; (iv) neither the IRS nor any other United States or non-United States taxing authority or agency has asserted in writing or, to the knowledge of the Company, has threatened to assert against the Company or any Subsidiary any deficiency or claim for any Taxes; (v) there are no pending or, to the knowledge of the Company, threatened actions, investigations, suits, Governmental Authority proceedings or audits for the assessment or collection of Taxes against the Company or any Subsidiary; (vi) neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax;
(vii) neither the Company nor any Subsidiary has made an election under Section 341(f) of the Code; (viii) there are no Tax Liens upon any property or assets of the Company or any of the Subsidiaries except Liens for current Taxes not yet due; (ix) neither the Company nor any of the Subsidiaries is a party to any agreement, understanding, or arrangement (with any person other than the Company and/or any of the Subsidiaries) relating to allocating or sharing of any amount of Taxes; (x) neither the Company nor any of the Subsidiaries has any liability for any amount of Taxes of any person other than the Company or any of its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or by contract; (xi) neither the Company nor any Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355 of the Code within the past five years; (xii) neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any transaction occurring in, or a change in accounting method made for, a taxable period ending on or before the Effective Time; (xiii) there is no material intercompany income or gain which may in the future become taxable to the Company or any Subsidiary, whether on disposition of particular Subsidiaries or otherwise; and (xiv) neither the Company nor any Subsidiary has participated in "listed transactions" or "reportable transactions" or "tax shelters" within the meaning of the Code requiring it to file, register, prepare, produce or maintain any disclosure, report, list or any other statement or document under Section 6111 or 6112 of the Code, except as set forth on Section 4.15 of the Disclosure Schedule, in which case the Company or the relevant Subsidiary has filed all disclosures and properly registered or maintained all lists, reports and other similar documents in compliance and as required by Section 6011, 6111, or 6112 of the Code and the Treasury regulations issued thereunder.

          SECTION 4.16 Environmental Matters. Except as would not have a Material Adverse Effect, (a) neither the Company nor any of the Subsidiaries has violated or is in violation of any Environmental Law; (b) neither the Company nor any of the Subsidiaries has received written notice of liability or is aware of facts or circumstances reasonably likely to result in written notice of liability, for any off-site contamination by Hazardous Substances; except, with respect to any such notification, to the extent that such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; (c) neither the Company nor any of the Subsidiaries has received written notice of liability or is aware of facts or circumstances reasonably likely to result in written notice of liability, under any Environmental Law (including, without limitation, pending or threatened liens) except, with respect to any such notification, to the extent that such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise; (d) each of the Company and each Subsidiary has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); (e) each of the Company and each Subsidiary is in compliance with its Environmental Permits; and (f) neither the execution of this Agreement nor the consummation of the Merger will require any investigation, remediation or other action pursuant to any applicable Environmental Law or Environmental Permit with respect to any real property owned or leased by the Company or any of the Subsidiaries.

          SECTION 4.17 Rights Agreement. The Company Board has taken all action necessary so that none of the execution or delivery of this Agreement and the consummation of the Merger will result in (i) the occurrence of the "flip-in event" described under Section 11(a)(ii) of the Rights Agreement, (ii) the occurrence of the "flip-over event" described in Section 13 of the Rights Agreement, or (iii) the rights becoming evidenced by, and transferable pursuant to, certificates separate from the certificates representing Shares.

          SECTION 4.18 Listed Contracts. (a) Except for any default that would not, individually or in the aggregate with any other defaults, have a Material Adverse Effect (i) neither the Company nor any of the Subsidiaries is in default under any Listed Contract to which the Company or any of the Subsidiaries is a party or by which it or any of its respective properties or assets are bound nor, to the knowledge of the Company, is any other party thereto in default thereunder, and (ii) no event has occurred that with the lapse of time or the giving of notice or both would constitute a default under any such Listed Contract by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party. No party to any such Listed Contract has given written notice to the Company or any of the Subsidiaries of, or made a claim against the Company or any of the Subsidiaries with respect to, any breach or default under any such Listed Contract, in any such case, where such breach or default would have a Material Adverse Effect. Assuming the Listed Contracts have been duly authorized, executed and delivered by the respective other parties thereto, except as would not have a Material Adverse Effect, the Listed Contracts are valid, binding and enforceable obligations of the Company, the Subsidiaries and the other parties thereto, subject to the Enforceability Exceptions. Schedule
4.18 of the Disclosure Schedule sets forth the following contracts and agreements (the "Listed Contracts"):

          (i) each contract and agreement (other than (A) contracts and agreements otherwise made available or otherwise disclosed to Parent pursuant to the terms of this Agreement and (B) supplier and vendor contracts), whether or not made in the ordinary course of business, that contemplates an exchange of consideration with a value of more than $1,000,000 in the aggregate, on an annual basis, in each case determined by the revenue received under each such contract during the 12-month period ended June 30, 2005 (except for insurance services group customer contracts, which are based upon revenue received under each contract during the fiscal year ended December 31, 2004);

          (ii) all contracts and agreements under which the Company or any Subsidiary provides or receives laboratory management services or specimen collection services;

          (iii) all contracts and agreements with group purchasing organizations, managed care companies, and third party payors (except for contracts with LabCard(R) customers which shall be set forth in Section 4.18(a) of the Disclosure Schedule pursuant to clause (i) of this Section 4.18(a) to the extent required to be listed pursuant to such clause);

          (iv) contracts and agreements with each of the Company's top 10 substance abuse testing customers determined by the revenue received from such customers during the 12-month period ended June 30, 2005;

          (v) each of the top ten supply agreements determined by the amounts paid by the Company during the 12-month period ended June 30, 2005;

          (vi) all contracts and agreements under which the Company or any Subsidiary referred specimens to a third party for testing that involved payments made in excess of $1,000,000 during the fiscal year ending December 31, 2004;

          (vii) all contracts and agreements evidencing Indebtedness;

          (viii) any contract that would be required to be filed by the Company as a material contract pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

          (ix) all partnership and joint venture agreements;

          (x) all contracts and agreements that (A) limit or purport to limit the ability of the Company or any Subsidiary or, to the Company's knowledge, any key executives of the Company or any Subsidiary, to compete in any line of business or with any person or in any geographic area or during any period of time (except with respect to the use of information pursuant to any confidentiality or non-disclosure agreement), (B) require the Company or any Subsidiary to use any supplier or third party for all or substantially all of the Company's or the Subsidiaries' requirements or needs, (C) limit or purport to limit the ability of the Company or any Subsidiary to solicit any customers or clients of the other parties thereto, (D) require the Company or any Subsidiary to provide to the other parties thereto "most favored nations" pricing, (E) require the Company or any Subsidiary to market or co-market any clinical laboratory services or other products or services of a third party, or (F) any "take-or-pay" contract or other similar agreement or arrangement requiring the Company or any Subsidiary to make a minimum payment for goods or services from third party suppliers irrespective of usage;

          (xi) all executory contracts, agreements and arrangements between the Company or any of its Subsidiaries and any other party relating to the acquisition or disposition by the Company or such Subsidiary (including, without limitation, by merger, consolidation, acquisition of stock or assets or any other business combination) of any corporation, partnership, other business organization or division thereof, in each case since December 31, 2002 and for an aggregate purchase price in excess of $5,000,000; and

          (xii) each of the top ten contracts or arrangements between the Company or any Subsidiary and any paramedical examination company determined by the revenue received under such contracts during the 12-month period ended June 30, 2005.

          (b) The Company has furnished or made available to Parent a true, complete and correct copy of all written Listed Contracts, together with all amendments, waivers or other changes thereto, and has given a written description of all oral contracts included in the Listed Contracts.

          SECTION 4.19 Insurance. The Company maintains insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and its Subsidiaries taken as a whole. The Company has not received any notice of cancellation or termination with respect to any such insurance policy. Each such insurance policy is in full force and effect and the premiums due thereunder have been paid as they became due and payable. Section 4.19 of the Disclosure Schedule sets forth the premiums paid by the Company with respect to directors' and officers' liability insurance policies as of the date of this Agreement.

          SECTION 4.20 Interested Party Transactions. To the knowledge of the Company, no director, officer or other affiliate of the Company or any Subsidiary has (i) an economic interest in any person that furnishes or sells services or products that the Company or any Subsidiary furnishes or sells; (ii) an economic interest in any person that purchases from or sells or furnishes to the Company, or any Subsidiary, any goods or services; (iii) a beneficial interest in any party (other than the Company or any Subsidiary) to any Listed Contract; or (iv) any contractual or other arrangement with the Company or any Subsidiary (excluding employment, director, management or consulting arrangements and benefit programs); provided, however, that ownership of no more than two percent (2%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section 4.20.

          SECTION 4.21 Customers and Suppliers. Section 4.21 of the Disclosure Schedule sets forth a true and complete list of the Company's top ten customers of each of the risk assessment, healthcare and substance abuse testing business segments (based on the revenue from such customers during the 12-month period ended June 30, 2005). As of the date of this Agreement, none of the Company's customers listed in Section 4.21 of the Disclosure Schedule accounted for more than three percent (3%) of the Company's consolidated revenues during the 12-month period ended June 30, 2005, other than pursuant to the State Farm Master Agreement, and since June 30, 2004, none of such customers and no material supplier of the Company and its Subsidiaries (i) has cancelled or otherwise terminated any contract with the Company or any Subsidiary prior to the expiration of the contract term or (ii) to the Company's knowledge, as of the date of this Agreement, has threatened, or indicated its intention in writing, to cancel or otherwise terminate its relationship with the Company or its Subsidiaries or to reduce substantially its purchase from or sale to the Company or any Subsidiary of any products, goods or services.

          SECTION 4.22 Brokers. No broker, finder or investment banker (other than J.P. Morgan Securities Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and J.P. Morgan Securities Inc. pursuant to which such firm would be entitled to any payment relating to the Merger.

          SECTION 4.23 Opinion of Financial Advisor. The Company has received the written opinion of J.P. Morgan Securities Inc., dated as of the date of this Agreement, to the effect that, as of such date, the consideration to be received by the shareholders of the Company in the Merger is fair from a financial point of view to such shareholders.

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

          As an inducement to the Company to enter into this Agreement, Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company as follows:

          SECTION 5.01 Corporate Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prohibit or materially delay consummation of the Merger or otherwise prevent Parent or Purchaser from performing its obligations under this Agreement.

          SECTION 5.02 Authority Relative to This Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Merger have been duly and validly authorized by all necessary corporate action on the part of Parent and Purchaser, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the MGBCL). This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery by the Company constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms.

          SECTION 5.03 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, and the consummation of the Merger by Parent and Purchaser will not (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent or the Articles of Incorporation or Bylaws of Purchaser, (ii) assuming that all consents, approvals and other authorizations described in Section 5.03(b) have been obtained and that all filings and other actions described in Section 5.03(b) have been made or taken, conflict with or violate any Law applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, prohibit or materially delay consummation of the Merger or otherwise prevent Parent or Purchaser from performing its obligations under this Agreement.

          (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act or state securities Laws, (ii) the pre-merger notification requirements of the HSR Act, (iii) the filing and recordation of appropriate merger documents as required by the MGBCL, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prohibit or materially delay consummation of the Merger, or otherwise prevent Parent or Purchaser from performing its obligations under this Agreement.

          SECTION 5.04 Information Supplied. The information supplied by Parent for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed or otherwise disseminated to shareholders of the Company, at the time of the Company Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which shall have become false or misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives for inclusion in any of the foregoing documents. The information supplied by Parent for inclusion in the Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

          SECTION 5.05 Financing. At the Effective Time, Parent will have sufficient funds to permit Purchaser to consummate the Merger and pay the Merger Consideration and the amounts payable to the holders of Stock Options pursuant to Section 3.02.

          SECTION 5.06 Brokers. No broker, finder or investment banker (other than Merrill Lynch & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Purchaser.

          SECTION 5.07 Ownership of Shares. None of Parent, any of its subsidiaries or any of their respective controlled affiliates beneficially owns any Shares.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 6.01 Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as required by Law, as otherwise specifically contemplated by this Agreement or as set forth in the Disclosure Schedule, unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld or delayed), the businesses of the Company and the Subsidiaries shall be conducted in all material respects only in the ordinary course of business and in a manner consistent with past practice; and the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations. By way of amplification and not limitation, except as expressly contemplated by this Agreement and Section 6.01 of the Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

          (a) amend or otherwise change its Articles of Incorporation or Bylaws;

          (b) (i) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock of the Company or any Subsidiary, or any Company Stock Options or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company or any Subsidiary (except for the issuance of shares of Common Stock upon exercise of outstanding Company Stock Options or upon conversion of the Debentures) or (ii) sell, pledge, dispose of, encumber, or authorize the sale, pledge, disposition or encumbrance of, any assets of the Company or any Subsidiary, except (x) immaterial assets in the ordinary course of business and in a manner consistent with past practice or (y) assets held for resale;

          (c) authorize, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any direct or wholly owned Subsidiary to the Company or any other Subsidiary;

          (d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or that of any Subsidiary, other than in connection with the exercise of employee stock options or the purchase of stock of LabOne of Ohio, Inc. from the Ohio Minority Holders pursuant to the terms of existing agreements with the Ohio Minority Holders;

          (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any business, corporation, partnership, other business organization or any division thereof ; (ii) repurchase, repay, cancel or incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances or grant any security interest in any of its assets, except for the incurrence of any indebtedness that does not exceed $1,000,000 individually or $1,500,000 in the aggregate and that arises in the ordinary course of business and is consistent with past practice (which shall be deemed to include the renewal of and borrowings and repayments under the Credit Agreement); (iii) enter into any contract or agreement that requires the payment of more than $1,500,000 during the term of such contract or agreement other than contracts or agreements that are terminable pursuant to the terms of such contract upon not more than 90 days' notice without penalty (it being agreed and understood that retroactive price increases permitted under the terms of such agreement shall not be considered for purposes of determining the aggregate payments required under any such contract or agreement or constitute a penalty under any such contract or agreement); (iv) (x) with respect to fiscal year 2005, authorize, or make any commitment with respect to, capital expenditures outside of the Company's fiscal year 2005 capital expenditure budget, attached hereto as Schedule 6.01(e), other than any individual capital expenditure in excess of $500,000 or aggregate capital expenditures in excess of $1,500,000 for the Company and its Subsidiaries, taken as a whole, and (y) with respect to fiscal year 2006, authorize, or make any commitment with respect to, capital expenditures, which in the case of any individual capital expenditure is in excess of $1,500,000 or which in the case of aggregate capital expenditures is in excess of $5,000,000 for the Company and the Subsidiaries, taken as a whole, in any fiscal quarter; or
     (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 6.01(e); except in each case as may reasonably be required in connection with the construction of the Cincinnati Facility as disclosed in Section 6.01(e) of the Disclosure Schedule;

          (f) except in each case as required to comply with any Plan, written policy or agreement in effect on the date of this Agreement that has been previously disclosed in writing to Parent, increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any Subsidiary who are not directors or officers of the Company or any Subsidiary, or grant any severance or termination pay to, or enter into any employment or severance agreement with (other than employment offer letters which do not provide for severance on termination provisions), any director, officer or other employee of the Company or of any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (g) change any of the accounting principles, policies or procedures used by it other than as required by GAAP or applicable Law, which Law shall have been enacted or effective after the date hereof;

          (h) make, revoke or change any express or deemed Tax election or method of Tax accounting, settle or compromise any material liability with respect to Taxes, consent to any material claim or material assessment relating to Taxes or waive the statute of limitations for any such claim or assessment;

          (i) subject to Section 6.01(e)(ii), pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice;

          (j) amend or modify in any material respect or consent to the termination of any Listed Contract, or waive in any material respect any rights of the Company or any Subsidiary thereunder, other than in the ordinary course of business and consistent with past practice;

          (k) settle any material Action;

          (l) sell, transfer, or grant any license or sublicense of, or execute any agreement with respect to, any right under or with respect to any material Intellectual Property held by the Company or any of its Subsidiaries or disclose any Intellectual Property held by the Company or any of its Subsidiaries in the form of confidential information to any third party, except in the ordinary course of business and consistent with past practice; or

          (m) announce an intention, enter into any formal or informal agreement, or otherwise make a commitment, to do any of the foregoing.

                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

          SECTION 7.01 Company Shareholders Meeting. The Company shall duly call, give notice of, convene and hold a meeting of its shareholders, as promptly as reasonably practicable following the execution of this Agreement for the purpose of approving this Agreement (the "Company Shareholders Meeting"). Subject to Section 7.04(c), the Company shall (i) include in the Proxy Statement, and not subsequently withdraw or modify in any manner adverse to Purchaser or Parent, the recommendation of the Company Board that the shareholders of the Company approve this Agreement, and (ii) use its reasonable best efforts to obtain the Requisite Shareholder Approval, including, without limitation, to the extent permitted under applicable Law, postponing or adjourning the Company Shareholders Meeting to obtain a quorum or to solicit additional proxies.

          SECTION 7.02 Proxy Statement. The Company shall, as promptly as reasonably practicable following the execution of this Agreement (but in any event within 30 days thereafter unless the parties shall otherwise agree), file the Proxy Statement with the SEC under the Exchange Act, and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. Parent, Purchaser and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC with respect thereto. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to such documents being filed with the SEC or disseminated to holders of Shares and shall give Parent and its counsel a reasonable opportunity to review and comment on all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. If at any time prior to the Company Shareholders Meeting, there shall occur any event with respect to the Company, Parent or any of their Subsidiaries, or with respect to any information provided by the Company or Parent for inclusion in the Proxy Statement, which event is required by applicable Law to be described in an amendment or supplement to the Proxy Statement, such amendment or supplement shall be promptly filed with the SEC, as required by applicable Law, and disseminated to holders of Shares, as applicable. Each of the Company, Parent and Purchaser agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed, as may be required, to the holders of Shares entitled to vote at the Company Shareholders Meeting at the earliest practicable time.

          SECTION 7.03 Access to Information; Confidentiality. (a) Except as prohibited by applicable Law and subject to any applicable privileges (including the attorney-client privilege), from the date hereof until the Effective Time, upon reasonable prior notice, the Company shall, and shall cause the Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Subsidiaries to, afford the officers, employees and agents of Parent and Purchaser reasonable access during normal business hours to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Subsidiary, and the Company shall furnish Parent and Purchaser with such financial, operating and other data and information as Parent or Purchaser, through its officers, employees or agents, may reasonably request; provided that such investigation shall not unreasonably interfere with the business or operations of the Company or any Subsidiary.

          (b) All information obtained by Parent or Purchaser pursuant to this
Section 7.03 shall be kept confidential in accordance with the confidentiality agreement, dated April 13, 2005, and Supplement to Confidentiality Agreement, dated July 14, 2005 (the "Confidentiality Agreement"), between Parent and the Company.

          (c) No investigation pursuant to this Section 7.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

          SECTION 7.04 No Solicitation of Transactions. (a) The Company agrees that neither it nor any Subsidiary nor any of the directors, officers or employees of it or any Subsidiary will, and that it will instruct and use its reasonable best efforts to cause its and its Subsidiaries' directors, officers, employees, agents, advisors and other representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any Subsidiary) not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action to knowingly facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or (ii) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, or (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Competing Transaction, or (iv) authorize or permit any of the officers, directors or employees of the Company or any of its Subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries, to take any such action. The Company shall notify Parent as promptly as practicable (and in any event within one business day after the Company attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact (including material amendments or proposed material amendments). The Company shall, and shall direct or cause its and its Subsidiaries' directors, officers, employees, representatives and agents to, immediately cease and terminate any discussions or negotiations with any parties that may have been conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party and the Company also agrees to promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) the Company or any Subsidiary, if any, to return (or if permitted by the applicable confidentiality agreement, destroy) all confidential information heretofore furnished to such person by or on behalf of the Company or any Subsidiary and, if requested by Parent, to use its reasonable best efforts to enforce such person's obligation to do so. The Company shall not take any action to make the provisions of Section 351.407, Section 351.015 or Section 351.459 of the MGBCL and Article X of the Company's Articles of Incorporation inapplicable to any transaction other the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained in this Agreement, (x) neither the Company nor the Company Board shall be prohibited from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or from making any disclosure required under applicable Law or the rules of the Nasdaq National Market, and
(y) any "stop-look-and-listen" communication by the Company or the Company Board to the shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or similar communication to the shareholders of the Company in connection with the making or amendment of a tender offer or exchange offer containing the substance of a "stop-look-and-listen" communication pursuant to such Rule 14d-9(f)) shall not be considered a Change in the Company Recommendation (as hereinafter defined) or an approval, recommendation or proposal to approve or recommend any Competing Transaction.

          (b) Notwithstanding anything to the contrary in this Section 7.04, prior to obtaining the Requisite Shareholder Approval, in the event a person (a "Third Party") makes an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction, (A) the Company and its Subsidiaries, directors, officers, employees, agents, advisors and other representatives (including, without limitation, any investment broker, attorney or accountant retained by the Company or any Subsidiary) may furnish information to such Third Party (it being understood that any such information furnished to a Third Party not previously furnished to Parent shall be contemporaneously furnished to Parent), and enter into and conduct discussions and negotiations with such Third Party, regarding such proposal or offer, and (B) the Company may release the Third Party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party to the extent reasonably necessary to permit the Third Party to make and pursue the proposal or offer; provided, however, that, prior to furnishing any such information, conducting any such discussions and negotiations or releasing or waiving any such provisions, the Company Board shall have (i) determined, in its good faith judgment (after having received the advice of its financial advisor and outside legal counsel (who may be the Company's regularly engaged independent legal counsel)), that such proposal or offer constitutes or may be reasonably expected to lead to a Superior Proposal, (ii) determined, in its good faith judgment after consultation with independent legal counsel (that may be the Company's regularly engaged independent legal counsel), that a failure to furnish such information, enter into such discussions and negotiations or release or waive such provisions would be inconsistent with its fiduciary duties to the Company or its shareholders under applicable Law, (iii) provided prior written notice to Parent of its intent to furnish information to, or enter into discussions with, the Third Party, and (iv) obtained from the Third Party an executed confidentiality agreement on terms no less favorable to the Company in all material respects than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations under this Agreement).

          (c) Except as set forth in this Section 7.04(c), neither the Company Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Company Board or any such committee of this Agreement and the Merger (a "Change in the Company Recommendation") or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction. Notwithstanding the foregoing or anything else to the contrary in this Section 7.04(c), prior to obtaining the Requisite Shareholder Approval, if the Company Board has determined, in its good faith judgment (after having received the advice of its financial advisor and outside legal counsel (who may be the Company's regularly engaged independent legal counsel)), that an unsolicited, written, bona fide offer from a Third Party constitutes a Superior Proposal, then the Company may terminate this Agreement pursuant to Section 9.01(h) and enter into a definitive agreement with respect to such Superior Proposal; provided, however, that, (x) prior to taking any such action contemplated by this Section 7.04(c), the Company Board shall have determined in its good faith judgment after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that a failure to take any such action would be inconsistent with its fiduciary duties to the Company or its shareholders under applicable Law; (y) prior to entering into a definitive agreement for such a Superior Proposal (excluding a confidentiality agreement of the type referenced in Section 7.04(b)), the Company notifies Parent, in writing at least three business days prior to doing so, of its intention to enter into such definitive agreement, specifying the material terms of such proposed definitive agreement and identifying the person making such Superior Proposal, and Parent does not make, within three business days of receipt of such written notification, an offer that the Company Board determines in good faith (after having received the advice of its financial advisor and outside legal counsel (who may be the Company's regularly engaged independent legal counsel)) is at least as favorable from a financial point of view to the shareholders of the Company as such Superior Proposal, it being understood that the Company shall not enter into any definitive agreement with respect to such Superior Proposal prior to the expiration of such three business day period; and (z) the Company shall pay the Fee required under Section 9.03(a)(ii) of this Agreement to Parent simultaneously with any termination of this Agreement in accordance with the terms of this Section 7.04(c). In addition, notwithstanding the foregoing or anything else to the contrary in this Section 7.04, the Company Board may make a Change in the Company Recommendation if it determines, in its good faith judgment after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that to do otherwise would be inconsistent with its fiduciary duties to the Company or its shareholders under applicable Law.

          SECTION 7.05 Employee Benefits Matters. (a) For a period of one year from and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to honor in accordance with their terms (without amendment or modification in a manner adverse to the participants therein) all contracts, agreements, arrangements, policies, plans and commitments of the Company and the Subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company or any Subsidiary; provided, however, that Parent and the Surviving Corporation shall not be required to provide an employer stock fund in any defined contribution plan, or to make any matching or other contributions to such plans in stock; provided, further, that after the first anniversary of the Effective Time, Parent and the Surviving Corporation or any of Parent's subsidiaries shall not be prohibited from amending, modifying or terminating any such contracts, agreements, arrangements, policies, plans and commitments in accordance with their terms. Employees of the Company or any Subsidiary (the "Company Employees") shall receive credit for service accrued prior to the Effective Time with the Company or any Subsidiary ("Pre-Closing Service") for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by Parent or any of its subsidiaries (including the Surviving Corporation) that is extended to the Company Employees; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Parent and the Surviving Corporation shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of Parent or its subsidiaries and recognize, for purposes of annual deductible, co-payment and out-of-pocket limits under its medical and dental plans, deductible, co-payment and out-of-pocket expenses paid by employees of the Company and its Subsidiaries in the respective plan year in which the Effective Time occurs; and provided, further, however, that (i) all Pre-Closing Service shall be counted for purposes of determining the level of benefits under any vacation or severance plan following the Effective Time established or maintained by Parent or any of its subsidiaries (including the Surviving Corporation) that is extended to Company Employees and (ii) following the Effective Time, all employees of the Company and the Subsidiaries shall be entitled to all unused vacation time accrued as of the Effective Time. Notwithstanding any of the foregoing to the contrary, during the one-year period following the Effective Time, Parent may cause the Surviving Corporation and the other subsidiaries of Parent to provide to certain employees of the Company and the Subsidiaries all employee benefit plans, programs or arrangements of Parent or any of its subsidiaries available to similarly situated employees of Parent and its subsidiaries; provided that the employees of the Company and the Subsidiaries receive benefits under such employee benefit plans, programs or arrangements that are not less favorable than the benefits provided to similarly situated employees of Parent and its subsidiaries, in lieu of the employee benefit plans, programs or arrangements of the Company and the Surviving Corporation.

          (b) Section 7.05 of the Disclosure Schedule sets forth, with respect to certain executive officers of the Company, the cash severance payment that would be due to such executive officer under such person's employment agreement with the Company upon the termination of such person's employment with the Company after a Change of Control (as defined therein). At the Effective Time, without limiting the rights of such executive officer under such person's agreements with the Company, the Surviving Corporation will pay to such executive officer, pursuant to the employment agreement between the Company and such executive officer, the amount of the cash severance payment set forth opposite such person's name in Section 7.05 of the Disclosure Schedule.

          SECTION 7.06 Directors' and Officers' Indemnification and Insurance.
(a) The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than those set forth in the Company's Articles of Incorporation and Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by Law.

          (b) Parent shall maintain in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered on the date of this Agreement by the current directors' and officers' liability insurance policies maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are not, in the aggregate, less favorable to any beneficiary thereof) with respect to matters existing or occurring prior to the Effective Time; provided, however, that in no event shall Parent be required to expend pursuant to this Section 7.06(b) more than an amount equal to 300% of current annual premiums paid by the Company for such insurance; provided further, however, that, if the amount of premium necessary to maintain or procure such insurance coverage exceeds such maximum amount, Parent shall maintain or procure, for such six-year period, the most advantageous policies of directors' and officers' insurance obtainable for a premium equal to that maximum amount. Nothing contained in this Section 7.06(b) or otherwise in this Agreement is intended to or shall relieve any of the Company's existing insurance carriers from any obligations that such carriers now have or may in the future have relating to the Company, its Subsidiaries and any of their respective officers and directors.

          (c) In addition to the other rights provided for in this Section 7.06 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by Section 7.06(b) of this Agreement), for six years from and after the Effective Time, Parent shall, to the fullest extent permitted by the MGBCL as of the date hereof (assuming the MGBCL were applicable), indemnify and hold harmless (and release from any liability to the Surviving Corporation or any of their respective subsidiaries) the persons who, at or prior to the Effective Time, were officers or directors of the Company or any Subsidiary or served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (the "Indemnitees") against all expenses (including reimbursement for reasonable fees and expenses incurred in advance of the final disposition of any action, suit or proceeding), losses, claims, damages, judgments, fines and amounts paid in settlement that are actually and reasonably incurred by the Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, that related to an event, act or omission which occurred prior to the Effective Time by reason of the fact that such person was at or prior to the Effective Time a director or officer of the Company or any of its current or former Subsidiaries (collectively, an "Indemnifiable Claim"). In the event any Indemnifiable Claim is asserted or made within such six-year period, all rights to indemnification shall continue until such claim is disposed of or all judgments, orders, decrees or other rulings in connection with such claim are fully satisfied.

          (d) In addition to the other rights provided for in this Section 7.06, and not in limitation thereof, the Surviving Corporation, Parent and the Company agree that all individual indemnity agreements between the Company and any Indemnitees, as in effect on the date hereof, set forth in Section 4.18 or
Section 4.20 of the Disclosure Schedule, copies of which have been provided to Parent prior to the date hereof, shall survive the Effective Time and continue in full force and effect in accordance with their terms.

          (e) The provisions of this Section 7.06 will survive the Effective Time and are intended for the benefit of, and will be enforceable by, each Indemnitee and his or her heirs and representatives. Parent will pay or cause to be paid all expenses, including reasonable fees and expenses of legal counsel, that an Indemnitee may incur in enforcing the indemnity and other obligations provided for in this Section 7.06 (subject to reimbursement if the Indemnitee is subsequently determined not to be entitled to indemnification under Section 7.06).

          (f) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this
Section 7.06.

          SECTION 7.07 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which reasonably could be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (b) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder and (c) any other material development relating to the Company or the Subsidiaries; provided, however, that the delivery of any notice pursuant to this Section 7.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; provided further, however, that a failure to comply with this Section 7.07 will not constitute the failure of any condition set forth in
Article VIII or Article IX to be satisfied unless the underlying event would independently result in the failure of a condition set forth in Article VIII or
Article IX to be satisfied.

          SECTION 7.08 Further Action; Reasonable Efforts. (a) Upon the terms and subject to the conditions of this Agreement (i) each of the parties hereto shall make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the Merger and (ii) each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective the Merger as promptly as practicable, including, without limitation, using its reasonable best efforts to obtain all Permits, consents, approvals, authorizations, qualifications and Orders of Governmental Authorities as are necessary for the consummation of the Merger.

          (b) Without limiting the generality of the foregoing, each of the Company and Parent shall, in no event later than ten business days following the date hereof, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form ("HSR Filing") pursuant to the HSR Act, required for the transactions contemplated hereby. Each party's HSR Filing shall comply in all material respects with the requirements of the HSR Act, and the Company and Parent shall request early termination of the waiting period required by the HSR Act. Each of the Company and Parent shall, as promptly as practicable, provide to the FTC, DOJ and each and every federal, state, local or foreign governmental entity with jurisdiction over enforcement of any applicable antitrust or competition laws all non-privileged information and documents requested by such Governmental Authority or that is reasonably necessary or advisable to permit consummation of the transactions. Subject to applicable Law, each of the Company and Parent shall inform the other promptly of any communication made by or on behalf of such party to (including permitting the other party to review such communication in advance), or received from, any Governmental Authority relating to this Agreement or the transactions contemplated hereby and shall furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing, submission or other act that is necessary or advisable to permit consummation of the transactions under applicable Law. Subject to applicable Law, each party shall furnish the other party with copies of all substantive or otherwise material correspondence, filings, and written communications between such party and its affiliates and their respective representatives on the one hand, and any Governmental Authority on the other hand, with respect to this Agreement and the transactions contemplated hereby. Neither the Company nor Parent or Purchaser shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry relating to this Agreement or the transactions contemplated hereby unless it consults with the other party in advance, and to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat. The Company and Parent shall keep each other timely apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority relating to this Agreement or the transactions contemplated hereby.

          (c) Parent agrees to use its reasonable best efforts to avoid, resolve or eliminate each and every objection raised by the FTC, DOJ or any state antitrust Governmental Authority to the Merger asserted, or suit challenging the Merger instituted, or other impediment to the Merger under any antitrust or competition Law, so as to enable the parties to consummate the Merger as promptly as practicable. For purposes of this Section 7.08, "reasonable best efforts" shall include Parent committing to and effecting as promptly as practicable, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of such of its and its affiliates' assets or operations, and/or of the assets or operations to be acquired by it pursuant to the Merger, as is required to be sold, divested or disposed of, including entering into any agreements required to be entered into by any Governmental Authority in connection therewith, in order to obtain any required regulatory approval or to avoid the commencement of any suit or proceeding seeking, and/or to avoid entry of, and/or to effect the dissolution of, any decree, Order, judgment, injunction, temporary restraining order or other Order that would have the effect of materially delaying or prohibiting the consummation of the Merger; provided that, anything herein to the contrary notwithstanding, in no event shall Parent be required to hold separate, sell, divest or dispose of any assets or operations owned by Parent or its affiliates or by the Company or its affiliates, which individually or collectively produced aggregate revenues in calendar year 2004 in excess of the Specified Amount or hold separate, sell, divest or dispose of any full service laboratory.

          (d) Without limiting the Company's rights under Section 7.04, neither party shall or shall permit its subsidiaries to consummate another transaction or enter into an agreement with respect to another transaction or take any other action if the intent or reasonably likely anticipated consequence of such transaction or action is, or would be, to cause any Governmental Authority to delay or not grant approval of, or to take legal action to seek to prevent, the consummation, in whole or in part, of the transactions contemplated by this Agreement.

          (e) Parent's and the Company's obligations under this Section 7.08 shall include the obligation to use their respective reasonable best efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the consummation of the Merger or the other transactions contemplated hereby, including using their respective reasonable best efforts to seek to have any stay or other injunctive relief which would prohibit or materially delay or impair the consummation of the transactions contemplated by this Agreement entered by any court or other Governmental Authority reversed on appeal or vacated.

          (f) Each of the parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things reasonably necessary, proper or advisable to obtain all consents or approvals required from third parties other than Governmental Authorities in order to consummate the transactions contemplated hereby as promptly as practicable.

          SECTION 7.09 Obligations of Purchaser. Parent shall take all action necessary to cause Purchaser to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement. Parent unconditionally guarantees the full and complete performance by Purchaser or the Surviving Corporation, as applicable, of its respective obligations under this Agreement and shall be jointly and severally liable with Purchaser for any breach of any covenant or obligation of Purchaser or the Surviving Corporation, as applicable, under this Agreement.

          SECTION 7.10 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the New York Stock Exchange or the NASDAQ National Market, each of Parent and the Company shall use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger;

provided, however, that this Section 7.10 shall terminate in the event the Company Board shall have effected a Change in the Company Recommendation.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

          SECTION 8.01 Conditions to the Obligations of Parent, Purchaser and the Company. The obligations of Parent, Purchaser and the Company to consummate the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

          (a) Shareholder Approval. This Agreement shall have been approved by the requisite affirmative vote of the shareholders of the Company in accordance with the MGBCL and the Company's Articles of Incorporation.

          (b) Antitrust Waiting Period. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order that is then in effect and has the effect of making consummation of the Merger illegal or otherwise prohibiting consummation of the Merger.

          SECTION 8.02 Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction or written waiver, at or prior to the Effective Time, of the following conditions:

          Representations and Warranties. (i) (x) Each of the representations and warranties of Parent and Purchaser contained in this Agreement that is not qualified as to "materiality" (other than the representation and warranty contained in Section 5.05 of this Agreement) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, except to the extent that such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date; and (y) each of the representations and warranties of Parent and Purchaser that is qualified as to "materiality" shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date, except in the case of either (x) or (y), where any failure of such representations and warranties to be true and correct would not, individually or in the aggregate, prohibit or materially delay consummation of the Merger or otherwise prevent Parent or Purchaser from performing their obligations under this Agreement; (ii) the representation and warranty contained in
     Section 5.05 of this Agreement shall be true and correct as of the Effective Time; (iii) the covenants and agreements contained in this Agreement to be complied with by Parent and Purchaser on or before the Effective Time shall have been complied with in all material respects; and
     (iv) the Company shall have
     received a certificate from a duly authorized officer of Parent and Purchaser to the foregoing effect.

          SECTION 8.03 Conditions to the Obligations of Parent and Purchaser. The obligations of Parent and Purchaser to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

          (a) Representations and Warranties. (i) (x) Each of the representations and warranties of the Company contained in this Agreement that is qualified by reference to "materiality" or Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be so true and correct as of such other date; and (y) each of the representations and warranties of the Company that is not qualified by reference to "materiality" or Material Adverse Effect shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, except, to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be so true and correct as of such other date, except in the case of either (x) or (y) where any failure of such representations and warranties to be true and correct either individually or in the aggregate would not have a Material Adverse Effect; (ii) the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Effective Time shall have been complied with in all material respects; and (iii) Parent shall have received a certificate from a duly authorized officer of the Company to the foregoing effect.

          (b) Dissent Shares. A demand for fair value of the Shares under
     Section 351.455 of the MGBCL shall not have been perfected, asserted or demanded with respect to more than 10% of the aggregate number of Shares.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

          (a) By mutual written consent of each of Parent and the Company;

          (b) By either Parent or the Company if the Effective Time shall not have occurred on or before April 7, 2006 (the "Outside Date"); provided that such date may be extended until August 8, 2006 by either Parent or the Company if all of the conditions to Closing set forth in Article VIII (other than conditions with respect to actions the respective parties will take at the Closing itself) have been satisfied as of the Outside Date, except that (1) all applicable waiting periods under the HSR Act have not expired or been terminated or (2) an Order (whether preliminary or permanent) has been entered by a Governmental Authority which had the effect of enjoining the consummation of the Merger (other than a final and nonappealable Order); provided that the right to extend the Outside Date or terminate this Agreement under this Section 9.01(b) shall not be available to (A) Parent if its failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (B) the Company if the failure of the Company to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) By either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order prohibiting consummation of the Merger, and such Order shall have become final and nonappealable;

          (d) By Parent, in the event of a breach by the Company of any representation, warranty or covenant that would cause any condition contained in Section 8.03(a) not to be satisfied, which breach, if capable of cure, shall not have been cured within ten business days of receipt by the Company of written notice from Parent specifying such breach;

          (e) By the Company, in the event of a breach by Parent or Purchaser of any representation, warranty or covenant that would cause any condition contained in Section 8.02 not to be satisfied, which breach, if capable of cure, shall not have been cured within ten business days of receipt by Parent or Purchaser, as applicable, of written notice from the Company specifying such breach;

          (f) Subject to clause (y) of the last sentence of Section 7.04(a) of this Agreement, by Parent if, at any time prior to the date of the Company Shareholders Meeting, the Company Board shall have (i) effected a Change in the Company Recommendation or (ii) approved or recommended, or proposed to approve or recommend, any Competing Transaction;

          (g) By the Company or Parent if, upon a vote taken thereon at the Company Shareholders Meeting or any postponement or adjournment thereof, the Requisite Shareholder Approval is not obtained; or

          (h) By the Company, at any time prior to obtaining the Requisite Shareholder Approval of this Agreement, in accordance with Section 7.04(c) in order to enter into a definitive agreement with respect to a Superior Proposal.

          SECTION 9.02 Effect of Termination. In the event of the termination of this Agreement by either Parent or the Company pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto or their respective officers, directors, employees, agents, advisors or other representatives, except that (a) Section 7.03(b), this
Section 9.02, Section 9.03 and Article X shall survive termination and (b) nothing herein shall relieve any party from liability or damages arising out of any intentional or willful breach of any covenant in this Agreement prior to such termination.

          SECTION 9.03 Fees and Expenses. (a) In the event that:

          (i) this Agreement shall be terminated by Parent pursuant to clause
     (i) of Section 9.01(f), or any person (including, without limitation, the Company or any affiliate thereof) pursuant to Section 9.01(g), and (A) in the case of termination pursuant to Section 9.01(g), prior to the vote by the Company's shareholders on this Agreement, a Competing Transaction shall have been publicly announced and not withdrawn, or has otherwise become publicly known after the date of this Agreement, and (B) in the case of termination pursuant to either clause (i) of Section 9.01(f) or Section 9.01(g), the Company enters into a definitive agreement, within 12 months after such termination, relating to a Competing Transaction and such transaction is thereafter consummated, the Company shall pay the Fee to Parent on the date of completion of such transaction less any Expenses paid to Parent pursuant to Section 9.03(b);

          (ii) this Agreement is terminated pursuant to Section 9.01(h), the Company shall pay the Fee to Parent on the date of such termination; or

          (iii) this Agreement is terminated by Parent pursuant to clause (ii) of Section 9.01(f), the Company shall pay the Fee to Parent within five business days of the date of such termination.

          (b) If this Agreement is terminated by Parent pursuant to Section 9.01(d) or 9.01(f)(i) of this Agreement, then the Company shall pay to Parent, within five business days after receipt by the Company of reasonable documentation with respect to such expenses, Expenses incurred by Parent through the date of termination of this Agreement up to a maximum of $3,500,000.

          (c) Except as set forth in this Section 9.03, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Merger is consummated.

          (d) All amounts payable under this Section 9.03 shall be paid in immediately available funds to an account specified by Parent.

          (e) The Company acknowledges that the agreements contained in this
Section 9.03 are an integral part of the transactions contemplated by this Agreement and that without these agreements Parent would not enter in this Agreement. In the event that the Company shall fail to pay the Fee or Expenses, such Fee or Expenses shall be deemed to include the costs and expenses actually incurred or accrued by Parent or Purchaser (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03, together with interest on such unpaid Fee or Expenses, commencing on the date that such Fee or Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A. from time to time, in the City of New York, as such bank's base rate. Payment of the fees and expenses described in this Section 9.03 shall not be in lieu of any damages incurred in the event of a willful breach or intentional breach of any covenant in this Agreement prior to such termination.

          SECTION 9.04 Amendment and Waiver. Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors, prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the approval of this Agreement by the shareholders of the Company, no such amendment shall be made except as allowed under applicable Law. Any waiver of any term shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

                                    ARTICLE X
                               GENERAL PROVISIONS

          SECTION 10.01 Non-Survival of Representations and Warranties. The representations, warranties, covenants and agreements contained in this Agreement and in any certificate or instrument delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement, except for Section 7.06 and those other covenants or obligations that by their terms apply or are to be performed in whole or in part after the Effective Time.

          SECTION 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

            if to Parent or Purchaser:

                  Quest Diagnostics, Inc.
                  1290 Wall Street West
                  Lyndhurst, New Jersey 07071
                  Facsimile No:  (201) 559-2255
                  Attention:  General Counsel

            with a copy to:

                  Shearman & Sterling LLP
                  599 Lexington Avenue
                  New York, New York 10022
                  Facsimile No:  (212) 848-7179
                  Attention:  Clare O'Brien, Esq.
                               Stephen Besen, Esq.

            if to the Company:

                  LabOne, Inc.
                  10101 Renner Boulevard
                  Lenexa, Kansas 66219
                  Facsimile No:  913 859-6832
                  Attn:  General Counsel
            with a copy to:

                  Stinson Morrison Hecker LLP
                  1201 Walnut, Suite 2800
                  Kansas City, Missouri 64106
                  Facsimile No:  (816) 691-3495
                  Attn:  John A. Granda, Esq.

            with an additional copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  LLP
                  One New York Plaza
                  New York, New York 10004
                  Facsimile No:  (212) 859-4000
                  Attn:  Jeffrey Bagner, Esq.

          SECTION 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

          SECTION 10.04 Entire Agreement; Assignment. This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by any party hereto, except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any affiliate of Parent (who in the case of Purchaser is a corporation incorporated under Chapter 351 of the MGBCL), provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 10.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

          SECTION 10.06 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at Law or equity.

          SECTION 10.07 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the MGBCL). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in a federal court sitting in the State of Delaware. The parties hereto hereby (a) submit to the exclusive jurisdiction of any federal court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Merger may not be enforced in or by any of the above-named courts.

          SECTION 10.08 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Merger. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Merger, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.08.

          SECTION 10.09 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 10.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above.

                                    QUEST DIAGNOSTICS INCORPORATED


                                    By /s/ Surya N. Mohaparta, Ph. D.
                                       ------------------------------
                                       Name: Surya N. Mohapatra, Ph. D.
                                       Title:  Chairman, President and
                                               Chief Executive Officer


                                    FOUNTAIN, INC.


                                    By /s/ Surya N. Mohaparta, Ph. D.
                                       ------------------------------
                                       Name: Surya N. Mohapatra, Ph. D.
                                       Title:  President


                                    LABONE, INC.


                                    By /s/ W. Thomas Grant, II
                                        ----------------------
                                       Name: W. Thomas Grant, II
                                       Title:  Chairman and Chief Executive
                                               Officer

                                                                      Appendix B
                              [JPMorgan letterhead]


August 06, 2005


The Board of Directors
LabOne, Inc.
10101 Renner Boulevard
Lenexa, Kansas 66219

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the "Company Common Stock"), of LabOne, Inc. (the "Company") of the consideration to be received by such holders in the proposed merger (the "Merger") of the Company with a wholly-owned subsidiary of Quest Diagnostics Incorporated (the "Merger Partner"). Pursuant to the Agreement and Plan of Merger (the "Agreement") among the Company, the Merger Partner and Fountain, Inc. ("Merger Sub"), the Company
will become a wholly-owned subsidiary of the Merger Partner, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by any subsidiaries of the Company or by the Merger Partner or Merger Sub, will be converted into the right to receive $43.90 per share in cash.

In arriving at our opinion, we have (i) reviewed a draft dated August 5, 2005 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;
(iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the

Merger Partner under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company Common Stock in the proposed Merger and we express no opinion as to the fairness of the Merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger.

We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. Consequently, we have assumed that such terms are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to such transactions, and no opinion is expressed whether any alternative transaction might produce consideration for the Company's shareholders in an amount in excess of that contemplated in the Merger.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We and our affiliates have from time to time provided investment banking and commercial banking services to the Company, including acting as bookrunning lead managing underwriter in connection with the Company's offering of its convertible debt securities in 2004. Our affiliate, JPMorgan Chase Bank, National Association, acts as administrative agent with respect to the Company's revolving credit facility and is a lender to the Merger Partner. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the holders of the Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,



/s/ J.P. MORGAN SECURITIES INC.

                                                                      Appendix C

                 Missouri Statute 351.455. - Dissenters' Rights.

Shareholder who objects to merger may demand value of shares, when

1. If a shareholder of a corporation which is a party to a merger or consolidation and, in the case of a shareholder owning voting stock as of the record date, at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote shall file with such corporation prior to or at such meeting a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his or her shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his or her certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty-day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

2. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his or her certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

3. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under such shareholder shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

4. The right of a dissenting shareholder to be paid the fair value of such shareholder's shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

5. When the remedy provided for in this section is available with respect to a transaction, such remedy shall be the exclusive remedy of the shareholder as to that transaction, except in the case of fraud or lack of authorization for the transaction.

                            PRELIMINARY FORM OF PROXY

                                  LABONE, INC.

                         SPECIAL MEETING OF SHAREHOLDERS

                               _____________, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints W. Thomas Grant, II and Joseph C. Benage, and any one or more of them with full power of substitution, as a Proxy or Proxies to vote, as designated on the reverse side, all the shares of Common Stock of LabOne the undersigned is entitled to vote at the special meeting of shareholders of LabOne to be held on __________, 2005, or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

     If no instructions are specified, this proxy, if signed, will be voted "FOR" on Proposals 1 and 2 on the reverse side. If any other business is properly presented at the special meeting, this proxy will be voted by the above named proxies in their discretion. At the present time, the board of directors knows of no other business to be presented at the special meeting.

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                         THE ENCLOSED PREPAID ENVELOPE.

                (Continued and to be signed on the reverse side)

                       SPECIAL MEETING OF SHAREHOLDERS OF

                                  LABONE, INC.

                           _____________________, 2005



BY MAIL:                      BY TELEPHONE                 THROUGH THE INTERNET
Mark, sign and date your      (Available until ____,       (Available until ____,
proxy card                    Central                      Central
and return it in the          Time, on _______, 2005)      Time, on _______, 2005)
enclosed envelope             Call toll-free               Access website at
to:                           ________________ on          https://www._________________`
D. F. King & Co., Inc.        any touch-tone telephone to  to authorize the voting of
48 Wall Street                authorize the voting of      your
New York, New York  10005     your shares.                 shares. You may access the
(212) 269-5550 - Banks and    You may call 24 hours a      site 24
Brokers                       day, 7 days                  hours a day, 7 days a week.
     (collect calls)          a week. You will be          You will
(888) 567-1626 - All others   prompted to                  be prompted to follow simple
     (toll-free)              follow simple instructions.  instructions.




                    V Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS  RECOMMENDS A VOTE  "FOR"   PROPOSALS  1 and 2.  PLEASE SIGN,  DATE  AND  RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

                  1. Approval of the Agreement and Plan of Merger, dated as of           For      Against     Abstain
                  August 8, 2005, by and among LabOne, Inc., Quest Diagnostics           [  ]       [  ]        [  ]
                  Incorporated and Fountain, Inc.

                  2. Approval of the grant to the proxyholders of the authority          For      Against     Abstain
                  to vote in their discretion to adjourn the special meeting to          [  ]       [  ]        [  ]
                  a later date to solicit additional proxies.
-----------------
                  Should the undersigned be present and elect to vote at the Special Meeting or any postponement or adjournment thereof and after notification to the Secretary of the Company at the Special  Meeting  of the  Shareholder's
                  decision to terminate this proxy, then the power of such proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Shareholders,  by  filing of a later-dated proxy to vote on the  proposals  at the Special Meeting, or by logging onto the Internet website specified above or by calling the telephone number specified above.

                  Please complete, date and sign this proxy and return it promptly in the enclosed postage paid envelope.

[  ]    Please mark this box if you plan to attend the Special Meeting.



Signature of Shareholder _____________________   Date___________  Signature of Shareholder _____________________   Date___________

Note: Please  sign  exactly  as your name or names  appear on this  Proxy.  When shares are held jointly, each holder should sign.
      When signing as executor, administrator,  attorney,  trustee or  guardian,  please give full title as such. If the signer is a  corporation,  please sign full  corporate name by duly  authorized  officer,  giving  full  title as  such.  If signer is a partnership, please sign in partnership name by authorized person.